    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2001
                                                         REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           MOBILITY ELECTRONICS, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          3577                         86-0843914
(State or other jurisdiction of  (Primary Standard industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)       Identification Number)

                                                            RICHARD W. WINTERICH
           7955 EAST REDFIELD ROAD                        7955 EAST REDFIELD ROAD
          SCOTTSDALE, ARIZONA 85260                      SCOTTSDALE, ARIZONA 85260
                (480) 596-0061                                 (480) 596-0061
 (Address, including zip code, and telephone       (Name, address, including zip code and
 number, including area code, or registrant's      telephone number, including area code,
         principal executive offices)                      of agent for service)

                             ---------------------

                          Copies of communication to:

                               RICHARD F. DAHLSON
                             JACKSON WALKER L.L.P.
                          901 MAIN STREET, SUITE 6000
                              DALLAS, TEXAS 75202
                                 (214) 953-6000
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                            PROPOSED          PROPOSED
          TITLE OF EACH                                      MAXIMUM           MAXIMUM
       CLASS OF SECURITIES             AMOUNT TO BE      OFFERING PRICE       AGGREGATE         AMOUNT OF
         TO BE REGISTERED             REGISTERED(1)       PER SHARE(2)    OFFERING PRICE(2) REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.....   5,724,266 shares         $2.81        $16,099,498.12       $4,024.87
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of our common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2) The price of $2.81 is estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market on January 26, 2001, solely for the purpose of determining the amount of the registration fee.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SUBJECT TO COMPLETION, DATED JANUARY 31, 2001

[MOBILITY ELECTRONICS LOGO]

MOBILITY ELECTRONICS, INC.
5,724,266 SHARES

COMMON STOCK
The stockholders of Mobility Electronics, Inc. listed in this prospectus are offering for sale and may sell from time to time some or all of the 5,724,266 shares of our common stock under this prospectus. This offering is not being underwritten. The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares, however, we will pay substantially all of the expenses of this offering, estimated at approximately $89,024.87. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer of solicitation may not lawfully be made.

Our common stock is quoted on the Nasdaq National Market under the symbol "MOBE." On January 26, 2001, the average of the high and low price for the common stock was $2.81.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is January   , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
Prospectus Summary..........................................      3
The Offering................................................      6
Risk Factors................................................      7
Use Of Proceeds.............................................     17
Dividend Policy.............................................     17
Price Range Of Common Stock.................................     17
Selling Stockholders........................................     18
Plan Of Distribution........................................     19
Selected Consolidated Financial Data........................     21
Management's Discussion And Analysis Of Financial Condition
  And Results Of Operations.................................     23
Liquidity And Capital Resources.............................     31
Business....................................................     36
Management..................................................     51
Principal Stockholders......................................     60
Certain Transactions........................................     62
Description Of Capital Stock................................     65
Interests Of Named Experts And Counsel......................     73
Experts.....................................................     73
Mobility Electronics, Inc. And Subsidiaries Index To
  Consolidated Financial Statements.........................    F-1
Part II Information Not Required In Prospectus..............   II-1
Signatures..................................................  II-14
Power Of Attorney...........................................  II-14
Index To Exhibits

     Mobility Electronics(R), EASi(R), EasiDock(R), Split Bridge(TM) and our stylized logo are trademarks of Mobility Electronics, Inc. All other tradenames or trademarks appearing in this prospectus are the property of their respective owners.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF WHEN THIS PROSPECTUS IS DELIVERED OR THE DATE OF ANY SALE OF OUR COMMON STOCK.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Included in this prospectus, exhibits and associated documents are "forward-looking" statements we believe are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as well as historical information. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations reflected in such forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Factors which could cause actual results to differ from these forward-looking statements include, but are not limited to, factors described in the "Risk Factors" section and elsewhere in this prospectus.

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus including "Risk Factors" and the consolidated financial statements, before making an investment decision.

                                  OUR BUSINESS

     Mobility Electronics designs, develops and markets technology and products for the computer industry as well as for a broad range of related microprocessor applications. These technologies and products allow the connection of the computer to various peripherals using a remote peripheral component interface, or PCI bus, technology. Our proprietary Split Bridge(TM) technology consists of a Split Bridge(TM) link, typically two customized semiconductors, or chips, two connectors and a high-speed cable. Our technology for the first time allows any computer's primary PCI bus, which is the heart of the computer, to be extended to a remote location of up to 17 feet with virtually no software requirements or performance degradation. This enables architectural designs of computer systems and applications that previously were not feasible.

     Unlike traditional communication protocols such as universal serial bus, or USB, firewire, or IEEE 1394, Ethernet and small computer systems interface, or SCSI , Split Bridge(TM) offers a combination of simplicity, high performance and technological superiority. Since Split Bridge(TM) technology extends the PCI bus, it can accommodate any of the traditional communication protocols in the remote location as if they are attached to the primary PCI bus. Our Split Bridge(TM) technology won PC Week's "Best New Technology" award at the fall 1999 COMDEX trade show, and was runner-up for the "Technology Achievement of the Year Award" at the Mobile Insights 2000 Conference. We have two Split Bridge(TM) patents that are issued by the U.S. Patent and Trademark Office.

     Today the most prevalent computer architecture, which is incorporated into virtually all computer systems and in many related microprocessor applications, uses the PCI bus. However, historically the PCI bus could not be extended more than a few inches. This extension is necessary to alleviate the physical printed circuit board, or PCB, space constraints on the computer motherboard, and restrictions on the number of lines, or circuits, and electrical loads that can be attached to the PCI bus. Consequently, the industry faced a number of difficult physical and electrical constraints when designing computer systems and products. Additionally, traditional communication protocols, which attempt to address these limitations, have numerous disadvantages when compared to our Split Bridge(TM) technology since they generally require a processor, extensive software and other related items.

     Our Split Bridge(TM) technology eliminates many of these physical and electrical constraints by allowing one or more Split Bridge(TM) chips to be attached to a computer's primary PCI bus, with the mating Split Bridge(TM) chips installed at a remote location along with an extended secondary PCI bus. Split Bridge(TM) technology thus substantially reduces the need for available physical space on the primary PCB by eliminating the requirement that all the circuitry be on the main computer motherboard, and by allowing the extension cable and connectors to be small and flexible. Moreover, since all of the secondary PCI bus loads and peripherals do not need to be physically attached to the primary PCI bus, Split Bridge(TM) technology enables input/output devices, peripherals and other technologies to be placed in multiple remote locations.

     Our first major application for Split Bridge(TM) technology is the creation of a new universal docking product category which allows users of portable computers to configure a flexible, high performance docking solution that meets their individual needs. More importantly, our universal docking products are compatible with most makes and models of portable computers, thus facilitating the use of a portable computer as a true desktop replacement.

     According to IDC, a leading industry source, the market for portable computers, excluding handheld devices, is expected to grow at a compounded annual growth rate of 13.8% from 15.5 million units in 1998 to approximately 29.6 million units in 2003. In addition, IDC forecasts that the handheld market will grow at a compounded annual growth rate of over 39.8% from
6.6 million units in 1998 to approximately 35.2 million units by 2003. Coupled with this trend toward portability, there has been an increased demand for computers that are smaller and lighter but have processing functionality similar to that of the traditional desktop computer. To make these smaller and lighter computers more convenient to use in the office and home, docking stations are required to allow users to connect to networks, peripheral devices and external power sources, providing users with all of the features and functionality of a traditional desktop computer.

     We believe that our Split Bridge(TM) docking station products, which offer a combination of universality and expandability, create the basis for a connectivity standard for the portable computer industry. This would allow the user to replace the desktop computer with a fully integrated, customizable mobile computing system and purchase docking solutions independent of the choice of computer.

     Our universal docking station product line further provides distributors, retailers and value-added resellers with the ability to carry a limited number of universal and expandable docking products, as opposed to many individual docking stations that only work with one computer model. Thus, distributors, retailers and value-added resellers can offer flexible choices to their customers and have products readily available when new computer models are launched, while at the same time simplifying their dock inventory requirements. Finally, these products offer computer original equipment manufacturers, or OEMs, the ability to use our standardized docking solution for all of their portable computer models.

     Our second major application for our Split Bridge(TM) technology is the provision of additional lower cost expansion and backup capacity, remote access and enhanced communication among computers in the server, desktop and keyboard-video-mouse, or KVM, switch markets in partnership with Avocent Corporation and 2C Computing, Inc. Potential future applications include business machines, such as copiers and printers, test equipment, modular computers, computer data storage, in-home remote computer extension and any other application that can benefit from extending the PCI bus or from enhanced communication among computers.

     In addition to our Split Bridge(TM) technology products, we also design, develop and market a range of connectivity and power products for portable computers. Our current major customers include Acer, Buy.com, CDW, Comark, Compaq, CompUSA, Computers for Sure, Dell, Gateway, Hewlett-Packard, Hitachi, IBM, Ingram Micro, Insight, Microwarehouse, Mitsubishi, Mobile Planet, NEC, Propeller Portable Computer, Tandy, Targus, Tech Data, Toshiba and Value America. We also have important strategic relationships with 2C Computing, 3Com, Avocent, LSI Logic, Molex, Philips, Silicon Image, Solectron, Targus and others.

     We were formed as a limited liability company under the laws of the State of Delaware in May 1995, and were converted to a Delaware corporation by a merger effected in August 1996, in which we were the surviving entity. We changed our name from "Electronics Accessory Specialists International, Inc." to "Mobility Electronics, Inc." on July 23, 1998. We conducted an initial public offering of 4,000,000 shares of our common stock effective June 30, 2000. As part of the initial public offering, we granted the underwriters a 30-day option from the effective date to purchase up to 600,000 additional shares of common stock to cover over-allotments. On July 28, 2000, the underwriters exercised their 30-day option in full and purchased 600,000 additional shares of common stock. Our principal executive offices are located at 7955 East Redfield Road, Scottsdale, Arizona 85260, and our telephone number is (480) 596-0061. Unless otherwise indicated in this prospectus, references to "Mobility," "us," "we" and "our" refer to Mobility Electronics, Inc. and shall include our predecessor, Electronics Accessory Specialists International, L.L.C. Our website is located at www.mobl.com. The information contained on our website does not constitute part of this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-1 to register the shares of common stock being offered by this prospectus. In addition, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Prospective purchasers may read and copy any reports, statements or other information we file at the SEC's public reference facilities in Washington, D.C., New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services, at the web site maintained by the SEC at http://www.sec.gov. In addition, our common stock is listed on Nasdaq under the symbol "MOBE." As allowed by SEC rules, this prospectus does not contain all the information contained in the registration statement or in exhibits to the registration statement.

                                  THE OFFERING

Common stock offered by Mobility....None

Common stock offered by the selling
  stockholders:

Presently outstanding shares........562,098 shares

Maximum number of shares issued or
that may be issued upon exercise of
  outstanding warrants..............3,484,287 shares

Maximum number of shares issued or
that may be issued upon conversion
  of outstanding shares of Series C
  Preferred stock...................1,677,881 shares

TOTAL...............................5,724,266 shares

Common stock outstanding............14,323,100 shares(1)

Use of proceeds.....................We will not receive any proceeds from the resale of shares offered hereby, all of
                                    which proceeds will be paid to the selling stockholders.

Nasdaq National Market Symbol......."MOBE"
------------

(1) As of December 31, 2000. Does not include shares of common stock that are reserved for issuance upon conversion of Series C preferred stock, or upon exercise of outstanding warrants and options.

                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Any of the following risks could cause the trading price of our common stock to decline.

WE HAVE A HISTORY OF LOSSES AND MAY NOT BE PROFITABLE IN THE FUTURE.

     We have experienced significant operating losses since inception and, as of September 30, 2000, have an accumulated deficit of approximately $57.3 million. We expect to continue to incur operating losses in fiscal 2000. If we do not achieve continued revenue growth sufficient to absorb our recent and planned expenditures, we could experience additional losses in future periods, including 2001. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.

     We anticipate that in the future we will make significant investments in our operations, particularly to support technological developments and sales activities and, that as a result, operating expenses will continue to increase. We intend to make such investments on an ongoing basis, primarily from cash generated from operations and, to the extent necessary, funds available from our lines of credit, as we develop and introduce new products and expand into new markets such as international, direct and OEM markets. If total revenue does not increase with capital or other investments, we are likely to continue to incur net losses and our financial condition could be materially adversely affected. We have not yet achieved profitability, and there can be no assurance that we will achieve or sustain profitability on a quarterly or annual basis.

OUR FUTURE SUCCESS IS UNCERTAIN BECAUSE SPLIT BRIDGE(TM) TECHNOLOGY IS NEW TO OUR BUSINESS.

     We began developing the Split Bridge(TM) technology during the first quarter of 1998, and in the fourth quarter of 1998, we changed our overall strategy to pursue the application of the Split Bridge(TM) technology as our primary focus. Prior to changing our business strategy, we developed and manufactured port replicators and power products. Our new business focus and strategy may not be successful. In addition, because we have only recently begun to focus our business on the development and application of the Split Bridge(TM) technology, we cannot be sure that our business model and future operating performance will yield the results that we seek. Our operating results for future periods are subject to all of the risks and uncertainties inherent in the establishment of new business enterprises. Our future operating results will depend upon, among other factors:

     - computer OEM acceptance of our Split Bridge(TM) technology and products;

     - the level of product technology and price competition for our universal docking, server and Split Bridge(TM) products;

     - our ability to defend our patents and patents pending;

     - our success in establishing and expanding our direct and indirect distribution channels with corporate and consumer portable computer users;

     - our success in establishing universal docking products as a retail product line;

     - our success in attracting and retaining strategic partners, joint ventures and licensing opportunities;

     - our success in attracting and retaining motivated and qualified personnel, particularly in the technical area; and

     - our development and marketing of new products and Split Bridge(TM) technology applications.

WE MAY NOT ACHIEVE ANTICIPATED REVENUES IF MARKET ACCEPTANCE OF OUR SPLIT BRIDGE(TM) TECHNOLOGY IS NOT FORTHCOMING.

     We believe that revenues from universal docking stations will account for a material portion of our revenues for the foreseeable future. Our future financial performance will depend on market acceptance of our Split Bridge(TM) technology, including our universal connectivity station product line. The market for docking stations is characterized by ongoing technological developments, frequent new product announcements and introductions, evolving industry standards and changing customer requirements. As a result, if our Split Bridge(TM) technology and universal connectivity product line do not achieve widespread market acceptance, we may not achieve anticipated revenues. Although PCI is an industry standard, the operating systems used by our customers may not be compatible with certain products in our universal docking product line and, as a result, the available market for our products may be limited.

     Our future financial performance also depends in large part on the existence and continued growth of market demand for universal connectivity stations. There can be no assurance that the market or demand for universal connectivity stations, if any, will develop and continue to grow. Any failure of this market to develop or grow or our failure to develop a universal connectivity station that satisfies market needs or that works with all computer makes or models could have a material adverse effect on us. In addition, demand for our products is primarily driven by the underlying market demand for portable computers. Should the growth in demand for portable computers be inhibited, we may not achieve anticipated revenues.

OUR OPERATING RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS, AND AN UNANTICIPATED DECLINE IN REVENUES MAY CAUSE OUR STOCK PRICE TO FALL.

     It is likely that in some future quarter or quarters our operating results will be below the expectations of securities analysts and investors. If a shortfall in revenues occurs, the market price for our common stock may decline significantly. The factors that may cause our quarterly operating results to fall short of expectations include:

     - our ability to develop and market our new Split Bridge(TM) products in a timely manner;

     - the timing of our, and our competitors, new product or technology introductions and product enhancements;

     - market acceptance of our Split Bridge(TM) products and technology;

     - the size and timing of customer orders;

     - difficulties with new Split Bridge(TM) production implementation or supply chain;

     - seasonality of sales;

     - product defects and other product quality problems due to the recent development of our Split Bridge(TM) technology;

     - our ability to attract and retain strategic partners to continue the advances necessary for Split Bridge(TM)technology;

     - the degree and rate of growth of the markets in which we compete and the accompanying demand for our products;

     - our ability to expand our internal and external sales forces and build the required infrastructure to meet anticipated growth; and

     - our suppliers' ability to perform under their contracts with us.

     Many of these factors are beyond our control. For these reasons, you should not rely on period-to-period comparisons of our financial results to forecast our future performance.

WE MAY NOT BE ABLE TO ADEQUATELY MANAGE OUR ANTICIPATED GROWTH, WHICH COULD IMPAIR OUR EFFICIENCY AND NEGATIVELY IMPACT OUR OPERATIONS.

     We may not be able to manage our growth effectively, which could impair our efficiency, reduce the quality of our solutions, impair further growth and harm our business, financial condition and operating results. If we do not effectively manage this growth, we may not be able to operate efficiently or maintain the quality of our products. Either outcome could harm our operating results. In the past, we have experienced rapid growth, and we plan to continue to expand our operations. This expansion is expensive and places a significant strain on our personnel and other resources. For example, our universal connectivity station product line is expected to result in a significant increase in the number of shipments to and from our Scottsdale, Arizona facility. To manage our expanded operations effectively, we will need to further improve our operational, financial and management systems and successfully hire, train, motivate and manage our employees.

OUR FAILURE TO RESPOND TO RAPID TECHNOLOGICAL CHANGES MAY IMPAIR OUR OPERATING RESULTS.

     The market for our universal connectivity station product line is new and emerging, and is characterized by rapid technological advances, changing customer needs and evolving industry standards. Accordingly, to realize our expectations regarding our operating results, we depend on our ability to:

     - develop, in a timely manner, new products and services that keep pace with developments in technology;

     - meet evolving customer requirements; and

     - enhance our current product and service offerings and deliver those products and services through appropriate distribution channels.

     We may not be successful in developing and marketing, on a timely and cost-effective basis, either enhancements to our Split Bridge(TM) technology products or new products which respond to technological advances and satisfy increasingly sophisticated customer needs. If we fail to introduce new products, our operating results may suffer. In addition, if new industry standards emerge that we do not anticipate or adapt to, our products could be rendered obsolete and our business could be materially harmed. Alternatively, any delay in the development of technology upon which our products are based could result in our inability to introduce new products as planned. For example, certain products that we are currently developing depend upon the availability of USB 2.0. The success and marketability of technology developed by others is beyond our control.

WE DEPEND ON LARGE PURCHASES FROM A FEW SIGNIFICANT CUSTOMERS, AND ANY LOSS, CANCELLATION OR DELAY IN PURCHASES BY THESE CUSTOMERS COULD CAUSE A SHORTFALL IN REVENUE.

     We derive a substantial portion of our product sales through a relatively small number of OEMs and third-party distributors. For the year ended December 31, 1998, OEMs and distributors represented 42.8% and 26.8%, respectively, of our sales during that period. For the year ended December 31, 1999, OEMs and distributors represented 60.8% and 24.8%, respectively, of our sales during that period. For the nine months ended September 30, 2000, OEMs and distributors represented 74.5% and 25.5%, respectively, of our net product sales during that period.

     While our financial performance depends on large orders from a few significant OEMs and third-party distributors, with the exception of Targus, our contractual relationships are generally non-exclusive and cancelable upon notice to us. In addition:

     - our distributor agreements generally do not require minimum purchases;

     - our customers can stop purchasing and our distributors can stop distributing our products at any time; and

     - our distributor agreements generally are not exclusive and are for one year terms, with no obligation of the distributors to renew the agreements.

     Net product sales to Targus totaled 16.2% for the year ended December 31, 1998, 26.6% for the year ended December 31, 1999, and 26.0% for the nine months ended September 30, 2000. We primarily sell custom products to Targus. The agreement is renewable in one year increments and does not allow product returns. Targus is responsible for all costs incurred on custom products built on its behalf.

     Because our expenses are based on our revenue forecasts, a substantial reduction or delay in sales of our products to, or unexpected returns from OEMs and distributors, or the loss of any significant customer could harm our business. Although our largest customers may vary from period-to-period and we expect to diversify our customers in the future, our operating results for any given period may continue to depend to a significant extent on large orders from a small number of customers.

     There can be no assurance that our distributors will continue their current relationships with us or that they will not give higher priority to the sale of other products, which could include products of our competitors. In addition, effective distributors must devote significant technical, marketing and sales resources to an often lengthy sales cycle. There can be no assurance that our current and future distributors will devote sufficient resources to market our products effectively or that economic or industry conditions will not adversely affect such distributors. A reduction in sales efforts or a discontinuance of distribution of our products by our distributors could lead to reduced sales. In addition, because we sell a significant portion of our products through distributors, it is difficult for us to monitor end user demand for our products on a current basis. For example, third-party distributors may place large initial orders which may not be indicative of long-term end user demand.

     Our operating results could also be materially adversely affected by changes in distributors' inventory strategies, which could occur rapidly and, in many cases, may not be related to end user demand. New products may require different marketing, sales and distribution strategies than those for our current products. There can be no assurance that our distributors will choose or be able to effectively market these new products or to continue to market our products.

OUR RELIANCE ON SINGLE OR LIMITED SOURCES FOR KEY COMPONENTS MAY INHIBIT OUR ABILITY TO MEET CUSTOMER DEMAND.

     The principal components of our docking station products are purchased from outside vendors. We buy components under purchase orders and generally do not have long-term agreements with our suppliers. Any termination of or significant disruption in our relationship with our component suppliers may prevent us from filling customer orders in a timely manner, as we generally do not maintain large inventories of our components. We purchase a number of the components for our products from sole or a limited number of suppliers; for example, Philips is currently our sole supplier of Split Bridge(TM) technology ASIC chips, Molex is our sole supplier of certain system connectors for use with our universal docking products, EFA is the only manufacturer of our USB docking stations and Solectron is the only company that produces our Split Bridge(TM) universal docking stations for us. EFA and Solectron are located in the Far East. We have occasionally experienced and may in the future experience delays in delivery of such components. Although alternate suppliers are available for most of the components and services needed to produce our products, the number of suppliers of some components is limited, and qualifying a replacement supplier and receiving components from alternate suppliers could take several months.

     We depend upon our suppliers to deliver components that are free from defects, competitive in functionality and cost and in compliance with our specifications and delivery schedules. Disruption in supply, a significant increase in the cost of one or more components, failure of a supplier to remain competitive in functionality or price, the failure of a supplier to comply with any of our procurement needs or the financial failure or bankruptcy of a supplier could delay or interrupt our ability to manufacture or deliver our products to customers on a timely basis.

OUR RELIANCE ON THIRD-PARTY MANUFACTURING VENDORS TO MANUFACTURE OUR PRODUCTS MAY CAUSE A DELAY IN OUR ABILITY TO FILL ORDERS.

     We rely on third-party manufacturers for assembly and subassembly of our products. Any termination of or significant disruption in our relationship with the third-party manufacturers of our products may prevent us from filling customer orders in a timely manner, as we generally do not maintain large inventories of our products. Additionally, our use of third-party manufacturers reduces control over product quality and manufacturing yields and costs. We depend upon our third-party manufacturers to deliver our products that are free from defects, competitive in functionality and cost and in compliance with our specifications and delivery schedules. Moreover, although arrangements with such manufacturers may contain provisions for warranty obligations on the part of third-party manufacturers, we remain primarily responsible to our customers for warranty obligations. Disruption in supply, a significant increase in the cost of the assembly of our products, failure of a third-party manufacturer to remain competitive in functionality or price, the failure of a third-party manufacturer to comply with any of our procurement needs or the financial failure or bankruptcy of a third-party manufacturer could delay or interrupt our ability to manufacture or deliver our products to customers on a timely basis.

OUR SUCCESS DEPENDS IN PART UPON SALES TO OEMS, WHOSE UNPREDICTABLE DEMANDS AND REQUIREMENTS MAY SUBJECT US TO POTENTIAL ADVERSE REVENUE FLUCTUATIONS.

     We expect that we will continue to be dependent upon a limited number of OEMs for a significant portion of our net sales in future periods, although no OEM is presently obligated either to purchase a specified amount of products or to provide us with binding forecasts of product purchases for any period. Our products are typically one of many related products used by portable computer users. Demand for our products is therefore subject to many risks beyond our control, including, among others:

     - competition faced by our OEM customers in their particular end markets;

     - market acceptance of Split Bridge(TM) technology and products by our OEM customers;

     - technical challenges which may or may not be related to the components supplied by us;

     - the technical, sales and marketing and management capabilities of our OEM customers; and

     - the financial and other resources of our OEM customers.

     Certain divisions within our OEM customers have developed products intended to compete with our products. There can be no assurance that we will not lose sales in the future as a result of such competing products. The reduction, delay or cancellation of orders from our significant OEM customers, or the discontinuance of our products by our end users may subject us to potential adverse revenue fluctuations.

WE HAVE IN THE PAST EXPERIENCED RETURNS OF OUR PRODUCTS, AND AS OUR BUSINESS GROWS WE MAY EXPERIENCE INCREASED RETURNS, WHICH COULD HARM OUR REPUTATION AND NEGATIVELY IMPACT OUR OPERATING RESULTS.

     In the past, some of our customers have returned our products to us because they felt that the product did not meet their expectations, specifications and requirements. Historically, these returns have been approximately 7.0% of sales. While we expect return activity to decrease as a result of the introduction of the universal docking station, it is likely that we will experience some level of returns in the future and, as our business grows, the amount of returns may increase despite our efforts to minimize them. Also, returns may adversely affect our relationship with affected customers and may harm our reputation. This could cause us to lose potential customers and business in the future. We maintain a financial reserve for future returns that we believe is adequate given our historical level of returns. If returns increase, however, our reserve may not be sufficient and our operating results could be negatively affected.

INTENSE COMPETITION IN THE MARKET FOR CONNECTIVITY PRODUCTS COULD PREVENT US FROM INCREASING REVENUE AND SUSTAINING PROFITABILITY.

     Although the market for our universal docking products is relatively new and emerging and we presently have few direct competitors, we expect that the markets for our products will become increasingly competitive. The market for computer products in general is intensely competitive, subject to rapid change and sensitive to new product introductions or enhancements and marketing efforts by industry participants. We expect to experience significant and increasing levels of competition in the future. The principal competitive factors affecting the markets for our product offerings include:

     - corporate and product reputation;

     - innovation with frequent product enhancement;

     - breadth of integrated product line;

     - product design, functionality and features;

     - product quality and performance;

     - ease-of-use;

     - support; and

     - price.

     Although we believe that our products compete favorably with respect to such factors, there can be no assurance that we can maintain our competitive position against current or potential competitors, especially those with greater financial, marketing, service, support, technical or other competitive resources.

     We currently compete primarily with the internal design efforts of OEMs. These OEMs, as well as a number of our potential non-OEM competitors, have larger technical staffs, more established and larger marketing and sales organizations and significantly greater financial resources than we do. We, however, believe that we have a proprietary position with respect to our Split Bridge(TM) technology and universal connectivity stations which may pose a barrier to entry that could keep our competitors from developing similar products or selling competing products in our markets. There can be, however, no assurance that such competitors will not be able to respond more quickly to new or emerging technologies and changes in customer requirements, devote greater resources to the development, sale and promotion of their products than we do or develop products that are superior to our products or that achieve greater market acceptance.

     Our future success will depend, in part, upon our ability to increase sales in our targeted markets. There can be no assurance that we will be able to compete successfully with our competitors or that the competitive pressures we face will not have a material adverse effect on us. Our future success will depend in large part upon our ability to increase our share of our target market and to sell additional products and product enhancements to existing customers. Future competition may result in price reductions, reduced margins or decreased sales. See "Business -- Competition."

IF WE ARE UNABLE TO HIRE ADDITIONAL QUALIFIED PERSONNEL AS NECESSARY OR IF WE LOSE KEY PERSONNEL, WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS OR ACHIEVE OUR OBJECTIVES.

     We believe our future success will depend in large part upon our ability to identify, attract and retain highly skilled managerial, engineering, sales and marketing, finance and operations personnel. Competition for such personnel in the computer industry is intense, and we compete for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than us. There can be no assurance we will be successful in identifying, attracting and retaining such personnel.

     Our success also depends to a significant degree upon the continued contributions of our key management, engineering, sales and marketing, finance and manufacturing personnel, many of whom would be difficult to replace. In particular, we believe that our future success depends on Charles R. Mollo, Chief Executive Officer, Jeffrey S. Doss, Executive Vice President, and Richard
W. Winterich, Chief Financial Officer. Except for Mr. Doss, we do not maintain key person life insurance on any of our executive officers. Except for Messrs. Mollo, Doss, Winterich and Donald W. Johnson, our Executive Vice President and Chief Operating Officer, we do not have employment contracts covering any of our senior management. The loss of the services of any of our key personnel, the inability to identify, attract or retain qualified personnel in the future or delays in hiring required personnel could make it difficult for us to manage our business and meet key objectives, such as timely product introductions.

IF OUR PRODUCTS CONTAIN UNDETECTED SOFTWARE OR HARDWARE ERRORS, WE COULD INCUR SIGNIFICANT UNEXPECTED EXPENSES AND LOST SALES AND BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

     Our products are based on new technology and are complex. As such, they may contain undetected errors or performance problems, particularly during new or enhanced product launches. Despite product testing prior to introduction, our products have in the past, on occasion, contained errors that were discovered after commercial introduction. Errors or performance problems may also be discovered in the future. Any future defects discovered after shipment of our products could result in loss of sales, delays in market acceptance or product returns and warranty costs. We attempt to make adequate allowance in our new product release schedule for testing of product performance. Because of the complexity of our products, however, our release of new products may be postponed should test results indicate the need for redesign and retesting, or should we elect to add product enhancements in response to customer feedback. In addition, third-party products, upon which our products are dependent, may contain defects which could reduce or undermine the performance of our products.

     In addition, although our sales agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims, there can be no assurance that such limitations of liability would be enforceable or would otherwise protect us from liability for damages to a customer resulting from a defect in one of our products. Although we maintain liability insurance covering certain damages arising from implementation and use of our products, there can be no assurance that such insurance would cover or be sufficient to cover any such claims sought against us.

IF WE FAIL TO PROTECT OUR INTELLECTUAL PROPERTY, OUR BUSINESS AND ABILITY TO COMPETE COULD SUFFER.

     Our success and ability to compete are dependent upon our internally developed technology and know-how. We rely primarily on a combination of patent protection, copyright and trademark laws, trade secrets, nondisclosure agreements and technical measures to protect our proprietary rights. While we have certain patents and patents pending, there can be no assurance that patents pending or future patent applications will be issued or that if issued, such patents will not be challenged, invalidated or circumvented or that rights granted thereunder will provide meaningful protection or other commercial advantage to us. Moreover, there can be no assurance that any patent rights will be upheld in the future or that we will be able to preserve any of our other intellectual property rights. We typically enter into confidentiality, noncompete or invention assignment agreements with our key employees, distributors, customers and potential customers, and limit access to, and distribution of, our product design documentation and other proprietary information. Additionally, we believe that, due to the rapid pace of innovation within the computer industry, factors such as:

     - technological and creative skill of personnel;

     - knowledge and experience of management;

     - name recognition;

     - maintenance and support of products;

     - the ability to develop, enhance, market and acquire products and services; and

     - the establishment of strategic relationships in the industry also represent important protections for our technology. There can be no assurance that our confidentiality agreements, confidentiality procedures, noncompetition agreements or other factors will be adequate to deter misappropriation or independent third-party development of our technology or to prevent an unauthorized third party from obtaining or using information that we regard as proprietary. See "Business -- Proprietary Rights."

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS THAT ARE COSTLY TO DEFEND AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

     The laws of some foreign countries do not protect or enforce proprietary rights to the same extent as do the laws of the United States. There can be no assurance that our competitors will not independently develop technology similar to existing proprietary rights of others. We expect that computer products will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. There can be no assurance that third parties will not assert infringement claims against us in the future or, if infringement claims are asserted, that such claims will be resolved in our favor. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms favorable to us, if at all. In addition, litigation may be necessary in the future to protect our trade secrets or other intellectual property rights, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources. See "Business -- Proprietary Rights."

OUR ABILITY TO INCREASE INTERNATIONAL SALES AND MANAGE OUR INTERNATIONAL OPERATIONS IS SUBJECT TO A NUMBER OF RISKS BEYOND OUR CONTROL.

     Our success will depend, in part, on additional expansion of our sales in foreign markets. We currently sell products in Europe through our United Kingdom subsidiary. We intend to expand into other foreign markets. Our failure to expand international sales in a timely and cost-effective manner could have a material adverse effect on us. In addition, there can be no assurance we will be able to maintain or increase international market demand for our products. Our international business involves a number of risks, including:

     - the impact of possible recessionary environments in foreign economies;

     - political and economic instability;

     - exchange rate fluctuations;

     - longer receivable collection periods and greater difficulty in accounts receivable collection from distributors and customers;

     - difficulty in managing distributors or sales representatives;

     - increased sales and marketing expense;

     - difficulty in staffing foreign operations;

     - unexpected changes in regulatory requirements;

     - reduced or limited protection for intellectual property rights;

     - export restrictions and availability of export licenses;

     - tariffs and other trade barriers;

     - seasonal reduction in business activities;

     - complex foreign laws and treaties including employment laws; and

     - potentially adverse tax consequences.

     Our international sales are priced in both U.S. dollars and in foreign currency, each of which presents certain risks and uncertainties. Currency exchange fluctuations could have a material adverse effect on our sales denominated in U.S. currency as a decrease in the value of foreign currencies relative to the U.S. dollar could make our pricing more expensive than, or non-competitive with, products priced in local currencies. Additionally, due to the number of foreign currencies involved in our international sales and the volatility of foreign currency exchange rates, we cannot predict the effect of exchange rate fluctuations with respect to such sales on future operating results. We have not engaged in hedging transactions with respect to our net foreign currency exposure. To the extent we implement hedging activities in the future with respect to foreign currency transactions, there can be no assurance that we will be successful in such hedging activities.

     Moreover, certain of our customer purchase agreements are governed by foreign laws, which may differ significantly from U.S. laws. Therefore, we may be limited in our ability to enforce our rights under such agreements and to collect amounts owed to us should any customer refuse to pay such amounts. In addition, we are subject to the Foreign Corrupt Practices Act which may place us at a competitive disadvantage with respect to foreign companies that are not subject to that act.

     In January 1999, the new "Euro" currency was introduced in European countries that are part of the European Monetary Union, or EMU. During 2002, all EMU countries are expected to completely replace their national currencies with the Euro. Because a significant amount of uncertainty exists as to the effect the Euro will have on the marketplace and because all of the final rules and regulations have not yet been defined and finalized by the European Commission regarding the Euro currency, we cannot determine the effect this will have on our business.

OUR EXECUTIVE OFFICERS AND DIRECTORS HAVE SUBSTANTIAL CONTROL OVER OUR BUSINESS WHICH COULD DELAY OR PREVENT A MERGER OR OTHER CHANGE IN CONTROL OF US.

     Our principal stockholders, executive officers, directors and affiliated individuals and entities together beneficially own approximately 3,752,949 (24%) of the outstanding shares of common stock. As a result, these stockholders, acting together, may be able to influence significantly and possibly control most matters requiring approval by our stockholders, including approvals of:

     - amendments to our certificate of incorporation;

     - mergers;

     - sale of all or substantially all of our assets;

     - going private transactions; and

     - other fundamental transactions.

     In addition, our certificate of incorporation does not provide for cumulative voting with respect to the election of directors. Consequently, our present directors, executive officers, principal stockholders and their respective affiliates may be able to control the election of the members of the board of directors. Such a concentration of ownership could have an adverse effect on the price of the common stock, and may have the effect of delaying or preventing a change in control, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

SOME PROVISIONS OF OUR CHARTER DOCUMENTS MAY HAVE ANTI-TAKEOVER EFFECTS THAT COULD DISCOURAGE A CHANGE IN CONTROL AND REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     Some provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire us even if a change of control would be beneficial to our stockholders. These provisions include:

     - authorizing the issuance of preferred stock without common stockholder approval;

     - prohibiting cumulative voting in the election of directors; and

     - limiting the persons who may call special meetings of stockholders.

See "Description of Capital Stock -- Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions" for more information regarding anti-takeover matters.

OUR STOCK PRICE MAY BE EXTREMELY VOLATILE AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT A PROFIT.

     Equity markets, particularly the market for technology companies, have recently experienced significant price and volume fluctuations that are unrelated to the operating performance of individual companies. These broad market fluctuations may cause the market price of our common stock to decline. In addition, the market price of our common stock is likely to be highly volatile. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of their securities. This litigation could result in substantial costs and a diversion of management's attention and resources.

     Significant fluctuations in the market price of our common stock could be caused by a number of factors, including:

     - actual or anticipated fluctuations in our operating results;

     - changes in expectations as to our future financial performance;

     - changes in financial estimates of securities analysts;

     - changes in market valuations of other technology companies;

     - announcements by us or our competitors of significant technical innovations, design wins, contracts, standards or acquisitions; and

     - the operating and stock price performance of other comparable companies.

     Due to these factors, the value of your investment in our common stock could be reduced. These market fluctuations may cause our stock price to decline regardless of our performance.

                                USE OF PROCEEDS

     The selling stockholders will receive all of the proceeds from the sale of the shares offered hereby. We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. The registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof. We will bear all expenses of registration incurred in connection with this offering, but the selling stockholders will bear all selling and other expenses they incur.

                                DIVIDEND POLICY

     We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and to fund future growth. We do not anticipate paying any cash dividends in the foreseeable future. Furthermore, covenants in our loan agreements with Bank of America prohibit the payment of dividends on common stock without the consent of Bank of America and the terms of the Series C preferred stock prohibit the payment of cash dividends without the consent of the Series C preferred stockholders, respectively. See Notes 7, 10 and 20 to our consolidated financial statements.

                          PRICE RANGE OF COMMON STOCK

     Our common stock has been traded on the Nasdaq National Market under the symbol "MOBE" since June 30, 2000, the date of our initial public offering. Prior to that time, there was no public market for our common stock. The following sets forth, for the period indicated, the high and low sales prices for our common stock as reported by the Nasdaq National Market.

CALENDAR 2000                                                  HIGH     LOW
-------------                                                 ------   -----
Third Quarter Ended September 30, 2000......................  $16.50   $7.75
Fourth Quarter Ended December 31, 2000......................  $ 9.98   $1.88

     On January 26, 2001, the last reported sale price for our common stock on the Nasdaq National Market was $2.75 per share. As of September 30, 2000, there were approximately 946 holders of record of our common stock.

                              SELLING STOCKHOLDERS

     The following table sets forth the name and relationship with us, if any, of certain of the selling stockholders and (i) the number of shares of common stock beneficially owned by the selling stockholders as of December 31, 2000,
(ii) the maximum number of shares of common stock which may be offered for the account of the selling stockholders under this prospectus and (iii) the amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock which may be offered hereunder. Except as otherwise noted below, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us.

     Beneficial ownership is determined under the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 31, 2000. The shares issuable under these options are treated as if outstanding for computing the percentage ownership of the person holding these options but are not treated as if outstanding for the purposes of computing the percentage ownership of any other person.

     Information relating to other selling stockholders will be provided by a supplement to this prospectus.

                                                                                                 BENEFICIAL
                                                                 BENEFICIAL OWNERSHIP         OWNERSHIP AFTER
                                                                  PRIOR TO OFFERING             OFFERING(1)
                            POSITION AT                      ----------------------------   --------------------
                            MAGMA, INC.        NUMBER OF                     NUMBER OF
                          (A WHOLLY-OWNED        SHARES      PERCENT OF        SHARES
NAME OF SELLING             SUBSIDIARY        BENEFICIALLY   OUTSTANDING   REGISTERED FOR    NUMBER     PERCENT
STOCKHOLDER                OF MOBILITY)          OWNED         SHARES       SALE HEREBY     OF SHARES   OF CLASS
---------------        ---------------------  ------------   -----------   --------------   ---------   --------
Nancy Rubinstein.....  General Manager          178,112(2)      1.2%          174,362           0          *
Paul Smith...........  Vice President of
                       Engineering              178,112(2)      1.2%          174,362           0          *
Edward Romascan......  Vice President of
                       Sales and Marketing      178,112(2)      1.2%          174,362           0          *
John Dickerson.......  Director of
                       Engineering,
                       Principal Engineer        31,418(2)         *           27,668           0          *
Bruce Schoenleber....  Manager of
                       Engineering and
                       Quality Assurance         15,094(2)         *           11,344           0          *
                                                =======         ====          =======           ==         ==
Total................                           580,848         3.7%          562,098           0          *

------------

 *  Represents beneficial ownership of less than 1%

(1) Based on 14,323,100 shares of Common Stock outstanding on December 31, 2000 and assumes a sale of all Common Stock that may be offered hereunder.

(2) Includes 3,750 in options under the 1996 Plan.

                              PLAN OF DISTRIBUTION

     We are registering 562,098 shares of our outstanding common stock on behalf of certain selling stockholders, 3,484,287 shares of our common stock issued or that may be issued upon exercise of outstanding warrants, and 1,677,881 shares of our common stock issued or that may be issued upon conversion of our Series C Preferred Stock.

     We will not receive any proceeds from this offering. The selling stockholders named in this prospectus, or in a supplement to this prospectus, or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus may sell some or all of the shares from time to time. Registration of the shares does not mean, however, that the shares necessarily will be offered or sold. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     - an exchange distribution in accordance with the rules of such exchange,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     - in privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resale.

     The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principles, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933 (the "Securities Act") in connection with sales of the shares.

Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. To our knowledge, the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities and Exchange Act of 1934 (the "Exchange Act"), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and we have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     - the name of each such selling stockholder and of the participating broker-dealer(s),

     - the number of shares involved,

     - the price at which such shares were sold,

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

     - other facts material to the transaction.

     We will bear all costs, expenses and fees in connection with the registration of the shares hereunder. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following selected consolidated financial data should be read together with our consolidated financial statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other information contained in this prospectus. The selected financial data presented below under the captions "Consolidated Statement of Operations Data" and "Consolidated Balance Sheet Data" as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999, are derived from our consolidated financial statements, which have been audited by KPMG LLP, independent certified public accountants, included elsewhere in this prospectus. We derived the consolidated financial data for the period ended December 31, 1995 (unaudited) and the year ended December 31, 1996 from our consolidated financial statements that are not included in this prospectus. The selected data presented below for the nine months ended September 30, 1999 and 2000, and as of September 30, 2000, are derived from our unaudited consolidated financial statements included elsewhere in this prospectus and, in the opinion of management, have been prepared on a basis consistent with the audited consolidated financial statements and include all adjustments, which consist only of normal recurring adjustments necessary to present fairly in all material respects the information in those statements.

                                                   MAY 5,                                                  NINE MONTHS ENDED
                                               (INCEPTION) TO           YEAR ENDED DECEMBER 31               SEPTEMBER 30,
                                                DECEMBER 31,    ---------------------------------------   -------------------
                                                    1995         1996      1997       1998       1999       1999       2000
                                               --------------   -------   -------   --------   --------   --------   --------
                                                (UNAUDITED)                                                   (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Revenue:
    Net product sales........................      $  118       $ 5,669   $12,744   $ 21,072   $ 13,952   $ 10,162   $ 17,896
    Technology transfer fee..................          --            --        --         --         --         --      1,000
                                                   ------       -------   -------   --------   --------   --------   --------
    Total revenue............................         118         5,669    12,744     21,072     13,952     10,162     18,896
  Cost of Revenue:
    Product sales............................          82         4,452    13,335     23,530     11,751      8,809     13,503
    Technology transfer......................          --            --        --         --         --         --        100
                                                   ------       -------   -------   --------   --------   --------   --------
    Total cost of revenue....................          82         4,452    13,335     23,530     11,751      8,809     13,603
                                                   ------       -------   -------   --------   --------   --------   --------
  Gross profit (loss)........................          36         1,217      (591)    (2,458)     2,201      1,353      5,293
  Operating expenses:
    General and administrative...............         283         1,978     1,907      4,446      3,010      2,222      3,143
    Research and development.................         159           711     2,951      4,361      3,377      2,738      3,278
    Sales and Marketing......................         385           535     2,625      5,131      5,208      3,892      5,602
    Non-cash compensation....................          --            --        --         --        641        401      1,285
                                                   ------       -------   -------   --------   --------   --------   --------
    Total operating expenses.................         827         3,224     7,484     13,938     12,236      9,253     13,308
                                                   ------       -------   -------   --------   --------   --------   --------
  Loss from operations.......................        (791)       (2,007)   (8,075)   (16,396)   (10,035)    (7,900)    (8,015)
Other (expense) income:
  Interest expense, net......................           3          (112)     (676)    (1,638)    (6,296)    (5,006)    (2,611)
  Other, net.................................          --             7       (24)         1       (126)         1          2
                                                   ------       -------   -------   --------   --------   --------   --------
Loss before provision for income taxes.......        (788)       (2,112)   (8,775)   (18,033)   (16,457)   (12,905)   (10,624)
Provision for income taxes(a)................          --            --        --         --         --         --         --
                                                   ------       -------   -------   --------   --------   --------   --------
Net loss.....................................        (788)       (2,112)   (8,775)   (18,033)   (16,457)   (12,905)   (10,624)
Cumulative dividends on Series B preferred
  stock......................................          --          (160)     (317)        --         --         --         --
Beneficial conversion cost of preferred
  stock......................................          --            --        --         --     (1,450)        --        (48)
                                                   ------       -------   -------   --------   --------   --------   --------
Net loss attributable to common
  stockholders...............................      $ (788)      $(2,272)  $(9,092)  $(18,033)  $(17,907)  $(12,905)  $(10,672)
                                                   ------       -------   -------   --------   --------   --------   --------
Net loss per share(b):
Basic and diluted............................      $(0.39)      $ (1.08)  $ (3.45)  $  (4.36)  $  (3.59)  $  (2.76)  $  (1.26)
                                                   ======       =======   =======   ========   ========   ========   ========
Weighted average common shares
  outstanding(b):
  Basic and diluted..........................       2,035         2,099     2,639      4,136      4,994      4,668      8,500
                                                   ======       =======   =======   ========   ========   ========   ========

                                                                      DECEMBER 31,
                                                   --------------------------------------------------   SEPTEMBER 30,
                                                      1995        1996     1997      1998      1999         2000
                                                   -----------   ------   -------   -------   -------   -------------
                                                   (UNAUDITED)                                           (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents........................     $352       $  290   $ 2,216   $ 2,433   $ 4,792      $38,189
Working capital (deficit)........................      424          388     1,928    (3,511)    5,483       43,082
Total assets.....................................      815        4,380    12,250    12,735    14,899       55,464
Long-term debt, less current installments........       --        1,168     3,919     3,587     8,051            3
Total stockholders' equity (deficiency)..........      568          607       430    (3,496)    2,310       48,695

------------

(a) During August 1996, Mobility was converted from a limited liability corporation to a C-corporation. As a limited liability company, we were not subject to income taxes.

(b) See note 19 to our consolidated financial statements for an explanation of the determination of the number of shares and share equivalents used in computing per share amounts.

(c)  See "Business -- Acquisition of MAGMA."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis of our financial condition and results of operations should be read together with "Selected Consolidated Financial Data" and our consolidated financial statements and notes thereto contained in this prospectus. This discussion and analysis contains certain forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

     In the first quarter of 1998, we began to pursue a technology that would enable us to create a new universal docking product category which allows portable computer users to configure a flexible, high performance docking solution that is compatible with essentially all makes and models of portable computers. The fundamental technology that we developed has far reaching applications. In the first quarter of 1999, we changed our overall business strategy to pursue the application of our Split Bridge(TM) technology as our primary focus.

     Mobility was founded in May 1995 to develop products for the portable computer market. Initial net product sales were generated primarily from reselling third-party power products. In mid-1996, we began manufacturing and shipping our first port replicator and monitor stand products to Toshiba. During 1997, we expanded our product offering to include port replicators for other computer original equipment manufacturers, or OEMs, to meet the growing end user demand for such products. Net product sales grew from $118,000 in 1995, to $5.7 million in 1996, to $12.7 million in 1997 and $21.1 million in 1998. Net product sales in 1999 declined to $14.0 million primarily due to the phase out of the mechanical port replicator product line. Net losses increased from $788,000 in 1995, to $2.1 million in 1996, to $8.8 million in 1997, to $18.0 million in 1998 and decreased slightly to $16.5 million in 1999.

     After reviewing our financial performance relative to the mechanical port replicator product line, we determined that we needed to discontinue this product line. The then available technology required each port replicator to be unique to each portable computer. It typically took two months to design a unit and an additional month to implement production and have product available in the market. Lifecycles of portable computers vary, but they average approximately nine months. With one-third of the lifecycle consumed in design and production implementation, it was difficult to generate sufficient unit volume over the remaining life of the portable computer to amortize the design and tooling costs. In addition, once the portable computer was replaced in the market by a new model, we faced the economic issues associated with the distribution channel's return of unsold product. This resulted in obsolete inventory, as the unit was model specific to the discontinued portable computer.

     In December 1998, we recorded reserves for inventory obsolescence, product returns and tooling equipment impairment. An additional inventory reserve was established in the amount of $4.5 million, unamortized tooling in the amount of $275,000 was written off and an additional reserve for product returns was recorded in the amount of $235,000.

     The product line abandonment plan called for an immediate stop to mechanical port replicator development. The engineering staff supporting this activity was dismantled in the first quarter of 1999. The port replicator product offering was reduced to the finished goods on hand and the build out of existing component inventory. The final build was completed in July 1999, and we continued to sell out of finished goods inventory throughout the year ended December 31, 1999. During 1999, we recorded an incremental $1.7 million of obsolete inventory reserve to specifically reserve all remaining mechanical port replicator inventory.

     The product line abandonment plan assumed a migration from the mechanical port replicator product offering to a universal line of docking stations. Universal docking stations are a natural application for the Split Bridge(TM) technology. These docking stations will represent the first commercial application of the technology. A line of products was designed around our Split Bridge(TM) technology and existing USB technology. The universal nature of the product line overcomes the issues that made the mechanical port replicator financially unviable. Specifically, the products are not model specific to portable computers and therefore provide leverage to the engineering and tooling cost. In addition, the product is compatible with virtually all PCI-based computers, which eliminates the inventory obsolescence issues, as the products will be compatible with new portable computer models into the foreseeable future.

     We also evaluated our basic business strategy relative to the power products and monitor stand product lines and determined that a fundamental change was required. During the first half of 1999, we implemented a manufacturing strategy that migrated in-house production to contract manufacturers in Taiwan. This decision was made to take advantage of lower costs offered by contract manufacturers and the ability to reduce in-house fixed overhead expenses. Implementation of this strategy was completed in September 1999. The outsourcing of manufacturing allows us to concentrate our efforts on technological development and application.

     As a result of the product line abandonment plan and our outsourcing of manufacturing, we experienced significant improvement in gross margins in the third quarter of 1999. The new universal connectivity product line has been set up to use our contract manufacturing partner in Malaysia and the cost of revenue-product sales is predictable based upon committed price quotations.

     We sell our products directly to OEMs and the retail channel, as well as through distributors. We have also established a few select worldwide private label accounts, most notably IBM, NEC and Targus. A substantial portion of our product sales are concentrated among a number of OEMs, including Compaq, Dell, Hewlett-Packard, IBM, NEC, Targus and Toshiba. Direct sales to OEMs accounted for approximately 60.8% of net product sales in the twelve months ended December 31, 1999. Direct sales to OEMs have declined as a percentage of total revenue sales as we have expanded our channels of distribution in the United States to include distributors and resellers. We expect that we will continue to be dependent upon a number of OEMs for a significant portion of our net product sales in future periods, although no OEM is presently obligated to purchase a specified amount of products.

     A portion of our net product sales to distributors and resellers is generally under terms that provide for certain stock balancing return privileges and price protection. Sales to this channel have increased and are expected to further increase significantly. Accordingly, we make a provision for estimated sales returns and other allowances related to those sales. Returns, which have been netted in the product sales presented herein, were approximately 6.6% of sales for 1999. The major distributors are allowed to return up to 15.0% of their prior quarter's purchases under the stock balancing programs, provided that they place a new order for equal or greater dollar value of the stock balancing return. Historically, the returns have been primarily mechanical port replicators that are associated with portable computers that have been replaced in the market. The return activity diminished significantly due to the nature of the universal docking station and the reduced obsolescence issues.

     We derive a significant portion of our product sales outside the United States, principally in France, Germany and the United Kingdom, to OEMs, retailers and a limited number of independent distributors. On October 1, 1999, we sold Mobility Electronics, L.L.C., our international sales subsidiary, which owned subsidiaries in France, Germany and the United Kingdom, for nominal value to Cameron Wilson, our former president. Mr. Wilson resigned from Mobility to develop these former subsidiaries into an independent representative agency that marketed our products exclusively in Europe. In January 2001, we formed a new United States company to be the holding company for a newly formed United Kingdom company which will be responsible for our sales and marketing efforts in Europe. The new subsidiaries will be operated by us. International sales accounted for approximately 17.9% of our net product sales for the twelve months ended December 31, 1999. We expect sales outside the United States to continue to account for a large portion of our net product sales. International sales are generally denominated in the currency of our foreign customers. A decrease in the value of foreign currencies relative to the U.S. dollar could result in a significant decrease in U.S. dollar sales received by us for our international sales. That risk may be increased as a result of the introduction in January 1999 of the new "Euro" currency in European countries that are part of the European Monetary Union, or EMU. During 2002, all EMU countries are expected to completely replace their national currencies with the Euro. However, we cannot determine the impact this may have on our business because a significant amount of uncertainty exists as to the effect the Euro will have on the marketplace and because all of the final rules and regulations have not yet been defined and finalized by the European Commission regarding the Euro currency. We intend to develop and implement a plan to mitigate this risk once the final rules and regulations are established. We recognized net foreign exchange gains of approximately $17,368 in the twelve months ended December 31, 1999. We have not engaged in hedging transactions with respect to our net foreign currency exposure. To the extent that we implement hedging activities in the future with respect to foreign currency transactions, there can be no assurance that we will be successful in such hedging activities.

     Various factors have in the past affected and may continue in the future to affect our gross profits, including but not limited to, our product mix, lower volume production and higher fixed costs for newly introduced product platforms and technologies, market acceptance of newly introduced products and the position of our products in their respective lifecycles. The initial stages of our product introductions are generally characterized by lower volume production which is accompanied by higher costs, especially for specific products which are initially purchased in small volumes during the development lifecycle.

     We were formed as Electronics Accessory Specialists International, L.L.C. in May 1995 and converted to Electronics Accessory Specialists International, Inc. by a merger effected in August 1996 in order to convert from a limited liability company to a C-corporation. The Company purchased all the issued and outstanding common stock of Mobility Electronics, L.L.C. in May 1996 for $500. The purchase price approximated the fair value of the net assets acquired, and thus no goodwill resulted from this acquisition. On July 29, 1997, we acquired certain assets and assumed certain liabilities approximating $565,000 of Miram International, Inc. ("Miram"), in exchange for 55,000 shares of common stock valued at $425,000. The purchase price approximated the fair value of the net assets acquired, and thus no goodwill resulted from this acquisition. During May 1999, the Company issued an additional 38,500 shares of common stock valued at $308,000 to settle and eliminate any contingent future consideration. Each of these acquisitions was accounted for using the purchase method of accounting. In October 1999, we sold Mobility Electronics, L.L.C. for $10, resulting in a loss of approximately $134,000.

     We purchased Miram to gain access to and control of its in-process universal docking technology. The fundamental technology was believed to be a basis on which we could develop a commercially viable line of universal docking products. The Miram acquisition was driven by the concern that we would have to spend twelve to eighteen months in a development program to create a workable technology. At the time of acquisition, the technology had not reached technological feasibility and was at a point where software drivers had to be written to support the numerous peripheral devices and compatibility issues had to be resolved. Without the software, the basic technology was of little value.

     We had engaged a third party appraiser to assess the value of the technology. The appraisal was done as of the date of acquisition using the income approach methodology. Based upon the determination that the in-process technology had not yet reached technological feasibility and had no future alternative uses, we wrote off $965,000 of in-process research and development in 1997.

RESULTS OF OPERATIONS

     The following table sets forth certain consolidated financial data for the periods indicated expressed as a percentage of total revenue for the periods indicated:

                                                                       NINE MONTHS
                                                YEAR ENDED                ENDED
                                               DECEMBER 31,           SEPTEMBER 30,
                                         ------------------------    ---------------
                                         1997     1998      1999      1999     2000
                                         -----    -----    ------    ------    -----
                                                                       (UNAUDITED)
Revenue:
  Net product sales....................  100.0%   100.0%    100.0%    100.0%    94.7%
  Technology transfer fees.............     --       --        --        --      5.3
                                         -----    -----    ------    ------    -----
Total revenue..........................  100.0    100.0     100.0     100.0    100.0
  Cost of revenue -- product sales.....  104.6    111.7      84.2      86.7     71.5
  Cost of revenue -- technology
     transfer..........................     --       --        --        --      0.5
                                         -----    -----    ------    ------    -----
Total cost of revenue..................  104.6    111.7      84.2      86.7     72.0
                                         -----    -----    ------    ------    -----
     Gross profit (loss)...............   (4.6)   (11.7)     15.8      13.3     28.0
Operating Expenses:
  Sales and Marketing..................   20.6     24.3      37.3      38.3     29.6
  Research and development.............   23.1     20.7      24.2      26.9     17.3
  General and administrative...........   15.0     21.1      21.6      21.9     16.6
  Non-cash compensation................     --       --       4.6       3.9      6.8
                                         -----    -----    ------    ------    -----
          Total operating expenses.....   58.7     66.1      87.7      91.0     70.4
                                         -----    -----    ------    ------    -----
Loss from operations...................  (63.3)   (77.8)    (71.9)    (77.7)   (42.4)
Other expense:
  Interest expense, net................   (5.3)    (7.8)    (45.1)    (49.2)   (13.8)
  Other, net...........................   (0.2)      --      (0.9)       --       --
                                         -----    -----    ------    ------    -----
     Loss before provision for income
       taxes...........................  (68.8)   (85.6)   (117.9)   (126.9)   (56.2)
Provision for income taxes.............     --       --        --        --       --
                                         -----    -----    ------    ------    -----
          Net loss.....................  (68.8)%  (85.6)%  (117.9)%  (126.9)%  (56.2)%
                                         =====    =====    ======    ======    =====

  Years Ended December 31, 1998 and 1997

     Net product sales. Net product sales consist of sales of product net of returns and allowances. We recognize sales at the time goods are shipped and the ownership of the goods is transferred to the customer, and maintain a reserve for stock rotation transactions with the distribution channel. Net product sales increased 65.3% to $21.1 million for the year ended December 31, 1998 from $12.7 million for the year ended December 31, 1997. The increase in net product sales for the year ended December 31, 1998 was mainly due to the expansion of our product offering of mechanical port replicators and docking stations.

     Cost of revenue-product sales. Our cost of revenue-product sales consist primarily of costs associated with components, outsourced manufacturing and in-house labor associated with assembly, testing, packaging, shipping, quality assurance, depreciation of equipment and indirect manufacturing costs. Cost of revenue-product sales for the year ended December 31, 1998 increased 76.5% to $23.5 million from $13.3 million for the year ended December 31, 1997. The increase was due to the overall increase in sales volume and a product mix shift to mechanical port replicators that had higher component costs and start up issues. An incremental inventory reserve provision in the amount of $4.5 million was recorded during the year ended December 31, 1998, reflective of the excess and obsolete inventory and the write-off associated with our decision to discontinue the mechanical port replicator product line. The short lifecycles of the mechanical port replicators generated a significant obsolescence exposure for components and finished goods which are returned under the stock balancing contract provision with the major channel distributors.

     Gross profit (loss). The gross profit (loss) percent declined to (11.7%) of total revenue for the year ended December 31, 1998 from (4.6%) of total revenue for the year ended December 31, 1997.

     Sales and marketing. Sales and marketing costs generally consist of salaries, commissions and other personnel related costs of our sales, marketing and support personnel, advertising, public relations, promotions, printed media and travel. Sales and marketing expense increased 95.5% to $5.1 million for the year ended December 31, 1998 from $2.6 million in the year ended December 31, 1997. In 1998, we canceled our distribution agreements with Extended Systems and developed the internal infrastructure to distribute our products directly through the established U.S. distribution channels. We also increased sales and marketing expenses in anticipation of the launch of the universal connectivity station products based upon the Split Bridge(TM) technology. The delay in the ASIC development resulted in a twelve month delay in the launch program.

     Research and development. Research and development expenses generally consist of salaries and other personnel related costs, facilities, outside consulting, lab costs and travel related costs of our product development group. Research and development expenses increased 47.8% to $4.4 million for the year ended December 31, 1998 from $3.0 million in the year ended December 31, 1997, which included purchased research and development of $965,000 in connection with the Miram acquisition and which represents 20.7% of net sales in the year ended 1998 and 23.1% of net sales in the year ended 1997. The increased expense was the result of increased activity on the Split Bridge(TM) technology program.

     General and administrative. General and administrative costs consist of salaries and other personnel related costs of our finance, human resources, MIS, corporate development and other administrative personnel, professional fees, bad debt, depreciation and amortization and related expenses. General and administrative expenses increased 133.1% to $4.4 million for the year ended December 31, 1998 from $1.9 million in the year ended December 31, 1997, which represents 21.1% of net sales in 1998 and 15.0% of net sales in 1997. The cost increase was attributed to staffing and infrastructure additions to support the higher sales volume and anticipated launch of the universal connectivity products.

     Interest expense, net. Interest expense consists of interest on our bank revolving lines of credit and promissory notes as well as our subordinated debt and convertible debentures, partially offset by interest earned on our cash balances and short-term investments. Interest expense increased 142.3% to $1.6 million for the year ended December 31, 1998 from $676,000 for the year ended December 31, 1997. The increase was due to increases in the outstanding debt balance and the amortization of deferred loan costs related to warrants issued in conjunction with debt.

     Income taxes. We have incurred losses from inception to date; therefore, no provision for income taxes was required for the years ended December 31, 1998 or 1997.

  Years Ended December 31, 1999 and 1998

     Net product sales. Net product sales declined 33.8% to $14.0 million for the year ended December 31, 1999 from $21.1 million for the year ended December 31, 1998. There were several factors that contributed to the decline. We elected to migrate out of the mechanical port replicator business. Net product sales in 1999 were limited to existing products, as all new mechanical port replicator product development was terminated in the first quarter of 1999. No new products were introduced in 1999 into a market that changes approximately every nine months due to constant change of portable computer models. We also terminated our exclusive distribution arrangement with Extended Systems in July 1998, which resulted in a charge to income of approximately $295,000, and initiated relationships directly with the distribution channel. The volume sold through the distribution channel increased monthly in the first quarter of 1999, after relationships were established in the fourth quarter of 1998, but did not reach the volumes previously sold through Extended Systems until the second quarter of 1999. In addition, we had changed from in-house manufacturing to contracted manufacturing. Product availability was negatively impacted during the implementation of this transition.

     Cost of revenue-product sales. Cost of revenue-product sales for the year ended December 31, 1999 decreased 50.1% to $11.8 million from $23.5 million for the year ended December 31, 1998. The decrease in cost of revenue-product sales was primarily the result of the volume decrease in net product sales.

     Gross profit (loss). Gross profit (loss) increased to 16.4% of total revenue for the year ended December 31, 1999 from (11.7)% of total revenue for the year ended December 31, 1998. The gross profit for the period ended December 31, 1998 was adversely affected by the inventory reserve provision of $4.5 million to reflect obsolescence issues with the mechanical port replicator dock product line. Additionally, during 1999 $5.3 million of inventory was scrapped and charged to the inventory reserve. Although improved as a percentage of total revenue, the gross profit for the period ended December 31, 1999 was adversely affected by a reduction in sales volume and the additional initial costs incurred as the shift to contract manufacturing was implemented.

     Sales and marketing. Sales and marketing expenses increased 1.5% to $5.2 million for the year ended December 31, 1999 from $5.1 million for the year ended December 31, 1998. The increase in costs was primarily due to the launch costs and packaging development costs for the universal docking product line. We also incurred incremental expenses to establish direct relationships with the U.S. distribution channels. We expect sales and marketing costs to continue to increase in the future as we continue to launch new product lines and as sales increase.

     Research and development. Research and development expenses decreased to $3.4 million for the year ended December 31, 1999 from $4.4 million for the year ended December 31, 1998. Expenses increased significantly in the product development efforts in connection with our Split Bridge(TM) technology and its application to the universal docking product line. This increase was more than offset by reductions in research and development expenses associated with mechanical port replicator products. We expect engineering costs to increase in the future as we continue to develop next generation chips in order to keep us at the leading edge of universal docking and remote PCI bus applications.

     General and administrative. General and administrative costs decreased 17.9% to $3.7 million for the year ended December 31, 1999 from $4.4 million for the year ended December 31, 1998. The cost decrease was attributed to staffing cuts in the United States implemented due to the decline in sales volume. We expect general and administrative costs

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

to increase in the future, in particular as we incur higher legal, accounting and other expenses associated with being a public reporting company.

     Interest expense, net. We also issued convertible bridge loan debt that included warrants. In connection with the offering of Bridge Promissory Notes in March and July 1999, we recorded a charge for deferred loan expense of $4.7 million relative to such warrants. Based upon normal amortization or the conversion of the underlying debt, we expensed $4.1 million related to these and other warrants for the year ended December 31, 1999. The warrants are amortized over the life of the loan and are recorded as interest expense upon conversion. Net interest expense increased by 284.4% to $6.3 million for the year ended December 31, 1999 from $1.6 million for the year ended December 31, 1998. The increase was primarily due to the non-cash expense associated with amortization of the bridge loan warrants which totaled $4.1 million in the year ended December 31, 1999.

     Non-cash compensation. Non-cash compensation, which is the result of the issuance of common stock, warrants and stock options at a price deemed to be less than market value to employees and outside consultants for services rendered was $641,000 for the year ended December 31, 1999. As a percentage of total revenue, non-cash compensation was 4.6% for the year ended December 31, 1999.

     Income taxes. We have incurred losses from inception to date; therefore, no provision for income taxes was required for the years ended December 31, 1999 or 1998.

     Non-cash deferred loan costs. In March and July, 1999 we issued convertible bridge loan debt that included warrants. For the year ended December 31, 1999, we recognized a charge for non-cash deferred loan expense of $4.8 million relative to such warrants.

  Nine Months Ended September 30, 2000 and 1999 (Unaudited)

     Net product sales. Net product sales consist of sales of product net of returns and allowances. Net product sales increased 76.1% to $17.9 million for the nine months ended September 30, 2000 from $10.2 million for the nine months ended September 30, 1999. Sales of new products, which are based on our Split Bridge(TM) technology, contributed to the growth in net product sales. Sales from new products totaled $5.0 million for the nine months ended September 30, 2000 which represented 27.9% of total net product sales. Sales of our core product lines, power products and monitor stands increased 93.5% to $12.2 million, which accounted for 68.1% of total net product sales for the nine months ended September 30, 2000, from $6.3 million for the nine months ended September 30, 1999. Sales of mechanical port replicators decreased 82.0% to $700,000 for the nine months ended September 30, 2000 from $3.8 million for the nine months ended September 30, 1999. This decrease was anticipated based upon our decision in 1998 to abandon this product line, which was implemented in the first quarter of 1999.

     Technology transfer fees. Technology transfer fees consist of revenue from the transfer and sale by the Company of its Split Bridge(TM) technology and architecture and related training and implementation support services. Technology transfer fees were $1.0 million for the nine months ended September 30, 2000. The technology transfer fees were due to the licensing and transfer by the Company of its Split Bridge(TM) technology and related support services resulting in the recognition of a portion of a technology transfer fee of $1.0 million or 5.3% of total revenue

     Cost of revenue -- product sales. Cost of revenue -- product sales consists primarily of costs associated with components, outsourced manufacturing and in-house labor associated with assembly, testing, packaging, shipping, quality assurance, depreciation of equipment and indirect manufacturing costs. The cost of revenue -- product sales increased 53.3% to $13.5 million for the nine months ended September 30, 2000 from $8.8 million for the nine

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

months ended September 30, 1999. The increase in cost of revenue -- product sales was primarily the result of the volume increase in net product sales. Cost of revenue -- product sales, as a percentage of total revenue decreased to 71.5% for the nine months ended September 30, 2000 from 86.7% for the nine months ended September 30, 1999.

     Cost of revenue -- technology transfer. Cost of revenue -- technology transfer consists of engineering expenses related to the Split Bridge(TM) technology. The cost of revenue -- technology transfer was $100,000 for the nine months ended September 30, 2000, and was 0.5% of total revenue.

     Gross profit. Gross profit increased to 28.0% of total revenue for the nine months ended September 30, 2000 from 13.3% of total revenue for the nine months ended September 30, 1999. The gross profit rate improvement had two primary drivers: the shift of manufacturing to outsourced contract manufacturers and a change in our sales mix from mechanical port replicators which have low gross margin percentages to new products which have higher gross margin percentages.

     Sales and marketing. Sales and marketing expenses generally consist of salaries, commissions and other personnel related costs of our sales, marketing and support personnel. Sales and marketing expenses increased 43.9% to $5.6 million for the nine months ended September 30, 2000 from $3.9 million for the nine months ended September 30, 1999. The increase was partly due to a decrease in spending in the second quarter of 1999 from relatively high levels in the first quarter of 1999 as a result of a decision to abandon the mechanical dock business and reposition the Company to pursue a universal line of docking stations. Sales and marketing expenses as a percentage of total revenue decreased to 26.9% for the nine months ended September 30, 2000 from 38.3% for the nine months ended September 30, 1999, primarily due to net sales increasing at a greater rate that our sales and marketing expenses. We expect sales and marketing expenses to increase in the future as we continue to launch new product lines and as sales increase.

     Research and development. Research and development expenses consist primarily of salaries and personnel-related costs, facilities, outside consulting, lab costs and travel related costs of our product development group. Research and development expenses increased 19.7% to $3.3 million for the nine months ended September 30, 2000 from $2.7 million for the nine months ended September 30, 1999. Research and development expenses as a percentage of total revenue decreased to 17.3% for the nine months ended September 30, 2000 from 26.9% for the nine months ended September 30, 1999. The reduction was the result of discontinuing development of mechanical docking products which were engineering intensive due to the model specific nature of the product and the short lifecycle of the host portable computer. We expect research and development costs to increase in the future as we continue to develop next generation ASIC chips in order to keep us at the leading edge of universal docking and remote PCI bus applications.

     General and administrative. General and administrative costs consist primarily of salaries and other personnel-related costs of our finance, human resources, informational systems, corporate development and other administrative personnel, professional fees, bad debt, depreciation and amortization and related expenses. General and administrative expenses increased 41.1% to $3.1 million for the nine months ended September 30, 2000 from $2.2 million for the nine months ended September 30, 1999. The increase was primarily attributed to the recruiting and relocation expenses and salaries of personnel hired to build the infrastructure to support our growth. As a percentage of total revenue, general and administrative costs decreased to 16.6% for the nine months ended September 30, 2000 from 21.9% for the nine months ended September 30, 1999.

     Non-cash compensation. Non-cash compensation which is the result of the issuance of common stock, warrants and stock options at a price deemed to be less than market value to

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

employees and outside consultants for services rendered increased 220.9% to $1.3 million for the nine months ended September 30, 2000 from $401,000 for the nine months ended September 30, 1999. As a percentage of total revenue, non-cash compensation was 6.8% and 3.9% for the nine months ended September 30, 2000 and 1999, respectively.

     Interest expense, net. Interest expense consists of interest on our bank revolving lines of credit and promissory notes as well as our subordinated debt and convertible debentures, partially offset by interest earned on our cash balances and short-term investments. Net interest expense decreased $84,000 for the nine months ended September 30, 2000 from $1.1 million for the nine months ended September 30, 1999. The decrease was primarily due to the paydown of debt with our IPO proceeds and interest earned on our IPO proceeds.

     Non-cash deferred loan costs. In March and July, 1999, we issued convertible bridge loan debt that included warrants. During the nine months ended September 30, 2000, the bridge loan was paid down and, as a result, we recognized a charge for deferred loan expense of $2.5 million relative to such warrants. For the nine months ended September 30, 1999, non-cash deferred loan costs were $3.9 million.

     Income taxes. We have incurred losses from inception to date; therefore, no provision for income taxes was required for the nine months ended September 30, 2000 and 1999.

                        LIQUIDITY AND CAPITAL RESOURCES

     On June 30, 2000, our registration statement on Form S-1 registering our initial public offering, or IPO, of 4,000,000 shares of common stock became effective. At the offering price of $12.00 per share, we received proceeds of approximately $43.1 million, net of underwriting discounts, commissions and other expenses, from the IPO. As part of the IPO, we granted the underwriters a 30-day option to purchase up to 600,000 additional shares of common stock to cover over-allotments, if any. On July 28, 2000, the underwriters exercised their 30-day option in full and purchased 600,000 additional shares of common stock, resulting in additional IPO proceeds due to us of approximately $6.7 million, net of underwriting discounts, commissions and other expenses.

     Since inception, we have funded our operations primarily through debt and equity financing, as the cost of our operating activities have exceeded our sales. Our operating activities used cash of $8.9 million, $12.9 million, $11.5 million and $9.1 million for the years ended December 31, 1997, 1998 and 1999 and the nine months ended September 30, 2000, respectively. Net cash used in operating activities for the nine months ended September 30, 2000 was primarily attributed to our net loss and an increase in accounts payable and inventories, offset in part by a decrease in amortization of deferred loan costs and deferred compensation, non-cash expenses.

     Our financing activities generated cash of $11.6 million, $14.1 million, $14.6 million and $46.3 million for the years ended December 31, 1997, 1998 and 1999 and the nine months ended September 30, 2000, respectively. In March 1999, we issued an aggregate of $3.5 million of 13% Bridge Promissory Notes, which were due and payable in March 2000, and issued warrants for the purchase of 525,000 shares of common stock. In June 1999, $2.3 million of the Bridge Promissory Notes were converted to common stock at a price of $8.00 per share. In February 2000, $1.2 million of the outstanding Bridge Promissory Notes, plus accrued interest thereon of approximately $160,000, were extended to March 31, 2001. In addition, the annual interest rate was increased to 14%. In conjunction with the extension of the maturity date, we issued additional warrants for the purchase of 138,502 shares of common stock. These warrants are exercisable for common stock at an exercise price of $.02 per share. The Bridge Note extension agreement also provides that the holders of the Bridge Notes have the option, within 15 days following the closing of an initial public offering, to convert any or all of the outstanding principal balance and accrued but unpaid interest into shares of common stock at a conversion price of 95% of the offering price of the initial public offering (this price was $11.40 per share after the IPO). In July 2000, $327,009 of principal and accrued interest of Bridge Notes was converted into 26,685 shares of common stock and the balance of the outstanding Bridge Notes and accrued interest was paid in full.

     In June through August 1999, we completed a private placement of $3.7 million and issued warrants for the purchase of 449,200 shares of common stock at a price of $0.02 per share. The private placement was structured as an offering of 13% Bridge Promissory Notes with an option to immediately convert to common stock at a price of $8.00 per share. Bridge Promissory Notes totaling $550,000 were issued, along with warrants to purchase 65,000 shares of common stock, and were due and payable in July 2000. The principal and accrued interest was paid in full in July, 2000, except for $100,000, which was paid in full including accrued interest in October, 2000. We issued 394,063 shares of common stock, along with warrants to purchase 384,200 shares of common stock, with a total value of approximately $3.2 million.

     In November 1998 through January 1999, we sold 827,209 shares of Series C preferred stock for an aggregate of approximately $5 million in a private placement. In October 1999 through January 2000, we sold 1,231,450 shares of Series C preferred stock for an aggregate of approximately $7.4 million in a private placement and issued warrants to purchase 1,231,450 shares of common stock at $0.02 per share. During January 2000, the Company completed a private placement and issued 48,706 shares of Series C preferred stock at $6.00 per share for a total gross proceeds of $292,236. In conjunction with this private placement, the Company issued a warrant for each share of Series C preferred stock to purchase one additional share of common stock. The total warrants issued of 48,706 are exercisable at $.02 per share of common stock and expire October 1, 2002. At the date of issuance of the Series C preferred stock, a non-cash beneficial conversion adjustment of $48,663, which represents a 17% discount to the fair market value of the common stock at the date of issuance, has been recorded in the 2000 consolidated financial statements as an increase and decrease to additional paid-in capital. The Series C preferred stock is convertible into shares of common stock. The rate of conversion is 1-to-0.6813 as of December 31, 2000. The initial conversion rate was 1-for-1, but was subject to change if certain events occur. Generally, the conversion rate will be adjusted if the Company issues any non-cash dividends on outstanding securities, splits its securities or otherwise effects a change to the number of its outstanding securities. The conversion rate will also be adjusted if the Company issues additional securities at a price that is less than the price that the Series C preferred stockholders paid for their shares. Such adjustments will be made according to certain formulas that are designed to prevent dilution of the Series C preferred stock. The Series C preferred stock can be converted at any time at the option of the holder, and will convert automatically, immediately prior the consummation of a firm commitment public offering of common stock pursuant to a registration statement filed with the Securities and Exchange Commission having a per share price equal to or greater than $24.00 per share and a total gross offering amount of not less than $15,000,000.

     In March 2000, we sold 500,000 shares of Series D preferred stock for $5.0 million. On June 30, 2000, the first trading date of the Company's initial public offering, the shares of Series D preferred stock converted automatically into 438,595 shares of common stock at a conversion rate of 1-to-0.87719 ($10.00 divided by 95% of the $12.00 initial public offering price per share of common stock).

     In April and May 1998, we sold 742,500 shares of common stock for an aggregate of $8.5 million in a private placement, and in September 1997, we sold
1.25 million shares of common stock for an aggregate of $10.0 million and issued warrants to purchase an additional 312,500 shares of common stock in a private placement. In late 1996 and early

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

1997, we issued an aggregate of approximately $2.2 million of 12% convertible debentures. In December 1998, approximately $2.1 million of the convertible debentures were converted to common stock at a price of $7.73 per share. We also issued an aggregate of $3.4 million of 13.5% Secured Promissory Notes to Finova in June 1997 and March 1998 (the "Finova Notes"), which are due and payable on June 23, 2002. In connection with the issuance of the Finova Notes, we issued warrants to Finova which were exercisable for an aggregate of 239,506 shares of common stock at an exercise price of $0.02 per share (the "Finova Warrants"). During July 2000, the warrants were exercised in full in a cashless transaction and 239,110 net shares of common stock were issued. The unconverted portion of the convertible debentures and the Finova Notes were repaid with part of the proceeds of our IPO.

     Our investing activities used cash of $805,000, $903,000, $724,000 and $3.8 million for the years ended 1997, 1998 and 1999 and the nine months ended September 30, 2000, respectively. For the years ended 1997, 1998 and 1999, cash used in investing activities was primarily used for capital purposes, including tooling and capital leases. For the nine months ended September 30, 2000, cash used in investing activities was primarily attributable to the issuance of a note receivable and the purchase of a stock warrant.

     Our cash and cash equivalents increased to $38.1 million at September 30, 2000, compared to $4.8 million at December 31, 1999, $2.4 million at December 31, 1998 and $2.2 million at December 31, 1997. Our net working capital (deficit) at those same dates was $43.1 million, $5.6 million, $(3.5 million) and $1.9 million, respectively. At September 30, 2000, our primary source of liquidity other than our cash and cash equivalents were our foreign and domestic lines of credit with Bank of America totaling $3.75 million. At September 30, 2000, the $3.0 million domestic line of credit and the $750,000 foreign line of credit had zero outstanding balances. Advances under both lines are limited to a percentage of eligible accounts receivable and inventory and are secured by our accounts receivable, inventory and property and equipment. The foreign line of credit is guaranteed by the U.S. Export-Import Bank, and both lines of credit are also guaranteed by certain of our stockholders. See "Certain Transactions." We were in violation of certain restrictive debt covenants with respect to the lines of credit with Bank of America as of December 31, 1998 and 1999, which were subsequently waived by the bank. Audited December 31, 1998 financial statements were required to be provided to the bank by June 30, 1999 under the domestic loan agreement, and by April 30, 1999 under the foreign loan agreement. The required financial statements were not provided until February 4, 2000. We were also required to maintain a current ratio of 0.90:1 under the domestic loan agreement and 1.00:1 under the foreign loan agreement. Our current ratio at December 31, 1998 was 0.72:1. At December 31, 1998, our foreign loan agreement required us to have tangible net worth of $1,190,000 and a total liabilities to tangible net worth ratio of 3.40:1. Those amounts, calculated with adjustments as provided by the loan agreement, were $(319,684) and 40.00:1, respectively. Our 1999 payments of compensation to officers exceeded those same payments for 1998 by $190,779, which was in violation of the domestic loan agreement covenant requiring that total compensation paid to officers for the year 1999 could not exceed the amount of payments in 1998. Both the domestic and foreign loan agreements prohibited loans to officers. However, we entered into a loan with Jeffrey Doss in 1999. See "Certain Transactions." Also in 1999, we sold our European subsidiary without the consent of the bank, which was in violation of covenants in both the domestic and foreign loan agreements. The outstanding balances of both lines of credit were repaid with part of the proceeds of our IPO.

     At December 31, 1999, we had $32.0 million of federal net operating loss carryforwards which expire at various dates. We anticipated that the sale of common stock in the IPO coupled with prior sales of common stock would cause an annual limitation on the use of our net operating loss carryforwards pursuant to the change in ownership provisions of Section 382 of the Internal Revenue Code of 1986, as amended. This limitation is expected to have a material effect on the timing of our ability to use the net operating loss carryforward in the future. Additionally, our ability to use the net operating loss carryforward is dependent upon our level of profitability, which cannot be determined.

     Our future capital requirements include financing the growth of working capital items such as accounts receivable and inventories, and the purchase of equipment and fixtures to accomplish future growth. We anticipate that our cash on hand together with the funds available under our credit facility will be adequate to support our presently anticipated cash and working capital requirements through 2001.

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred. Prototype and beta site units are also expensed. Production tooling and fixtures are capitalized. Tooling and fixturing costs are accumulated as a prepaid asset in the consolidated financial statements until the associated products are launched into production. At that time, the accumulated costs are amortized to expense over the estimated useful life of the tool or fixture or the estimated life of the product, whichever is shorter.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We are exposed to certain market risks in the ordinary course or our business. These risks result primarily from changes in foreign currency exchange rates and interest rates. In addition, our international operations are subject to risks related to differing economic conditions, changes in political climate, differing tax structures and other regulations and restrictions.

     To date we have not utilized derivative financial instruments or derivative commodity instruments. We do not expect to employ these or other strategies to hedge market risk in the foreseeable future. We invest our cash in money market funds, which are subject to minimal credit and market risk. We believe that the market risks associated with these financial instruments are immaterial.

     Our revolving lines of credit and certain other debt obligations are subject to variable rate interest which could be adversely affected by increases in rates, however, we paid off a significant amount of our debt with a portion of the proceeds from our IPO, minimizing this interest rate risk.

RECENT ACCOUNTING PRONOUNCEMENTS

     During December 1999, the SEC released Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." SAB 101 summarizes the SEC staff's view in applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC staff issued SAB 101A to delay certain transition provisions of SAB 101. SAB 101A deferred the effective date for registrants with a fiscal year beginning between December 16, 1999 and March 15, 2000. Those registrants may report a change in accounting principle no later than their second fiscal quarter of the fiscal year beginning after December 15, 1999. In periods subsequent to transition, registrants should disclose the amount of revenue (if material to income before income taxes) recognized in those periods that was included in the cumulative effect adjustment. While the adoption of SAB 101 did not have a material impact on our historical revenues through September 30, 2000, it will have an impact on our revenue recognition policies as it pertains to licensing fee revenue. In the future, the Company anticipates significant revenue from licensing fees that will include up front payments which will be reported in compliance with SAB 101.

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

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), which established accounting and reporting standards for all derivative instruments and hedging activities. SFAS No. 133 requires the recognition of all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. This new standard, as amended by SFAS No. 137 and No. 138, will be effective for all fiscal years beginning after June 15, 2000. The Company will adopt SFAS No. 133 in Fiscal 2001. SFAS No. 133 is not expected to have a material impact on the Company's result of operations or financial position.

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

                                    BUSINESS

THE COMPANY

     Mobility Electronics designs, develops and markets connectivity and remote peripheral component interface, or PCI bus, technology and products for the computer industry and for a broad range of related microprocessor applications. The PCI bus is the electrical transmission path linking the computer's central processing unit with its memory and other peripheral devices, such as modems, disk drives and local area networks, or LANs. Our proprietary Split Bridge(TM) technology consists of a Split Bridge(TM) link, typically two customized semiconductors, known as application-specific integrated circuits, or ASIC chips, two connectors and a high-speed, bi-directional cable. Our technology for the first time allows the primary PCI bus of any computer to be extended to a remote location, up to 17 feet, with virtually no software requirements or performance degradation, thereby enabling architectural designs of computer systems and applications that previously were not feasible. Unlike traditional communication protocols such as universal serial bus, or USB, firewire, or IEEE 1394, Ethernet and small computer systems interface, or SCSI, Split Bridge(TM) technology offers a combination of:

     - high performance, bi-directional gigabit speeds;

     - plug and play ease of use with no unique software requirements;

     - flexible architectural design choices;

     - minimal special size, heat and power requirements; and

     - cost effective pricing.

     Since Split Bridge(TM) technology extends the PCI bus, it can also accommodate any of the traditional communication protocols in the remote location as if they are attached to the primary PCI bus.

     Split Bridge(TM) technology is suitable for many applications, including universal docking stations for portable and handheld computers, desktop expansion modules, servers, keyboard-video-mouse, or KVM, switches, and potentially routers, business machines, such as copiers and printers, test equipment, modular computers, computer data storage, in-home remote computer extension and other applications that could benefit from extending the PCI bus or from enhanced communication among computers.

     Our first major application for Split Bridge(TM) technology is the creation of a new universal docking product category which provides portable computer users with the ability to configure a flexible, high performance docking solution that meets their individual needs, and more importantly, is compatible with most makes and models of portable computers.

     Our second major application is the provision of additional lower cost expansion and back up capacity, remote access and enhanced communication among computers in the server, desktop and KVM switch markets in partnership with Avocent Corporation and 2C Computing, Inc.

     Our Split Bridge(TM) technology won PC Week's "Best New Technology" award at the fall 1999 COMDEX trade show, the world's largest information technology event in the computer industry. Our Split Bridge(TM) technology and its universal docking application was also runner-up for the "Technology Achievement of the Year Award" at the Mobile Insights 2000 Conference which was held in March 2000. Mobile Insights is a professional services company that focuses on the mobile computing and data communications market.

     In addition to our Split Bridge(TM) technology products, we also design, develop and market a range of connectivity and power products for portable computers. Our current major customers include Buy.com, Compaq, CompUSA, Dell, Gateway, Hewlett-Packard, Hitachi,

IBM, Ingram Micro, Microwarehouse, Mitsubishi Electronics, NEC, Tandy, Targus, Tech Data and Toshiba.

INDUSTRY BACKGROUND

  PCI Computer Architecture

     Today the most prevalent computer architecture, which is incorporated into virtually all computer systems and in many related embedded processor applications, uses the PCI bus. However, the PCI bus has a number of key limitations, most notably a constraint on the number of lines, or circuits, and loads that can be attached to it. Historically, these limitations have been mitigated to some extent by attaching a bridge chip to the PCI bus, which in turn permits a number of additional loads or peripherals to be attached to a secondary PCI bus, which is also connected to the bridge chip. This procedure has the major limitation of requiring the secondary PCI bus to be located on the main PCI bus printed circuit board, or PCB, or attached physically by a connector which enables extension of the secondary PCI bus to a maximum of approximately three inches from the PCB. Consequently, the industry today faces a number of physical and electrical constraints when designing a computer system, and has been unable to move the secondary PCI bus more than a few inches from the primary PCI bus. Additionally, traditional communication protocols, which attempt to address these limitations, have numerous disadvantages since they generally require a processor, extensive software and other related items.

  Universal Docking

     The portable computer market, which is a rapidly growing segment of the personal computer industry, could benefit from solutions that address the inherent limitations on PCI bus architecture. Demand in this market has been fueled by advances in computer technology and the demand for computer mobility. According to IDC, a leading industry source, the market for portable computers, excluding handheld devices, is expected to grow at a compounded annual growth rate of 13.8% from 15.5 million units in 1998 to approximately 29.6 million units in 2003. In addition, IDC forecasts that the handheld market, which can also benefit from Split Bridge(TM) technology, will grow at a compounded annual growth rate of over 39.8% from 6.6 million units in 1998 to approximately 35.2 million units by 2003. Along with this unit growth, there is an increasing dependence on portable computers. IDC reported that 65.3% of all notebook computers sold in 1998 served as the user's primary computer.

     Coupled with this trend toward portability, there has been an increased demand for computers that are smaller and lighter but have processing functionality similar to that of the traditional desktop computer. To meet this demand, there has been an increased use of peripheral and external devices such as hard drives, CD-ROM drives, networking connections, printers, tape backup units and USB devices which enable the core laptop to be smaller and lighter. To make these smaller and lighter computers more convenient to use in the office and home, port replicators and docking stations have been developed to allow users to connect to networks, peripheral devices and external power sources, providing users with all of the features and functionality of a traditional desktop computer. Port replicators are simple devices that provide users with a cable management system for peripherals such as full-sized keyboards, power cords, mice and monitors. Docking stations include basic port replicator features, as well as more advanced capabilities such as networking, PC card slots, storage devices and internal power supplies. Attaching and releasing a portable computer from a port replicator or docking station is typically a one-step procedure that takes seconds to complete compared to the burdensome task of attaching or releasing each external device separately. When a portable computer is detached from a connectivity product, all external devices connected to the connectivity product stay in place.

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

     To date, there has not been a provider of a standardized, complete, cost-effective, quick-to-market connectivity solution. Computer original equipment manufacturers, or OEMs, have historically designed port replicators and docking stations internally and subcontracted these products for assembly by various vendors. Because computer OEMs primarily focus on providing portable computers with the latest technological capabilities and strong price and performance characteristics, their development of port replicators and docking stations is a secondary focus and often lack state-of-the-art technology and innovation. These OEM-developed port replicators and docking stations are generally expensive, lack configuration flexibility and are often available only well after the computer model is launched. Additionally, computer OEMs generally retool each generation of portable computers and have not created standardized port replicators and docking stations that are independent of manufacturer or model.

  Servers, Desktop Computers and KVM Switches

     The server market, which is a rapidly growing segment of the computer industry, is driven by the increasing demands of the Internet. According to Dataquest, the server market is expected to grow at an annual compounded growth rate of 15.1% from approximately 3.7 million units in 2000 to approximately 5.6 million units in 2003. The desktop PC market is expected to grow at an annual compounded growth rate of 14.8% from approximately 110.5 million units in 2000 to approximately 167.2 million units in 2003.

     Currently this growth is met by adding additional servers and PCs because the main PCI bus can only support a fixed number of electrical loads. Additionally, communication among servers, desktop computers and portable computers is limited due to constraints of the PCI bus. These servers are often operated with either an individual KVM switch, or with a dedicated local or, in some cases, remote KVM switch. In all cases, due to current technical limitations these servers operate independently from the desktop or portable computer system, and are generally expensive to expand. Additionally, it is often difficult or expensive to isolate related peripherals for expansion, backup and security reasons.

THE MOBILITY SOLUTION

  Split Bridge(TM) Technology

     Our Split Bridge(TM) technology allows the primary PCI bus of any computer to be extended to a remote location with virtually no software or performance degradation. This technology enables architectural designs of computer systems and applications that previously were not feasible. The implementation of such new solutions can potentially include replacing current bridge chips with Split Bridge(TM) chips, integrating Split Bridge(TM) technology into other chips and technologies or using Split Bridge(TM) technology to create new products and product categories in a variety of potential applications.

     More specifically, Split Bridge(TM) technology eliminates many of the physical and electrical constraints on a primary PCI computer bus and PCB, by allowing one or more Split Bridge(TM) chips to be attached to the primary computer PCI bus, with the mating Split Bridge(TM) chips installed at a remote location along with the secondary PCI bus. As a result, all of the secondary PCI bus loads and peripherals do not need to be attached to the primary PCI bus, therefore eliminating their respective constraints on the primary PCI bus PCB. Additionally, Split Bridge(TM) technology substantially reduces the physical space requirements on the primary PCB by eliminating the need for multiple traditional bridge chip connections and allows the connecting cable to be small and flexible.

  Universal Docking

     We believe that our universal Split Bridge(TM) docking station product line will advance the state-of-the-art in docking capability by enabling the user to configure a docking system which incorporates standard docking station functionality with the user's preferred peripheral devices and PCI expansion capability. Our universal Split Bridge(TM) docking station is capable of being upgraded due to its modular design, providing the user with enhanced flexibility. Our universal docking station is designed to work with most standard notebook computers and PCI-based computing devices, regardless of the manufacturer or model. Today Split Bridge(TM) technology allows the remote universal docking station to be located up to 17 feet away from the computer. These distances may be much greater as we complete the development of our next generation ASIC chips.

     Our universal docking station provides end users with the flexibility to configure virtually any type of desired docking system, including the ability to convert almost any PCI-based portable computer into a full desktop system. This creates a basis for a connectivity standard for the portable computer industry which would allow the user to replace the desktop computer with a fully integrated, customizable mobile computing system. These universal docking products also provide a range of docking options that were not previously available for many of the existing installed base of portable computers. Our solution further provides distributors, retailers and value-added resellers with the ability to carry a limited number of universal and expandable docking products, as opposed to many individual docking stations that only work with one computer model. Thus, distributors, retailers and value-added resellers can offer flexible choices to their customers and have products readily available when new computer models are launched, while at the same time maintaining a limited SKU count. Finally, these products offer OEMs the ability to create a standardized docking solution for portable computer models, and to provide creative docking solutions.

  Servers, Desktop Computers and KVM Switches

     Split Bridge(TM) technology enables servers, desktop computers, input/output devices, peripherals and other technologies to be placed in multiple remote locations. Thus, our Split Bridge(TM) technology will permit the configuration of new ways to meet the server, desktop and portable computer needs of corporate users. For example, by using our Split Bridge(TM) link, each expansion slot of a server can be expanded to accommodate an additional four loads. This allows the use of a physically smaller server without expansion slots to be expanded as necessary with a Split Bridge(TM) connector, and allows users to avoid adding additional servers until they require more processing capacity. Alternatively, Split Bridge(TM) technology can be used to connect servers, KVM switches, desktop PC computers and portable computers in various locations within the office. This would allow a common connectivity station that accesses any of the above computing devices with enhanced communication between servers, desktop computers and portable computers at different times. With Split Bridge(TM) technology, PCI peripherals can also be easily isolated for expansion, backup and security reasons. Since servers are a rapidly growing segment of the computer industry, and because they often already require multiple bridges, the growth potential for Split Bridge(TM) technology in the server segment could be quite large.

TECHNOLOGY

     The heart of most computing architecture today and into the foreseeable future is the PCI bus or a derivative of PCI. A traditional PCI computer architecture together with our Split Bridge(TM) chip alternative is shown in the following figure:

     [A diagram of a printed circuit board will appear here. This diagram will illustrate the ability of the Mobility Split Bridge(TM) chip to interface with a remote secondary PCI bus rather than a traditional secondary PCI bus.]

     As shown above, the primary PCI bus is typically connected to a north bridge chip, which in turn is connected to the central processing unit, or CPU, memory and advanced graphic processor, or AGP, and various peripherals such as audio peripherals, a card bus controller, LAN adapters, SCSI adapters, a bridge chip and other devices. The bridge chip then connects to a secondary PCI bus that can handle additional functions just like the primary PCI bus.

     The key limitations of traditional technology and architecture are:

     - the requirement that the primary and secondary PCI bus be on the same PCB, or be physically attached via a connector which limits the distance to approximately three inches; and

     - the limited number of allowable lines and loads on the PCI bus.

     Thus, substantial expansion requires many bridges on the PCB, creating a variety of physical and loading constraints. These constraints are the reason bridges were invented in the first place, but their limitation is that they take up a load on the bus and the secondary bus is on the same PCB as the primary PCI bus. Split Bridge(TM) chips are like any other bridge chip, except they are divided into two halves separated by a high speed link. Consequentially, Split Bridge(TM) technology eliminates the requirement of having the secondary PCI bus on the primary PCI bus PCB. As a result, multiple secondary PCI buses can be created at a number of remote locations. The first generation Split Bridge(TM) ASIC chips were designed for distances of up to 15 feet. We believe future generations may extend this distance substantially.

     The traditional and the Split Bridge(TM) approaches are shown in the figure above. While a traditional bridge chip has many lines in and out of the chip, typically over 60, on the same PCB, with Split Bridge(TM) technology, these lines are reduced to four, sent over a high-speed link at gigabit speed and returned to the full number of lines at the remote PCI bus location. An additional benefit of this technology is that it is transparent to software. No operating system or device drivers are required since we actually move the PCI bus. Thus, Split Bridge(TM) technology can replace traditional bridge chips in many applications.

     Historically, the above limitations have been addressed by using a range of communication protocols such as USB, IEEE 1394, Ethernet and SCSI. These approaches are generally software intensive, require processors and are applicable for only certain uses since they involve moving data as opposed to extending the PCI bus. The following table illustrates the advantages of Split Bridge(TM) architecture:

                     SPLIT BRIDGE(TM) TECHNOLOGY ADVANTAGES

- Gigabit speed                             - No storage requirements
- Bi-directional                            - Minimal size, heat and power requirement
- PCI superset (transfers bus, not data)    - Highly upgradeable technology migration path
- Full PCI bus compatibility                - Small, flexible cable
- No processor requirements                 - Cost effective
- No software requirement

STRATEGY

     Our objective is to be the leading provider of Split Bridge(TM) products and technology. Key elements of our strategy include:

          Leverage Technological Leadership. We intend to continue to accelerate the development of Split Bridge(TM) technology and invest in research and development of related advanced technologies.

          Maximize Penetration in the Universal Docking Market. We intend to capitalize on our current strategic position in the universal docking market by continuing to introduce high-technology Split Bridge(TM) products that suit the needs of a broad range of users. These products will provide users with multiple configuration choices and will include a family of universal docking products designed to provide customers with timely, easy-to-use connectivity choices and solutions that meet individual customer needs at optimal price and performance levels. One of our goals is to eventually have Split Bridge(TM) technology installed on every PCI-based computer motherboard for the purpose of providing a standard docking solution. To achieve this goal, we have entered into a joint strategic development agreement with Molex and Silicon Image to provide an integrated Split Bridge(TM) and digital video, or DVI, universal, industry-wide docking solution.

          Establish Licensing and Strategic Partnerships. We intend to license Split Bridge(TM) technology and enter into strategic partnerships in order to fully realize the market potential of our Split Bridge(TM) technology. These activities will specifically include exploiting existing licensing and strategic relationships with 2C Computing, Avocent, LSI Logic, Molex, Silicon Image and others, as well as expanding current strategic partnerships and establishing a wide variety of additional relationships.

          Expand Split Bridge(TM) Applications. We intend to pursue the further commercialization of Split Bridge(TM) technology so that we are able to expand our product offerings to include additional applications.

          Broaden Distribution Capabilities Worldwide. We currently sell our products worldwide through distributors, value-added resellers, retailers and private label partners. We believe that broadening the distribution of our products through strategic alliances with a variety of companies within the computer industry is a critical element in establishing our technology and products as industry standards.

          Expand OEM Relationships. We intend to provide a broad range of OEM products by partnering with OEMs globally in a manner that meets their current and future connectivity and remote PCI bus requirements. We will also work with both OEMs and other chip makers, such as DVI partners, card bus controller partners, processor manufacturers and others, to design and implement solutions that can meet the integrated requirements of OEMs.

          Pursue Strategic Acquisitions. We intend to evaluate opportunities to acquire complementary businesses, technologies and products that can benefit from Split Bridge(TM) technology. We also plan to pursue acquisitions that will enable us to offer products and features to better serve our customers or to more fully realize the market potential of our Split Bridge(TM) technology, to more rapidly develop and bring to market advanced technology, to expand distribution capabilities and to penetrate other targeted markets or geographic locations. In October 2000, we acquired Mesa Ridge Technologies, Inc. (d/b/a MAGMA). MAGMA is involved in the PCI expansion business.

STRATEGIC RELATIONSHIPS

     We have entered into a number of strategic relationships to develop and enhance our existing and future technology, product lines and market opportunities. We own all of the Split Bridge(TM) technology and do not pay royalties to any of our strategic partners with which we have strategic relationships. These relationships include the following:

     Technology

          Avocent and 2C Computing. Avocent is a leader in providing KVM switches in the server market. 2C Computing is affiliated with Avocent and focuses on developing, manufacturing and selling digital extension products. In March 2000, we entered into a strategic partnership agreement with Avocent to pursue the development of new server, desktop and KVM switch systems, technology and products. As part of this strategic relationship: (i) we entered into a private label agreement with Avocent pursuant to which we have agreed to sell Avocent our universal docking products; (ii) we have agreed with Avocent to cross-license certain of our respective technologies for permitted applications; and (iii) Avocent purchased $5.0 million of our Series D preferred stock. In July 2000, we entered into a strategic partner agreement with 2C Computing. As part of this strategic partner agreement: (i) we have agreed with 2C Computing to cross-license certain of our respective technologies for permitted applications; (ii) 2C Computing agreed to pay us a feasibility study and technology transfer fee of $2,000,000, payable over time, and (iii) we purchased a warrant from 2C Computing to acquire up to 10% of the fully-diluted capital stock of 2C Computing. A major focus of our strategic partnership with Avocent and 2C Computing will be the potential substantial extension of the distances over which Split Bridge(TM) technology can be used and the potential use of Split Bridge(TM) technology over a CAT 5 system.

          LSI Logic Corporation. LSI is a major supplier of custom, high-performance semiconductors and is focused on building complete systems on a single chip. Pursuant to our strategic partnership, LSI has committed to develop two next generation chips, at its expense, which will enhance the universal docking solution by eliminating the need for an external serialization/deserialization, or SerDes, chip. This development will reduce our costs and provide us with a one-chip motherboard solution for our OEM customers. The first of these chips is currently in beta testing. Additionally, in October 2000, we entered into a license agreement with LSI pursuant to which we licensed to LSI the right to use our Split Bridge(TM) technology to make and sell Split Bridge(TM) chips.

          Molex Incorporated. Molex is a major developer and manufacturer of connectors and cable. Together with Molex, we have developed our proprietary connector and 1.25 gigabit bi-directional cable and connector for use with our Split Bridge(TM) and docking technology. Molex is our sole supplier of certain system connectors for use with our universal docking products, has invested a significant amount of capital in this technology and continues to support the development of our Split Bridge(TM) technology. Further, Molex has supported the development of a major new integrated Split Bridge(TM)/DVI universal docking solution in partnership with Silicon Image and us, as well as supported Split Bridge(TM) connector and cable requirements in other market areas. Additionally, in December 2000, we entered into a license agreement with Molex, pursuant to which:
     (i) Molex was granted the right to make and sell Split Bridge(TM) and universal docking solution connectors and cables; and (ii) we were granted the exclusive right to use certain of Molex's connector technology in Split Bridge(TM) and universal docking solution applications.

          Silicon Image, Inc. Silicon Image is a provider of DVI technology. Silicon Image, Mobility and Molex have entered into a joint strategic development agreement to develop and promote a new integrated Split Bridge(TM)/DVI universal docking solution.

          Philips Semiconductors. Philips, formerly VLSI Technology, Inc., is a leading designer, developer and manufacturer of ASIC chips. Together with Philips, we have developed our proprietary first generation digital ASIC chip, which incorporates our Split Bridge(TM) technology. Until the next generation chip is available from LSI, Philips is our sole supplier of Split Bridge(TM) technology ASIC chips. Philips has invested a significant amount of capital in developing this technology and is one of our investors.

          Portsmith Incorporated. In August 2000, we entered into a strategic partner agreement with Portsmith Incorporated. As part of this strategic partner agreement: (i) we entered into a development agreement with Portsmith whereby Portsmith agreed to develop certain hardware and software for us; (ii) we entered into a private label agreement with Portsmith whereby Portsmith agreed to sell to us certain products; (iii) we agreed to loan to Portsmith up to $3,000,000; and (iv) we entered into option agreements with Portsmith and certain of its stockholders whereby we have the right to purchase shares of the outstanding capital stock of Portsmith over time.

     Contract Manufacturers

          Solectron Corporation. Solectron is a leading, high quality contract manufacturer for the electronics industry. Solectron currently manufactures all of our Split Bridge(TM) universal docking stations in its Malaysian facility.

          EFA Corporation. EFA is a leading, high quality Taiwanese contract manufacturer for the electronics industry. EFA currently manufactures all of our USB docking stations.

     Private Labels and Arrangements With Key OEMs

          3Com Corporation. 3Com is a leader in the Ethernet networking market. Pursuant to our strategic partnership, 3Com provides us with its latest 10/100 base T Ethernet ASIC chip, which we incorporate into a range of our connectivity products. Additionally, 3Com will promote our products as part of the 3Com Connected(TM) partner program.

          Targus, Inc. Targus is the largest worldwide provider of carrying cases for portable computers. Targus distributes a range of our products, on a private label basis, primarily to major retail outlets and certain OEM fulfillment outlets worldwide. Unlike traditional U.S. distributors, Targus is responsible for all stock balancing, advertising and other retail oriented discounts and issues with its customers.

          Avocent Corporation. Avocent is a leading provider of KVM switches for the server market. Avocent has entered into a private label agreement with us pursuant to which Avocent may purchase from us a range of our universal docking products, potentially including the integration of a Avocent KVM switch. Avocent will be responsible for the marketing of such products through its distribution channels at its cost.

PRODUCTS

  Standard Split Bridge(TM) Products

     We have designed and internally tested the Split Bridge(TM) products described below. In March 2000, we began shipping commercial quantities of the EasiDock(R) 1000E and completed the commercialization of the Split Bridge(TM) link which is now available for sale pursuant to licensing agreements. We began shipping our EasiDock(R) 5000 product with Windows 98 support in September 2000, our EasiExpansion T35 product in July 2000, and our

EasiExpansion T45 product in November 2000. We are currently in the process of expanding video and operating system support for our EasiDock(R) 1000 and 5000 series products.

     Split Bridge(TM) Link. This product allows the extension of the primary PCI bus. It includes two Split Bridge(TM) ASIC chips, two connectors and a 1.25 gigabit bi-directional, high-speed cable. The choice of connectors and chips depends on the application. We will offer this Split Bridge(TM) link, which can be incorporated into a customer's custom product, provided that the purchaser executes a license or royalty arrangement with us.

     Split Bridge(TM) Universal Docking Products. In addition to the above products, we will offer a variety of other Split Bridge(TM) products which enable the user to connect a portable computer to a universal docking station in the home or office, thereby expanding the connectivity and capability of the portable computer. These products will include the following:

     - EasiDock(R) 1000EV Series. This product series will enable the user to connect most portable computers to a universal docking station at a speed of 1.25 gigabits, which is 100 times faster than USB. The EasiDock(R) 1000 EV will provide key port replicator functions consisting of a mouse, keyboard, serial and full parallel port and a USB hub. Additionally, the EasiDock(R) 1000EV, will include 10/100 base T Ethernet networking, video and Windows 98, 98SE, Millenium, and 2000 operating system support.

     - Enhanced EasiDock(R) 5000. The enhanced EasiDock(R) 5000 will offer all the functionality of the current EasiDock(R) 5000 product, except it will support the Windows 98, 98SE, Millenium, and 2000 operating system.

  Custom Split Bridge(TM) Products

     We have historically worked closely with OEMs to provide a wide variety of unique products and programs that use traditional connectivity technology. We are currently marketing these solutions to a number of OEMs. These products include or will include:

     Standard Card Bus Universal Dock Offering. These products will provide OEMs with a docking solution for products that have no docking connector or no OEM dock offering as well as a complementary dock offering for certain of these products. Such products include all of the previously described Split Bridge(TM) products, which may be privately labeled at an OEM's request.

     Universal Expansion Modules. We will offer OEMs an expansion module option that interfaces with a standard, low-end port replicator OEM product. This module will provide OEMs with the opportunity to continue with a low cost, standard port replicator that provides video, USB and other port replication functions, while also offering a PCI expansion card and enhanced integrated drive electronic drive bay capability. This solution will eliminate the need for OEMs to design and develop an expensive high end docking station with such expansion capability, while offering the customer such option.

     Universal Desktop Expansion Module. These products will provide an expansion module for desktop computers, providing PCI and drive bay expansion capabilities.

     Chip On Board Programs. We will offer OEMs the possibility of installing one of our ASIC chips on the computer motherboard, either independently or in combination with DVI or other technologies. Also, OEMs or other chip technology companies will be able to integrate our technology into other main motherboard chips. These programs will generally take much longer to implement due to computer design cycles. To date, we have licensed to two OEM's Assustek Computer Incorporated and Innolabs Corp., the right to utilize Split Bridge(TM) technology on their portable computer motherboards.

  USB Products

     We currently offer two universal USB docking stations which provide the portable computer user with basic connectivity in the home or office. These products use standard industry technology, and thus operate at 12 Mbs, and provide five USB ports as well as a PS/2 mouse, PS/2 keyboard, serial port and printer port. The second of these products provides the above mentioned features plus 10 base T Ethernet networking. We are in the process of introducing two new USB docking products, USB 300 and USB 300E. These products are comparable to the USB 200 and 200E products, except that they also provide the capability to accommodate compact flash and smart media.

     USB is not currently capable of handling higher performance items such as video, 100 base T networking and PCI and EIDE drive bay expansion capability. It does, however, provide a lower cost product that is well suited for the consumer and small business market and other niche applications. Our EasiDock(R) USB 200 was selected as one of the nominees in the peripheral category for the "2000 Mobility Awards" that were given by Mobile Insights in March 2000.

  Expansion Products

     We offer a variety of PCI expansion products, including the ability to add up to 13 PCI card slots and five drive bays in either a tower or rack mounted configuration. We also offer two Split Bridge(TM) expansion products, the EasiExpansion T35 and EasiExpansion T45, which products allow up to five drive bays and four expansion slots. We intend to replace traditional PCI technology with Split Bridge(TM) technology in most of our expansion products over the next two years.

  Other Products

     We also offer a range of in-car/in-air chargers and monitor stands. The in-car/in-air chargers allow the user to power and charge a portable computer in a car or in an airplane that supports the Empower standard, the airline industry's on-board computer product power standard.

PRODUCTS UNDER DEVELOPMENT

     We are currently in various stages of developing or planning a range of additional new products:

          ASIC Chips. We intend to offer several new ASIC chips. These developments will help us stay at the leading edge of universal docking and remote PCI bus applications. We intend to develop and market the following chips:

         - Chip On Board. We are currently working with LSI to combine our Split Bridge(TM) technology with LSI's SerDes technology to develop a single chip OEM solution for use on OEM motherboards and for non-docking applications. This product will be in a small package and will not have any of the docking functions, thus providing OEMs with a low-cost, small, single chip solution.

         - Integrated Dock Chip. We are also currently working with LSI to combine our Split Bridge(TM) technology with LSI's SerDes technology to develop a single docking chip for use in our range of docking products. We expect that this product will allow us to replace the need for an external SerDes and certain other functionality, reducing cost and circuit board size requirements.

         - Dock on a Chip. We intend to develop a next generation chip which integrates Split Bridge(TM) and SerDes technology into other docking functions such as USB

           2.0, networking, video, EIDE and other functions. The specific items that will be included will be determined based on the best information available at the time the development program is initiated. We expect that this program will substantially reduce the cost of all our Split Bridge(TM) docking products and reduce space requirements for the docking circuit board.

         - Other Chips. We are currently evaluating the potential of integrating Split Bridge(TM) technology into other intellectual property blocks, such as digital video, and expect to develop several of these options.

All of the chips described above are intended to be used throughout our docking product family, as well as in other applications, generally increasing capability and reducing cost.

     Next Generation EasiDock(R) USB Product. This product is planned for introduction when USB 2.0 becomes widely available and is intended to replace the current EasiDock(R) USB series. We plan to include all the EasiDock(R) USB features, plus the possible addition of a full parallel port, a 100 base T networking option, video and other unique features. Based on the acceptance of USB peripherals by the time this product is released, legacy port replication ports may or may not be included.

CUSTOMERS

     Our major customers include:

  OEM CUSTOMERS               DISTRIBUTION CHANNEL CUSTOMERS
-----------------  -----------------------------------------------------
- Acer             - Buy.com*             - Microwarehouse*
- Compaq           - CDW*                 - Mobile Planet*
- Dell             - Comark               - Propeller Portable Computer*
- Gateway          - CompUSA*             - Tandy
- Hewlett-Packard  - Computers for Sure*  - Tech Data
- Hitachi          - Dell                 - Value America*
- IBM              - Ingram Micro
- Mitsubishi       - Insight*
- NEC
- Targus
- Toshiba

------------

* these customers purchase from us through distributors

     As a group, the OEMs and distributors listed in the chart above accounted for 53.0% and 24.0%, respectively, of net product sales for the year ended December 31, 1999. For the nine months ended September 30, 2000 the OEMs accounted for 74.5% of net product sales and distributors accounted for 25.5% of net product sales. Targus accounted for 26.6% of our total net product sales for the year ended December 31, 1999, and 26.0% for the nine months ended September 30, 2000. Targus distributes a range of our products, on a private label basis, primarily to major retail outlets and certain OEM fulfillment outlets worldwide. Our distributors sell a wide range of our products to value-added resellers, system integrators, catalog houses, major retail outlets and certain OEM fulfillment outlets worldwide. Our largest distributor, Tech Data, accounted for 10.5% of net product sales for the nine months ended September 30, 2000. IBM, who buys brand labeled monitor stands and USB docking stations, accounted for 22.9% of net product sales for the nine months ended September 30, 2000.

SALES, MARKETING AND DISTRIBUTION

     We have a dedicated, senior level OEM sales person who, along with top management, focuses on developing and expanding relationships with top tier computer OEMs on a worldwide basis. We are pursuing the sale of our standard products, whether Mobility branded or private labeled, and the sale of custom products and chips on board with all OEMs on a worldwide basis.

     In North America, we use an internal sales organization and a sales representative organization to penetrate the traditional two-tier distribution channel, including Ingram Micro and Tech Data. We leverage major catalog houses such as CDW and OEM catalog programs such as Dell, top retailers such as CompUSA and a broad range of value-added resellers and dealers such as Insight and Propeller Portable Computers. We also work with major corporations and key accounts as part of our strategic efforts.

     We also plan to aggressively pursue markets outside North America by establishing strategic sales representatives and distribution or private label arrangements in each significant geographic region. We plan to execute bundling programs with major OEMs, drive manufacturers, selected related vendors and synergistic suppliers to our market. We have also established an e-commerce capability and marketing program, which will include in the future build to order capability. Additionally, we plan to use website links to help maintain relationships with related parties and OEMs, and will establish a "preferred vendor" program for products that integrate into our universal docking products. In Europe, we distribute our products through a subsidiary located in the United Kingdom.

     We also have entered into an agreement with Targus whereby Targus distributes a range of our products in its worldwide distribution channels, primarily to major retail outlets and certain OEM fulfillment outlets. This agreement provides that we are the exclusive supplier to Targus for some of our products, and that we will develop certain products for Targus on an exclusive basis. Targus markets our products to its retail customers, which include Best Buy Co., Circuit City Stores, CompUSA, Computer City, OfficeMax and Staples.

     We implemented a variety of marketing activities in 2000 to aggressively market our Split Bridge(TM) and our new range of other universal docking products. Such activities included participation in major user groups and trade shows, key OEM and distribution catalogs, distribution promotions, value-added reseller and information technology manager advertising, on-line advertising and banner ads, direct mail and telemarketing and bundle advertisements with OEMs and related product partners. In addition, we implemented a strong public relations program to continually educate the market about us, our Split Bridge(TM) technology and our products, with a major emphasis on timely product and news releases, speaking opportunities and feature stories. We also leveraged our web site as a major marketing and direct sales mechanism.

MANUFACTURING

     The proprietary components of our Split Bridge(TM) technology are manufactured by our strategic partners. Philips supplies us with our Split Bridge(TM) technology chips, and Molex supplies us with our high-speed cable and connectors. In the future LSI will supply us with our next generation chips. Our USB product line, power products and monitor stands are supplied by contract manufacturers in Taiwan. We have selected Solectron as our primary contract manufacturing source for the Split Bridge(TM) universal docking product line. Solectron has begun commercial production of the EasiDock(R) 1000E and has sourced components and built prototype units and customer evaluation units on production lines that have been established for production of the EasiDock(R) 25000 Series and the EasiDock(R) 1000 Series products.

     In-house manufacturing activity has primarily been reduced to packaging and fulfillment activity. Some product is shipped in bulk quantities which are not packaged for delivery to our customers. These products are packaged in the appropriate box with the corresponding operations manual and other product documentation. We currently assemble one mechanical port replicator under a contract with NEC. The volume levels on this product are too small to outsource economically. We will continue to build this product in-house for the foreseeable future.

COMPETITION

     Competition for our Split Bridge(TM) technology primarily comes from traditional communication protocols, such as USB, IEEE 1394, Ethernet and SCSI. These protocols are generally well established, particularly in certain applications, and thus will provide competition for our Split Bridge(TM) technology depending upon the application.

     The market for our universal docking products is relatively new and emerging and we presently have few direct competitors. However, we expect that the markets for our products will become increasingly competitive. The market for computer products in general is intensely competitive, subject to rapid change and sensitive to new product introductions or enhancements and marketing efforts by industry participants. The principal competitive factors affecting the markets for our product offerings include corporate and product reputation, innovation with frequent product enhancement, breadth of integrated product line, product design, functionality and features, product quality, performance, ease-of-use, support and price. Although we believe that our products compete favorably with respect to such factors, there can be no assurance that we can maintain our competitive position against current or potential competitors, especially those with greater financial, marketing, service, support, technical or other competitive resources.

     We currently compete primarily with the internal design efforts of OEMs. These OEMs, as well as a number of our potential non-OEM competitors, have larger technical staffs, more established and larger marketing and sales organizations and significantly greater financial resources than we have. We believe that we have a proprietary position with respect to our Split Bridge(TM) and universal docking technology which could pose a competitive barrier for companies seeking to develop similar products or sell competing products in our markets.

PROPRIETARY RIGHTS

     Our success and ability to compete is dependent in part upon proprietary technology. We rely primarily on a combination of patent protection, copyright and trademark laws, trade secrets, nondisclosure agreements and technical measures to protect our proprietary rights. Mobility has two key Split Bridge(TM) patents that were issued on May 30, 2000 and July 11, 2000, respectively. The first patent covers Split Bridge(TM) technology in general, and the second patent covers the application of Split Bridge(TM) technology in universal docking. Eighty-one claims were allowed in the first patent and 64 claims were allowed in the second patent.

     Two international patent applications were also filed for the Split Bridge(TM) patents under the Patent Cooperation Treaty designating all member countries and thereby preserving the right to file patent applications in those member countries. Multiple national patents have been filed based on these Patent Cooperation Treaty applications and U.S. patents. Multiple additional Split Bridge(TM) patents are planned to be filed before the U.S. Patent and Trademark Office and cover, or will cover, a host of other related follow-on items. Additionally, we have 18 U.S. patent applications pending covering other related items, including Split Bridge(TM) applications and connector ports.

     We typically enter into confidentiality agreements with our employees, distributors, customers and potential customers, and limit access to, and distribution of, our product design documentation and other proprietary information. Moreover, we enter into noncompetition agreements with employees, whereby the employees are prohibited from working for and sharing confidential information with our competitors for a period of two years after termination of their employment. Additionally, we believe that, due to the rapid pace of innovation within the computer industry, the following factors also represent protection for our technology:

     - technological and creative skill of personnel;

     - knowledge and experience of management;

     - name recognition;

     - maintenance and support of products;

     - the ability to develop, enhance, market and acquire products and services; and

     - the establishment of strategic relationships in the industry.

RESEARCH AND DEVELOPMENT

     Our future success depends on our ability to enhance existing products and develop new products that incorporate the latest technological developments. We work with customers and prospects, as well as partners and industry standards organizations, to identify and implement new solutions that meet the current and future needs of our customers. Whenever possible, our products are designed to meet and drive industry standards to ensure interoperability. We intend to continue to support industry standards integral to our product strategy as well as drive new initiatives relating to remote bus technology.

     Our research and development efforts will focus on enhancing our current technology for use in docking as well as other broad applications. These enhancements will center on issues of speeds, distance, cost and integration. We intend to develop internal and external resources to more fully integrate chip design capabilities.

     Currently, our Split Bridge(TM) technology group consists of 27 people who are responsible for architecture, hardware, software and quality. This group is active in industry committees, special interest groups and other activities that provide industry knowledge and leadership. Additionally, we have substantial resources dedicated to development efforts by our strategic partners, most notably, Molex, LSI, Philips and Silicon Image.

     Amounts spent on research and development for the years ended December 31, 1997, 1998 and 1999 and the nine months ended September 30, 2000 were $2.0 million, $4.4 million, $3.4 million and $3.3 million, respectively.

ACQUISITION OF MAGMA

     On October 2, 2000, we acquired all of the assets of Mesa Ridge Technologies, Inc. d/b/a MAGMA, a privately held designer and manufacturer of PCI expansion products and solutions. We paid the MAGMA stockholders $2.0 million in cash and issued them 562,098 shares of our common stock. In addition, contingent earn out payments are to be made depending on MAGMA's performance over the next two years. The acquisition was accounted for as a purchase.

EMPLOYEES

     As of September 30, 2000, we had 69 full-time employees, all of whom are located in the United States, including 15 employed in operations, 27 in engineering, 15 in sales and marketing and 12 in administration. We engage temporary employees from time to time to augment our full time employees, generally in operations. None of our employees are covered by a collective bargaining agreement. We believe we have good relationships with our employees.

FACILITIES

     Our executive offices and operations are located in Scottsdale, Arizona. This facility consists of approximately 38,712 square feet of leased space pursuant to a lease for which the current term expires on January 31, 2002. We also lease an office in Scottsdale, Arizona, which was our former executive office. This office has been sublet to a tenant for the balance of the original lease term at a rate that covers substantially all of the lease expenses. We believe that our facility is suitable and adequate for our current business activities for the remainder of the term of our lease. Additionally, we lease an office in San Diego, California, which is the executive office of MAGMA, our wholly-owned subsidiary.

LEGAL PROCEEDINGS

     We are not a party to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

     The names and ages of our executive officers and directors are as follows:

NAME                                     AGE   POSITION
----                                     ---   --------
Charles R. Mollo.......................  49    President, Chief Executive Officer and
                                               Chairman of the Board
Jeffrey S. Doss........................  39    Executive Vice President and Director
Richard W. Winterich...................  46    Vice President and Chief Financial
                                               Officer
Donald W. Johnson......................  53    Executive Vice President and Chief
                                               Operating Officer
Larry M. Carr(2).......................  57    Director
Robert P. Dilworth(1)..................  58    Director
Jeffrey R. Harris(2)...................  51    Director
William O. Hunt(1).....................  66    Director
Jerre L. Stead(2)......................  57    Director

------------

(1) Member of Compensation Committee

(2) Member of Audit Committee

     Charles R. Mollo is one of our founders and has been our Chief Executive Officer and Chairman of our Board of Directors since our formation in May 1995, and our President since July 1999, having previously served as our President between March 1997 and June 1998. From September 1992 to May 1995, Mr. Mollo was the director of the Wireless Telephone Products Division of Andrew Corporation, a communications equipment services and systems company. From September 1986 to July 1992, Mr. Mollo was the Vice President of Corporate Development of Alliance Telecommunications Corporation, a wireless telecommunications company. Between 1980 and 1986, Mr. Mollo was a Vice President of Meadows Resources, Inc., where he managed a venture capital and investment portfolio of approximately $150 million. In the past, he has served on the boards of a number of companies, including Alliance Telecommunications Corporation, and he currently serves on the board of an internet startup company, SuperGroups.com. Mr. Mollo has a B.S.E.E. from Manhattan College, an M.S.E.E. from Newark College of Engineering, and an M.B.A. from the University of New Mexico.

     Jeffrey S. Doss is one of our founders, served as our President from our formation until March 1997 and has served as an Executive Vice
President -- Product Strategy & Development since that time. Mr. Doss has served as a director since May 1995. From May 1994 to December 1999, Mr. Doss was the owner of Doss Enterprises, which provided consulting services to various companies in the consumer electronics industry. From March 1994 through May 1995, Mr. Doss served as a consultant for cellular accessories for Andrew Corporation, a communications equipment company. From January 1991 to April 1994, Mr. Doss held various positions, including Vice President of Operations, President and Chief Executive Officer of Unitech Industries, Inc., a manufacturer of cellular telephone accessories.

     Richard W. Winterich has served as a Vice President and our Chief Financial Officer since January 1999. From 1993 to December 1998, Mr. Winterich served in various capacities for Harbour Group, an industrial conglomerate. These capacities included serving as Executive Vice President/General Manager from 1995 to December 1998 and as Chief Financial Officer from 1995 to 1997 of AEC, Inc., a supplier of auxiliary capital equipment, and as Chief Financial Officer from 1993 to 1995 of Acadia Corporation, a rubber molding company. From 1991 to 1993, Mr. Winterich served in various capacities, including Director of Finance, with

Square D Corporation, in its automation and control business sector. From 1984 to 1991, Mr. Winterich served in various capacities with Burr-Brown Corporation, a manufacturer of electronic components. Prior to his private career, Mr. Winterich spent five years in public accounting with predecessor firms of Ernst and Young. Mr. Winterich is a licensed Certified Public Accountant in the State of Ohio and received a B.A. from Baldwin-Wallace College.

     Donald W. Johnson has served as our Executive Vice President and Chief Operating Officer since January 2001, and previously served as our Executive Vice President of Worldwide Sales, Marketing and Operations since April 2000. From 1998 until March 2000, Mr. Johnson served in various capacities for UNISYS Corporation, most recently as Vice President and General Manager of the enterprise server business. From 1980 to 1998, Mr. Johnson served in various capacities for IBM, including Director of Servers and Commercial Systems, Product Marketing, Brand Management and Product Development in IBM's PC business, and worldwide sales manager and product manager. Mr. Johnson has a B.S. Degree in Business Administration from the University of California at Berkeley.

     Larry M. Carr has served as a director since September 2000 and is a member of the Audit Committee. Mr. Carr has served as chairman of the board of Northwest National Bank since 1995, and has been a director since 1992. Mr. Carr has served as chairman of the board of Video Conferencing Systems, Inc. since 1998, and has been a director since 1993. Mr. Carr is also a director of OHA Financial, Inc.

     Robert P. Dilworth has served as a director since May 1999. Prior to the acquisition of VLSI by Royal Philips Electronics in June 1999, Mr. Dilworth was a Senior Vice President of the Computer & Consumer Products Group at VLSI Technologies, Inc. and also a member of VLSI's board of directors. Mr. Dilworth was responsible for VLSI's businesses in Advanced Computing, ASIC's Consumer Digital Entertainment and Local/Wide Area Networking. Mr. Dilworth also serves as a director and is chairman of the board at Metricom. He also served as Metricom's President and as Chief Executive Officer. Prior to joining Metricom, Mr. Dilworth was President of Zenith Electronics Corp. He has served as President of Morrow Designs, a microcomputer manufacturer, and Vice President of Finance for Varian Data Machines. Mr. Dilworth is also a director of eOn Communications Corporation and Graphon, Inc.

     Jeffrey R. Harris has served as a director since September 1995. Mr. Harris has been employed by Public Service Company of New Mexico, a public utility company, since 1972, and currently serves as Director, International Business Development. Mr. Harris is President of New Vistas Investment Corporation, a real estate development and management company, and New Horizons Enterprises, Inc., a real estate investment and management company, and was a founder of the Bright Beginnings Child Development Centers, a child care chain in New Mexico.

     William O. Hunt has served as a director since December 1999. Mr. Hunt is currently chairman of the board of Intellicall, Inc., a diversified telecommunications company providing products and services to pay telephone networks on a worldwide basis. Mr. Hunt is also currently chairman of the board of Internet America, Inc., an internet service provider. From 1992 to 1998, Mr. Hunt served as Chief Executive Officer of Intellicall, Inc. From 1990 to 1996, Mr. Hunt served as chairman or vice chairman of the board and director of Hogan Systems, Inc., a designer of integrated online application software products for financial institutions. Prior to that time, Mr. Hunt served as chairman of the board, Chief Executive Officer and President of Alliance Telecommunications Corporation. He is also a director of American Homestar Corporation, Andrew Corporation and Digital Convergence.com.

     Jerre L. Stead has served as a director since November 2000 and is a member of the Audit Committee. From 1996 through May, 2000, Mr. Stead served as chairman of the board and CEO of Ingram Micro, Inc. During 1995, Mr. Stead served as chairman of the board and

CEO of LEGENT Corporation. He is also a director of Brightpoint, Inc., Armstrong World Industries, Inc., Thomas & Betts, Conexant Systems, Inc., Chinatron, Softbank E Commerce, and the TBG Group.

BOARD OF DIRECTORS

     Our board of directors has seven authorized directors and currently consists of seven members. Each director holds office until his or her term expires, he or she resigns, is removed or dies or until his or her successor is duly elected and qualified. Our bylaws provide for a classified board of directors. In accordance with the terms of our bylaws, our board is divided into three classes whose terms expire at different times. The three classes are comprised of the following directors:

     - Class I consists of Messrs. Stead and Carr, who will serve until the annual meeting of stockholders to be held in 2001;

     - Class II consists of Messrs. Dilworth, Harris and Hunt, who will serve until the annual meeting of stockholders to be held in 2002; and

     - Class III consists of Messrs. Doss and Mollo, who will serve until the annual meeting of stockholders to be held in 2003.

     At each annual meeting of stockholders beginning with the 2001 annual meeting, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The compensation committee of the board of directors consists of Messrs. Dilworth and Hunt. The compensation committee makes recommendations to the board concerning salaries and incentive compensation for our executive officers, directors, employees and consultants and administers our 1996 Plan.

     The audit committee of the board of directors consists of Messrs. Carr, Harris and Stead. The audit committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to our board of directors regarding the selection of independent auditors, consults with management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither Messrs. Dilworth nor Hunt, who are members of our compensation committee, has at any time been one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or compensation committee. For a description of the transactions between us and any member of the compensation committee and entities affiliated with any compensation committee member, see "Certain Transactions."

DIRECTOR COMPENSATION

     Each director who is also our employee does not receive additional compensation for serving as a director. Each non-employee director, upon initial election to the board, will receive a non-qualified option to purchase 10,000 shares of common stock, which will be fully exercisable on the one-year anniversary of the date of grant (if that director is then serving as a director). In addition, each non-employee director will receive a non-qualified option to purchase 15,000 shares of common stock at the annual meeting of our stockholders following the initial year of service as a director, and every fourth year thereafter, which option will vest 25% annually, commencing on the date of grant of the option with vesting occurring only on continuous service. At each annual meeting of our directors, each non-employee director who is elected to serve on either the audit committee or the compensation committee will receive an option to purchase 2,500 shares of common stock, which option shall be fully exercisable at the end of the one-year term of that office (with vesting occurring only on continuous service). Directors may also be reimbursed for certain expenses in connection with attendance at board and committee meetings. Subject to approval by the stockholders at the next annual meeting of our stockholders, commencing with the election of Mr. Stead, the above director compensation has changed as follows:
(i) the initial grant for non-employee directors will be 50,000 shares, vesting quarterly over a three-year period; and (ii) the additional grant will be 50,000 shares, vesting quarterly over a three-year period.

     We have entered into consulting agreements with Messrs. Hunt and Dilworth. The agreement with Mr. Dilworth expires on May 21, 2001. The agreement with Mr. Hunt expires on December 8, 2001. The agreements may be terminated by either party to the agreement at any time as long as 30 days written notice is given to the other party to the agreement. As compensation for entering these agreements, we granted each of Messrs. Hunt and Dilworth the option to purchase 35,000 shares of our common stock under our 1996 Plan. Mr. Hunt's options were granted at an exercise price of $4.00 per share. Mr. Dilworth's options were granted at an exercise price of $8.00 per share. Mr. Dilworth's options expire on the earlier of the date his consulting agreement is terminated or May 21, 2003. Mr. Hunt's options expire on the earlier of the date his consulting agreement is terminated or December 8, 2003. The consulting agreements provide that we will reimburse Messrs. Hunt and Dilworth for all reasonable and necessary out-of-pocket travel and other expenses they incur while performing their duties and state that Messrs. Hunt and Dilworth are independent contractors.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation awarded to, earned by or accrued for services rendered to us in all capacities during the years ended December 31, 1997, 1998, 1999 and 2000 by our Chief Executive Officer and the three other most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal 2000 (collectively, the "Named Executive Officers") for services rendered in all capacities to us during the year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION(1)                LONG-TERM COMPENSATION AWARDS
                                             --------------------------------------   ---------------------------------------
NAME AND PRINCIPAL                                                   OTHER ANNUAL          STOCK        SECURITIES UNDERLYING
POSITION                              YEAR   SALARY($)   BONUS($)   COMPENSATION($)      AWARDS($)           OPTIONS(#)
------------------                    ----   ---------   --------   ---------------   ---------------   ---------------------
Charles R. Mollo....................  2000   $219,423         --             --                 --                  --
  President, Chief Executive Officer  1999    123,750     $1,923             --         $  400,000             100,000
  and Chairman of the Board           1998    116,346         --             --            171,373              14,902
                                      1997    116,657         --             --                 --                  --
Jeffrey S. Doss.....................  2000    194,500         --             --                 --                  --
  Executive Vice                      1999    120,366      1,731             --            300,000              75,000
  President and Director              1998    114,913         --             --            171,373              14,902
                                      1997    100,000         --             --                 --                  --
Richard W. Winterich................  2000    185,000         --             --            180,000              15,000
  Vice President and                  1999    185,711      3,557             --            200,500              75,000
  Chief Financial Officer             1998         --         --        $15,000                 --                  --
                                      1997         --         --             --                 --                  --
                                      2000    160,769         --             --          1,210,000             110,000
Donald W. Johnson...................  2000    220,000         --             --                 --                  --
  Executive Vice President            1999         --         --             --                 --                  --
  and Chief Operating Officer         1998         --         --             --                 --                  --
                                      1997         --         --             --                 --                  --

------------

(1) In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees and certain perquisites and other personal benefits received which do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

OPTION GRANTS IN LAST FISCAL YEAR

     Stock options were granted to the Named Executive Officers during the year ended December 31, 2000. The following table summarizes the option grants.

                                                                         INDIVIDUAL GRANTS
                                          --------------------------------------------------------------------------------
                                          % OF TOTAL                                        POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF     OPTIONS                                             ASSUMED ANNUAL RATES OF
                             SECURITIES   GRANTED TO   EXERCISE                              STOCK PRICE APPRECIATION FOR
                             UNDERLYING   EMPLOYEES     OR BASE     MARKET                          OPTION TERM($)
                              OPTIONS     IN FISCAL      PRICE       PRICE     EXPIRATION   ------------------------------
NAME                         GRANTED(#)    YEAR(%)     ($/SHARE)   ($/SHARE)      DATE         0%         5%        10%
----                         ----------   ----------   ---------   ---------   ----------   --------   --------   --------
Richard W. Winterich.......    15,000         2.7%      $12.00      $12.00      6/30/06            0     61,217    138,881
Donald W. Johnson..........   110,000        19.8%       11.00       11.00       4/1/05            0    334,301    738,717

     Both Messrs. Mollo and Doss have executed personal loan guarantees as collateral for our revolving line of credit with Bank of America dated November 2, 1999. Each guaranteed a total of approximately $1.8 million. As affirmation and compensation for the associated financial risk, we issued warrants to purchase 8,412 shares of our common stock to Mr. Mollo at a price of $4.00 per share and warrants to purchase 7,010 shares of our common stock to Mr. Doss at a price of $4.00 per share in November 1999. As of December 8, 2000, the guarantees are no longer in place.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides summary information regarding the stock options exercised during 2000 and the stock options held as of December 31, 2000 by the Named Executive Officers. No stock options were exercised by the Named Executive Officer during 2000.

                                          NUMBER OF SHARES UNDERLYING        VALUE OF UNEXERCISED
                                             UNEXERCISED OPTIONS AT              IN-THE-MONEY
                                               DECEMBER 31, 2000         OPTIONS AT DECEMBER 31, 2000
                                          ----------------------------   ----------------------------
NAME                                      EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                      -----------    -------------   -----------    -------------
Charles R. Mollo........................     39,286          94,986             --              --
Jeffrey S. Doss.........................     64,782          54,490             --              --
Richard W. Winterich....................     44,166          45,834         60,938              --
Donald W. Johnson.......................     24,448          85,552             --              --

AMENDED AND RESTATED 1996 LONG TERM INCENTIVE PLAN

     Our Amended and Restated 1996 Long Term Incentive Plan, or the 1996 Plan, authorizes the granting of options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, options that do not so qualify ("non-qualified stock options") and restricted stock awards to our directors, key employees and advisors. The 1996 Plan is administered by the compensation committee, which is, and shall be, comprised of at least two non-employee directors as may be appointed by the Board (the "Committee"). The Committee generally has the authority to fix the terms and number of options and restricted stock awards to be granted and to determine the employees or other persons who will receive awards; provided that non-employee directors receive non-qualified stock options under the 1996 Plan automatically upon election as a director and upon each annual meeting of the stockholders thereafter while he or she continues to serve as an independent director. The aggregate number of shares of common stock for which options may be granted or for which stock grants may be made under the 1996 Plan is 1,250,000. These shares were registered on a Form S-8 on October 3, 2000. The 1996 Plan will terminate in 2008, unless sooner terminated by the board.

     Each option granted pursuant to the 1996 Plan is exercisable at any time upon or after vesting and expires on the date determined by the compensation committee. In no event will any option expire later than ten years from the date of grant. In no event will any option granted to a person who, on the date of grant of the option, owns stock possessing more than 10% of the total combined voting power of all classes of stock of us, expire later than five years from the date of grant. With respect to a participant who is an employee or advisor, each option expires within three months after the date the participant ceases to be an employee or advisor. During that three month period, those options may only be exercised if they were exercisable immediately prior to the time the employment was terminated. If the employee's, advisor's or non-employee director's employment is governed by an employment agreement and is terminated for "cause," the option will automatically expire. The exercise price of each option granted will be determined by the Committee, but shall not be less than 100% of the fair market value of the common stock at the time such option is granted. In the case of an incentive stock option granted to a person who, on the date of the grant owns more than 10% of us or our subsidiary, the exercise price shall not be less than 110% of the fair market value of the common stock at the time such incentive stock option is granted. Options are not transferable other than by will or the laws of descent or distribution or to a beneficiary, as defined in the plan, in the event of the participant's death. Options may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors. Options may be exercised during the lifetime of the optionee only by the optionee or the optionee's authorized representative. A vesting schedule for the options is indicated in each option agreement as determined by the compensation committee.

     Shares of common stock awarded under restricted stock grants are subject to restrictions prohibiting their sale, assignment, transfer or encumbrance for a period of time specified by the Committee and will revert to us if the participant's relationship with us terminates during such period of restriction, unless the Committee, by rule or regulation or in any award agreement, provides otherwise.

FOUNDERS OPTIONS

     Several key managers received non-qualified options to purchase an aggregate of 132,198 shares of common stock at a price per share of $3.52 outside the 1996 Plan. These options vested from August 23, 1996 to June 1, 1999 and 44,066 options are outstanding (88,132 have been exercised) as of September 30, 2000.

EMPLOYMENT AGREEMENTS

     We have entered into full-time employment agreements with Messrs. Mollo, Doss, Winterich and Johnson. The agreements with Messrs. Mollo and Doss expire on December 1, 2001. The agreement with Mr. Winterich expires on December 31, 2001. The agreement with Mr. Johnson expires April 1, 2003. When the agreements have expired, they will be renewed on a year-to-year basis unless either party to the agreement gives the other party notice of termination at least 90 days prior to the end of the then current term, as defined in the agreement. The employment agreements provide for increases in salary as determined by the board of directors.

     As of December 1, 2000, Mr. Mollo's base salary was $225,000. His salary will automatically be increased $25,000 per year. Mr. Mollo has a targeted annual cash bonus, for each fiscal year that the agreement is in effect, of up to 50% of his then current base salary. Under the terms of his employment agreement, we granted Mr. Mollo the option to purchase 100,000 shares of our common stock at $4.00 per share under our 1996 Plan. This option expires on December 1, 2004 or one year following the termination of Mr. Mollo's employment agreement.

     As of December 1, 2000, Mr. Doss's base salary is $192,600. Mr. Doss has a targeted annual increase in salary of at least 7% which will take effect each year on December 1. Mr. Doss has a targeted annual cash bonus, for each fiscal year that the agreement is in effect, of up to 40% of his then current base salary. Under the terms of his employment agreement, we granted Mr. Doss the option to purchase 75,000 shares of our common stock at $4.00 per share under our 1996 Plan. This option expires on the earlier of March 31, 2003 or 180 days following the termination of Mr. Doss's employment agreement. Pursuant to Mr. Doss's employment agreement, we sold him 50,000 shares of our Series C preferred stock at a purchase price of $6.00 per share and issued Mr. Doss a warrant to purchase 50,000 shares of our common stock at an exercise price of $0.02 per share. In return, Mr. Doss provided us with a promissory note and an agreement pledging his 50,000 shares of Series C preferred stock and his warrant to purchase (and the underlying) 50,000 shares of common stock to us.

     If we terminate our employment agreement with Mr. Mollo or Mr. Doss for any reason other than just cause, as defined in the agreement, within two years of experiencing a change in control, as defined in the agreement, we will, in the case of Mr. Mollo, pay a lump-sum payment equal to his then current salary for the remainder of the then current term of the agreement or, in the case of Mr. Doss, continue to pay his then current salary for the remainder of the then current term of his employment agreement plus one year. If Mr. Mollo or Mr. Doss terminates his employment agreement with us for constructive termination, as defined in the agreement, within two years of the time that we experience a change in control, as defined in the agreement, we will, in the case of Mr. Mollo, also pay him a lump-sum payment equal to his then current salary for the remainder of the then current term of his employment agreement or, in the case of Mr. Doss, continue to pay his then current salary for the remainder of the then current term of his employment agreement plus one year.

     We have agreed to consult with Mr. Doss regarding any change of our current chief executive officer. If Mr. Doss does not approve of the new chief executive officer, he is entitled to terminate his employment with us within thirty days of the time the new chief executive officer takes office. Mr. Doss will retain the compensation he has earned until that point and we will pay to Mr. Doss a lump-sum equal to three months of his then current salary.

     As of December 1, 2000, Mr. Winterich's base salary is $185,000. Mr. Winterich has a targeted annual calendar year cash bonus of 40% of his then current salary. Under the terms of his employment agreement, we granted Mr. Winterich the option to purchase 50,000 shares of our common stock at $4.00 per share under our 1996 Plan. This option vests and becomes exercisable over a period of three years from the date of grant and expires on April 12, 2004, unless it expires earlier due to Mr. Winterich terminating his employment with us. Mr. Winterich also has the option to purchase 25,000 additional shares of our common stock at a price of $0.02 per share which will vest when we consummate this offering, experience a change-in-control, have a strategic partner or investor invest $10.0 million in us or on December 31, 2007, whichever occurs first. This option expires on April 12, 2009, unless it expires earlier due to Mr. Winterich terminating his employment with us.

     As of December 1, 2000, Mr. Johnson's base salary is $220,000. Mr. Johnson has a targeted annual calendar year bonus of 40% of his then current salary. Under the terms of his employment agreement, we granted Mr. Johnson the option to purchase 110,000 shares of our common stock at $11.00 per share under our 1996 Plan. This option vests and becomes exercisable over a period of three years beginning April 1, 2000 and expires April 1, 2005, unless it expires earlier due to Mr. Johnson's termination of employment with us. If we terminate our employment agreement with Mr. Johnson for any reason other than just cause, as defined in the agreement, or if Mr. Johnson terminates the agreement with us for constructive termination, as defined in the agreement, within two years of experiencing a change in control, as defined in the agreement, we will pay a lump-sum payment equal to his then current salary for the remainder of the then current term of the agreement.

DISCRETIONARY BONUS PLAN

     In order to succeed, we believe that we must be able to attract and retain qualified personnel by developing base compensation and bonus packages that are in line with comparable companies. The Compensation Committee of our board of directors is responsible for administering and interpreting our Discretionary Bonus Plan, determining eligibility thereunder, approving performance goals and plans, and recommending bonus awards subject to final approval by our directors. The participants in the Discretionary Bonus Plan, including our executive officers, subsidiary and division general managers, and other selected personnel, are eligible for annual awards under the Discretionary Bonus Plan, as a percentage of base compensation, of up to 50% for the Chief Executive Officer, and ranging from 25% to 40% for other executive officers and selected personnel. The bonus percentage amounts may be modified annually or from time to time by our directors based upon the financial plan for the upcoming year, and the recommendation of the Compensation Committee.

     The determination of awards under the Discretionary Bonus Plan will take into account input from our senior management who will consider, among other things, one or more of the following goals:

     - Encouraging our growth and creating increased stockholder value through the efficient use of assets;

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

     - Recognizing the contribution of exceptional management, and awarding discretionary bonuses for extraordinary performance; and

     - Providing incentives and rewards, as a component of the total compensation program, to attract, retain and motivate highly qualified management personnel.

     To achieve these goals, we will integrate annual base compensation with bonuses based upon a variety of factors that include our operating performance as a company, as well as each participant's individual initiative and performance. In determining whether to award bonuses under the Discretionary Bonus Plan, the Compensation Committee will specifically consider, among other things, (i) the achievement of a sales plan, (ii) the achievement of an operating income plan, (iii) the achievement of an inventory turns plan (which calculates on-hand inventory quarterly), (iv) the level of accounts receivables outstanding on a quarterly basis, and (v) a variety of other factors including, but not limited to, an assessment of each participant's leadership ability, planning and execution of operations, service to customers, product and market development, and overall productivity. The Compensation Committee will apply a formula assigning weights to the above-outlined performance criteria, as follows:

- Achievement of a sales plan...............................    20%
- Achievement of an operating income plan...................    30%
- Achievement of an inventory turns plan....................    10%
- Accounts receivables outstanding..........................     5%
- Other factors.............................................    35%

     In order to be eligible for a bonus award in any given calendar year, participants must be employed with us as of December 31 of such calendar year (with certain limited exceptions). Our directors may elect to award bonuses in cash or in our stock. If payment is made in stock, the stock price will be established by our directors at the time the bonus is approved.

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

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock and Series C preferred stock as of November 30, 2000, by:

     - each person or entity known by us to beneficially own 5% or more of the outstanding shares of common stock;

     - each of our directors and the Named Executive Officers; and

     - all of our executive officers and directors as a group.

     Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                                  NUMBER OF SHARES
                                                              BENEFICIALLY OWNED(1)(2)
                                                              -------------------------
BENEFICIAL OWNER                                                NUMBER         PERCENT
----------------                                              -----------     ---------
Directors and Named Executive Officers
Charles R. Mollo(3)(4)......................................   1,222,666         8.0%
Jeffrey S. Doss(3)(5).......................................     255,132         1.7%
Donald W. Johnson(3)(6).....................................      26,448         *
Jeffrey R. Harris(3)(7).....................................     936,424         6.1%
Richard Winterich(3)(8).....................................      49,166         *
Robert P. Dilworth(3)(9)....................................      52,500         *
William O. Hunt(3)(10)......................................      75,538         *
Jerre L. Stead(11)..........................................          --           --
Larry M. Carr(12)...........................................     184,857         1.2%
                                                               ---------        -----
Executive officers and directors as a group (nine
  persons)..................................................   2,802,731        17.8%
5% or more Stockholders:
Janice L. Breeze-Mollo(13)..................................     950,218         6.2%

------------

  *  Represents beneficial ownership of less than 1%

 (1) "Beneficially" owned shares, as defined by the SEC, are those shares as to which a person has voting or dispositive power, or both. "Beneficial" ownership does not necessarily mean that the named person is entitled to receive the dividends on, or the proceeds from the sale of, the shares.

 (2) For purposes of calculating the number of shares beneficially owned by a shareholder and the percentage ownership of that shareholder, shares of common stock subject to options that are currently exercisable or exercisable within 60 days of November 30, 2000 by that shareholder are deemed outstanding. Percentage ownership is based on 14,284,125 shares of common stock and 1,320,207 shares of Series C Preferred Stock, which convert to 899,457 shares of common using a conversion factor of 1-to-0.6813, outstanding as of November 30, 2000.

 (3) The address for Messrs. Mollo, Doss, Johnson, Harris, Winterich, Dilworth and Hunt is 7955 East Redfield Road, Scottsdale, Arizona 85260.

 (4) Includes 116,047 shares owned by Mollo Family LLC of which Mr. Mollo owns 10% and is a manager; 371,062 shares owned by New Vistas Investment Corporation of which Mr. Mollo owns approximately 43%; 233,827 shares owned by New Horizons Enterprises of which Mr. Mollo owns 49%; 162,898 shares owned by La Luz Enterprises, L.L.C., of which CRM-008 Trust is the 100% owner of which Mr. Mollo is the family trustee and 100% beneficiary; 9,042 shares held at Delaware Trust FBO Charles R. Mollo; 25,000 shares held in the John R. Harris and Timothy D. Harris Irrevocable Trust of which Mr. Mollo is trustee; 50,900 shares held in the Deanna L. and Kristen A. Williams Irrevocable Trust of which Mr. Mollo is trustee; 22,143 shares that may be received upon the conversion of 32,501 shares of Series C preferred stock owned directly by Mr. Mollo; 96,944 shares that may be received upon the conversion of 142,293 shares of Series C preferred stock owned by New Vistas Investment Corporation, of which Mr. Mollo owns 43%; 6,250 shares that may be purchased upon the exercise of warrants owned directly by Mr. Mollo; 16,823 shares that may be purchased upon the exercise of warrants owned by Mollo Family LLC; 52,638 shares that may be purchased upon the exercise of warrants owned by New Vistas Investment Corporation; 19,806 shares that may be purchased upon the exercise of warrants owned by New Horizons Enterprises, of which Mollo owns 49%; and 39,286 shares that may be purchased upon the exercise of options granted under the 1996 Plan. Mr. Mollo is married to Ms. Breeze-Mollo,

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

     however, all shares owned by Ms. Breeze-Mollo are held as separate property and Mr. Mollo has no beneficial ownership rights thereto, and disclaims beneficial ownership of the shares owned by Ms. Breeze-Mollo.

 (5) Includes 135,017 shares owned directly by Mr. Doss; 5,000 owned by Nolton Doss International, Inc. of which Mr. Doss owns 50% and is a director; 34,065 shares that may be received upon the conversion of 50,000 shares of Series C preferred stock owned directly by Mr. Doss; 16,268 shares that may be purchased upon the exercise of warrants owned directly by Mr. Doss; and 64,782 shares that may be purchased upon the exercise of options granted under the 1996 Plan.

 (6) Includes 2,000 shares owned directly by Mr. Johnson; and 24,448 shares that may be purchased upon exercise of options granted under the 1996 Plan.

 (7) Includes 20,403 shares owned directly by Mr. Harris; 60,579 shares owned by Harris Family LLC of which Mr. Harris owns 10% and is a manager; 6,742 shares held at Delaware Trust FBO Jeffrey R. Harris; 371,062 shares owned by New Vistas Investment Corporation of which Mr. Harris owns approximately 20% and is a director; 233,827 shares owned by New Horizons Enterprises of which Mr. Harris owns 26% and is a director; 11,355 shares that may be received upon the conversion of 16,666 shares of Series C preferred stock owned directly by Mr. Harris; 2,840 shares that may be received upon conversion of 4,168 shares of Series C preferred stock held at Delaware Trust FBO Jeffrey R. Harris; 96,944 shares that may be received upon the conversion of 142,293 shares of Series C preferred stock owned by New Vistas Investment Corporation; 15,553 shares that may be purchased upon the exercise of warrants owned directly by Mr. Harris; 9,677 shares that may be purchased upon the exercise of warrants owned by Harris Family LLC; 52,638 shares that may be purchased upon the exercise of warrants owned by New Vistas Investment Corporation; 19,806 shares that may be purchased upon the exercise of warrants owned by New Horizons Enterprises; and 35,000 shares that may be purchased upon the exercise of options granted under the 1996 Plan.

 (8) Includes 5,000 shares owned directly by Mr. Winterich; and 44,166 shares that may be purchased upon the exercise of options granted under the 1996 Plan.

 (9) Includes 52,500 shares that may be purchased by Mr. Dilworth upon the exercise of options granted under the 1996 Plan.

(10) Includes 28,038 shares owned by B&G Partners Limited of which Mr. Hunt has a 100% interest; and 47,500 shares that may be purchased upon the exercise of options granted under the 1996 Plan.

(11) The address for Mr. Stead is 10040 E. Happy Valley Road, 674 Desert Highlands, Scottsdale, Arizona 85255.

(12) Includes 28,008 shares owned directly by Mr. Carr; 140,149 shares held by OHA Financial, Inc., of which Mr. Carr is a director; and 16,700 shares that may be purchased upon the exercise of warrants owned directly by Mr. Carr. The address for Mr. Carr is 2619 Hemingway Drive, Arlington, Texas 76006.

(13) Includes 14,696 shares owned directly by Ms. Breeze-Mollo; 30,966 shares held by the Breeze Family LLC; 6,468 shares held at Alex Brown FBO Janice
     L. Breeze; 22,780 shares held in La Luz Enterprises, II LLC, of which Janice L. Breeze Revocable Trust is the 100% owner of which Ms. Breeze-Mollo is the trustee and 100% beneficiary; 75,000 shares held in the Christine E. Mollo and Charles R. Mollo III Irrevocable Trust of which Ms. Breeze-Mollo is Trustee; 371,062 shares owned by New Vistas Investment Corporation of which Ms. Breeze-Mollo owns approximately 18.5%; 233,827 shares owned by New Horizons Enterprises of which Ms. Breeze-Mollo owns 25%; 3,407 shares that may be received upon the conversion of 5,000 shares of Series C preferred stock owned directly by Ms. Breeze-Mollo; 96,944 shares that may be received upon the conversion of 142,293 shares of Series C preferred stock owned by New Vistas Investment Corporation; 15,067 shares that may be purchased upon the exercise of warrants owned directly by Ms. Breeze-Mollo; 7,557 shares that may be purchased upon the exercise of warrants owned by the Breeze Family LLC; 19,806 shares that may be purchased upon the exercise of warrants owned by New Horizons Enterprises; and 52,638 shares that may be purchased upon the exercise of warrants owned by New Vistas Investment Corporation. Ms. Breeze-Mollo is married to Mr. Mollo, however, all shares owned by Mr. Mollo are held as separate property and Ms. Breeze-Mollo has no beneficial ownership rights thereto, and disclaims beneficial ownership of the shares owned by Mr. Mollo. The address for Ms. Breeze-Mollo is 5528 Eubank Boulevard, N.E., Suite #3, Albuquerque, New Mexico 87111.

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

                              CERTAIN TRANSACTIONS

     The following is a description of transactions, for the last three years, to which we have been a party, in which the amount involved in the transaction exceeds $60,000 and in which any of our directors, executive officers or holders of more than five percent of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements that are otherwise required to be described under "Management."

     From September 1996 through May 1997, we raised approximately $1.9 million from our management and their affiliates (approximately $1.3 million of which was in the form of common stock, at a purchase price of $7.73 per share, and $565,000 of which was in the form of convertible subordinated debt (the "Convertible Debentures")), and approximately $2.4 million from outside investors ($846,458 of which was in the form of common stock, at a purchase price of $7.73 per share, and approximately $1.6 million of which was in Convertible Debentures). For a description of the Convertible Debentures, see "Description of Capital Stock -- Convertible Debentures."

     In November 1997, we completed a $10.0 million private placement, including approximately $1.0 million of already outstanding preferred stock which was converted to common stock at $8.00 per share and the sale of 1,124,500 newly-issued shares of common stock at $8.00 per share and 312,500 warrants to purchase shares of common stock at $14.00 per share. Of these amounts, management converted preferred stock of approximately $1.0 million and purchased $16,000 of common stock, all at $8.00 per share.

     In June 1998, we completed a private placement of approximately $8.5 million and issued an aggregate of 742,500 shares of common stock at $11.50 per share. Our management and their affiliates purchased an aggregate of 37,000 shares of common stock ($425,000) in this private placement.

     In December 1998, we offered to convert the principal of the Convertible Debentures and accrued interest thereon to common stock at a price of $7.73 per share. Of the approximately $2.1 million of principal outstanding, approximately $2.0 million plus accrued interest of $62,448 was converted into 275,721 shares of common stock. Our management and their affiliates converted $545,000 of principal and $16,476 accrued interest into 72,730 shares of common stock.

     In January 1999, we completed a private placement of approximately $5.0 million and issued an aggregate of 735,300 shares of Series C preferred stock at $6.75 per share. Our management and their affiliates purchased an aggregate of 45,000 shares of Series C preferred stock ($303,750) in this private placement. Pursuant to the terms of the Series C preferred stock, an additional 91,909 shares were issued to the investors in such private placement as a result of a subsequent round of financing at the lower price of $6.00 per share and 5,625 of such additional shares were issued to management and their affiliates. See "Description of Capital Stock -- Series C Preferred Stock."

     In March 1999, we raised $3.5 million in the form of 13% Bridge Promissory Notes, of which $1,075,000 was from our management and their affiliates and the balance from outside investors. Of the amount held by management and their affiliates, $550,000 was converted to 68,750 shares of common stock at a price of $8.00 per share in June 1999. The offering also included the issuance of warrants to purchase 525,000 shares of common stock at a price of $0.02 per share, of which 146,250 were issued to our management and their affiliates. See "Description of Capital Stock -- Registration Rights -- Private Placement of 13% Bridge Promissory Notes and Warrants and Series C Preferred Stock." In February 2000, the outstanding balance of the Bridge Notes of approximately $1.2 million and the accrued interest thereon of approximately $160,000 were extended to March 31, 2001. Of the Bridge Notes extended, our management and their affiliates held $525,000 with accrued interest thereon of approximately $69,000. As part of the extension agreement, we issued warrants to purchase 10,000 shares of common stock for each $100,000 of principal outstanding, including accrued interest. Our management and their affiliates received 118,736 of the 277,004 warrants issued.

     In January 2000, we completed a private placement of approximately $7.4 million and issued an aggregate of 1,231,450 shares of Series C preferred stock at $6.00 per share. For each share of Series C preferred stock purchased, an investor received a warrant to purchase one share of common stock at a price of $0.02 per share. Our management and their affiliates purchased an aggregate of 159,167 shares of Series C preferred stock ($955,006) in this private placement and received warrants for the purchase of 159,167 shares of common stock at a price of $0.02 per share. See "Description of Capital Stock -- Series C Preferred Stock."

     In April 1998, in connection with the Bank of America line of credit, certain stockholders including Messrs. Mollo and Doss executed personal guarantees to guarantee a total of approximately $1.8 million each, and certain of our other stockholders agreed to indemnify such guarantors against amounts paid under such guarantees up to certain agreed upon levels. As part of such guarantees and indemnification arrangements, such persons were issued an aggregate of 112,500 warrants to purchase common stock at a price of $11.50 per share. Our management of the Company and their affiliates received an aggregate of 86,621 of such warrants.

     When the Bank of America line of credit was amended in November 1999, certain stockholders including Messrs. Mollo and Doss executed personal guarantees to guarantee $1.8 million each, and certain other stockholders continued to indemnify such guarantors against amounts paid under such guarantees up to certain agreed upon levels. As part of such guarantees and indemnification arrangements, such persons were issued an aggregate of 56,250 warrants to purchase common stock at a price of $4.00 per share. Of such warrants, Mr. Mollo was issued warrants to purchase 8,412 shares and Mr. Doss was issued warrants to purchase 7,010 shares of common stock. Our management and their affiliates received an aggregate of 51,111 of such warrants. As of December 8, 2000, the guarantors were released from the above guarantees.

     We have entered into an employment agreement with Messrs. Doss, Mollo, Winterich and Johnson. See "Management -- Employment Agreements."

     As provided for in Mr. Doss's employment agreement, we have entered into a promissory note in the principal sum of $300,000 in December 1999 with Mr. Doss, our Executive Vice President, to finance his purchase of 50,000 shares of our Series C preferred stock at a purchase price of $6.00 per share and a warrant to purchase 50,000 shares of our common stock at an exercise price of $0.02 per share (which was included in the January 2000 offering). This note provides for 6.0% per annum interest and is due in full on December 1, 2001, however, Mr. Doss may prepay at any time without any penalty or premium. The principal amount outstanding as of December 31, 1999 is $300,000. In connection with the note, Mr. Doss and the Company have also entered into a pledge agreement granting a security interest in the preferred stock and the warrant we sold to Mr. Doss.

     New Vistas Investment Corporation, an entity owned in part by Mr. Mollo, Ms. Breeze-Mollo and Mr. Harris, provided administrative services to us, for which we reimbursed the direct costs of providing such services. The services provided were in support of Mr. Mollo, primarily in connection with our previous private financings. No contractual agreement exists between the parties. Amounts reimbursed for the years ended December 31, 1997, 1998 and 1999, and the nine months ended September 30, 2000, were $32,000, $52,000, $42,000, and $39,000 respectively.

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

     We have granted options to certain of our directors and executive officers. We have also entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, executive officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, executive officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     We are a Delaware corporation and our affairs are governed by our certificate of incorporation, as amended, our bylaws, as amended, and the Delaware General Corporation Law (the "DGCL"). The following description of our capital stock is qualified in all respects by the certificate of incorporation and the bylaws, which have been filed as exhibits to the registration statement to which this prospectus forms a part.

     As of December 31, 2000, our authorized capital stock consisted of 90,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share.

COMMON STOCK

     As of December 31, 2000, we had 14,323,100 shares of common stock outstanding and approximately 946 holders of common stock. All issued and outstanding common stock is, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable. Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. There is no right to cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive dividends, if and when declared by the board of directors out of funds legally available therefor, after payment of dividends required to be paid on any outstanding shares of preferred stock. Upon our liquidation, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preferences of any outstanding shares of preferred stock. Holders of shares of common stock have no conversion, redemption or preemptive rights. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock.

PREFERRED STOCK

     The board of directors may, without further action of our common stockholders, issue shares of preferred stock in one or more series and fix or alter the rights and preferences thereof, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors may, without further action by our common stockholders, issue shares of preferred stock which it has designated. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of preferred stock. While the issuance of preferred stock provides flexibility in connection with additional financing, possible acquisitions and other corporate purposes, future issuances may have the effect of delaying, deferring or preventing the change of control in us without further action by the stockholders and may discourage bids for the common stock at a premium over the market price. The board of directors may, without stockholder approval, provide for the issuance of preferred stock that could have voting, conversion or other rights superior to the rights of holders of common stock.

     We have no present plans to issue any new series of preferred stock.

SERIES C PREFERRED STOCK

     As of December 31, 2000, we had 15,000,000 shares of Series C preferred stock authorized for issuance and 1,263,708 shares of Series C preferred stock outstanding, and approximately 185 holders of Series C preferred stock. All issued and outstanding Series C preferred stock is, and all shares of Series C preferred stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

     The Series C preferred stock is convertible into shares of common stock. The rate of conversion is 1-to-0.68995 as of September 30, 2000. The initial conversion rate was one for one, but was subject to change if certain events occur. Generally, the conversion rate will be adjusted if we issue any non-cash dividends on our securities, split our securities or otherwise effect a change to the number of our outstanding securities. The conversion rate will also be adjusted if we issue additional securities at a price that is less than the price that the Series C preferred stockholders paid for their shares. Such adjustments will be made according to certain formulas that are designed to prevent dilution of the Series C preferred stock. The Series C preferred stock can be converted at any time at the option of the holder. No fractional shares will be issued upon conversion.

     If our board of directors declares a cash dividend payable on our outstanding shares of common stock, the board of directors must also declare a dividend payable on each share of Series C preferred stock equal to the amount of the dividend payable on the number of shares of common stock into which each such share could then be converted. Holders of shares of Series C preferred stock are entitled to vote on all matters submitted for a vote of the holders of common stock. Holders will be entitled to one vote for each share of common stock into which one share of Series C preferred stock could then be converted. In the event of our liquidation or dissolution, the holders of Series C preferred stock will be entitled to receive the amount they paid for their stock, plus accrued and unpaid dividends out of our assets legally available for such payments prior to the time other holders of our securities junior to the Series C preferred stock will be entitled to any payments. We are restricted from undertaking the following corporate actions without the consent of the Series C preferred stockholders while any shares of Series C preferred stock remain outstanding: (i) merging, selling all or substantially all of our assets or liquidating unless the holders of Series C preferred stock receive at least $15.00 per share; (ii) purchasing any common stock, except for purchases of shares under contractual arrangements; (iii) authorizing or issuing any equity securities senior to or on parity with the Series C preferred stock; (iv) declaring or paying any cash dividends on the common stock; or (v) increasing or decreasing the number of authorized shares of preferred stock or common stock.

SERIES D PREFERRED STOCK

     As of December 31, 2000, we had 500,000 shares of Series D preferred stock authorized for issuance, none of which were outstanding as of December 31, 2000.

     The Series D preferred stock is convertible into shares of common stock. On March 1, 2002, each share of Series D preferred stock will convert automatically into a number of shares of common stock determined by dividing $10.00 by the offering price per share used in the last round of equity private placement financing prior to March 1, 2002; provided, however, immediately prior to the consummation of our initial public offering, each share of Series D preferred stock was converted automatically into the number of shares of common stock determined by dividing $10.00 by $11.40 (95% of the offering price per share of the common stock used in our initial public offering). On June 30, 2000, the first trading date of the Company's initial public offering, the shares of Series D preferred stock converted automatically into 438,595 shares of common stock at a conversion rate of 1-50-0.87719 ($10.00 divided by 95% of the $12.00 initial public offering price per share of common stock).

     If our board of directors declares a cash dividend payable on our outstanding shares of common stock, the board of directors must also declare a dividend payable on each share of Series D preferred stock equal to the same dividend per share paid on each share of common stock (as adjusted for any common stock dividends, splits or the like). Holders of shares of

Series D preferred stock are entitled to vote on all matters submitted for a vote of the holders of common stock. Holders will be entitled to one vote for each share of Series D preferred stock (subject to adjustment for any common stock dividends, splits or the like). In the event of our liquidation or dissolution, the holders of Series D preferred stock will be entitled to receive the amount they paid for their stock, plus accrued and unpaid dividends out of our assets legally available for such payments after the holders of Series C preferred stock have received their preferential payments, but prior to the time other holders of our securities will be entitled to any payments. We are prohibited from paying any cash dividends on our common stock while any shares of Series D preferred stock remain outstanding.

WARRANTS AND OPTIONS

     Finova Warrants. In connection with a $1.6 million loan made by Finova on June 24, 1997 to us (the "Finova Loan"), we issued a Stock Purchase Warrant to Finova (the "First Finova Warrant") to purchase 85,849 shares of common stock, at $0.02 per share, subject to the following adjustments: if the Finova Loan remains outstanding on June 24, 1999, Finova would have the right to purchase 115,644 shares of common stock; if the Finova Loan remains outstanding on June 24, 2000, Finova would have the right to purchase 146,088 shares of common stock; and if the Finova Loan remains outstanding on June 24, 2001, Finova would have the right to purchase 177,161 shares of common stock. The First Finova Warrant is exercisable at any time until July 31, 2002. Pursuant to the terms of the First Finova Warrant and the Second Finova Warrant (defined below) (collectively with the First Finova Warrant, the "Finova Warrants"), Finova was entitled to receive notice of and be entitled to attend or to send a representative to attend all meetings of our board of directors in a non-voting observation capacity, receive copies of all notices, packages and documents provided to members of our board of directors for each board meeting and receive copies of all actions taken by written consent of our board of directors, until such time as the Finova Loan was paid in full. Additionally, both Finova Warrants contain certain provisions that protect the holder against dilution by adjustment of exercise price and the number of shares of common stock subject to the Finova Warrants in certain events, such as stock dividends and distributions, stock splits, recapitalizations, mergers or consolidations. We also granted to Finova an option to sell (the "Put") to us the Finova Warrants for a period of 30 days immediately preceding the expiration of the Finova Warrants at a purchase price equal to fair market value (as defined therein); however, the Put terminated upon full payment of the Finova Loan. Additionally, we have granted certain registration rights to Finova in connection with the Finova Warrants. See "-- Registration Rights" below. Effective March 25, 1998, we entered into the First Amendment to the Loan Agreement and Loan Documents with Finova Capital Corporation whereby the principal amount of the loan was increased by approximately $1.8 million to a total of approximately $3.4 million. In connection with the additional loan, we issued a Stock Purchase Warrant to Finova (the "Second Finova Warrant") which provides that Finova may purchase 93,418 shares of common stock, subject to the following adjustment: if the Finova Loan remains outstanding on June 24, 2000, Finova would have the right to purchase 141,572 shares of common stock; if the Finova Loan remains outstanding on June 24, 2001, Finova would have the right to purchase 190,728 shares of common stock; and if the Finova Loan remains outstanding on June 24, 2002, Finova would have the right to purchase 240,920 shares of common stock. This warrant is exercisable at any time until July 31, 2002 and the exercise price is $0.02 per share of common stock. During July 2000, the warrants were exercised in full in a cashless transaction and 239,110 net shares of common stock were issued. In July 2000, we paid off the Finova Loan with part of the proceeds of our initial public offering.

     Other Warrants. As of September 30, 2000, warrants to purchase a total of 1,421,716 shares of common stock were issued and outstanding at exercise prices ranging from $0.02 per share to $14.00 per share.

     Options. As of September 30, 2000, options to purchase 1,087,660 shares of common stock were issued and outstanding. The exercise prices of these options range from $0.02 to $11.50 per share. See "Management -- Option Grants in Last Fiscal Year," "-- Amended and Restated 1996 Long Term Incentive Plan,"
"-- Founders Options" and "-- Employment Agreements" for a description of options granted by us.

CONVERTIBLE DEBENTURES

     In late 1996 and early 1997, we issued approximately $2.2 million in aggregate principal amount of 12% Convertible Debentures to various investors (the "Convertible Debentures"). In December 1998, approximately $2.1 million was converted to common stock at a price of $7.73 per share. In July 2000, we paid off the Convertible Debentures ($95,000) with part of the proceeds of our initial public offering.

BRIDGE PROMISSORY NOTES

     In March 1999, we issued an aggregate of $3.5 million principal amount of 13% Bridge Promissory Notes. The Bridge Notes provided for interest of 13% per annum and were due and payable on March 5, 2000. Holders of an aggregate of $2.3 million principal amount of the Bridge Notes converted such Bridge Notes into shares of common stock in June 1999. In February 2000, we entered into a loan extension agreement with each holder of then outstanding Bridge Notes. This loan extension agreement: (i) increased the interest rate from 13% to 14% per annum;
(ii) extended the maturity date to the earlier of (a) March 31, 2001, (b) thirty days following the closing of our initial public offering of common stock or (c) thirty days following the closing of a private offering of our equity securities with aggregate subscriptions of at least $10.0 million; (iii) made prepayment optional and without penalty; and (iv) allowed conversion of the outstanding principal balance of and interest on the Bridge Notes to be converted into shares of common stock within fifteen days following the closing of our initial public offering of common stock, at a price of $11.40. Concurrent with the execution of the loan extension agreement, we issued to each participating Bridge Noteholder a warrant to purchase 10,000 shares of common stock for each $100,000 of principal outstanding. These warrants may be exercised at any time on or prior to April 30, 2001 at an exercise price of $11.40. In addition, the Company agreed that commencing on October 1, 2000, and for each calendar quarter thereafter, if any Bridge Note is not paid off, then the holder will receive a warrant to purchase 2,500 shares of common stock for each $100,000 of principal outstanding, which warrant would have an exercise period of one year and an exercise price of $0.02 per share. In July 2000, $327,009 of principal and accrued interest of Bridge Notes was converted into 26,685 shares of common stock and the balance of the outstanding Bridge Notes were paid in full.

     In June through August 1999, we issued an aggregate of $550,000 principal amount of 13% Bridge Promissory Notes. The Bridge Notes provided for interest of 13% per annum and are due and payable on July 31, 2000. We also issued warrants to purchase 65,000 shares of common stock to the purchasers of the Bridge Notes based upon the principal amounts of notes subscribed. These warrants may be exercised on or after September 1, 1999, but must be exercised on or prior to May 31, 2002, at an exercise price of $0.02 per share. The Bridge Notes were paid in full in July 2000, except for $100,000, which was paid in full in October 2000.

REGISTRATION RIGHTS

     Finova Warrants. The Finova Warrants contain a registration rights provision that allows Finova to request that we register all or any part of the shares of common stock issuable upon exercise of the Finova Warrants as described above (the "Finova Shares") in certain circumstances. Specifically, Finova can request that we register the Finova Shares if we propose to file a registration statement on a form suitable for a secondary offering of shares. We are required to notify Finova of our intention to file such a registration statement at least thirty days prior to such filing. If Finova requests that we register some or all of the Finova Shares, we must include the Finova Shares in such registration statement at our expense; provided, however, that if the offering being registered is underwritten and the representative of the underwriters certifies in writing that the inclusion of the Finova Shares would materially and adversely affect the sale of the securities to be sold by us in the offering, then we will be required to include in the offering only the number of Finova Shares that the underwriters determine in their sole discretion will not jeopardize the success of the offering.

     Miram International, Inc. On July 29, 1997, we entered into a registration rights agreement with Miram International, Inc., or Miram. Pursuant to this agreement, we are obligated to register 93,500 shares of common stock (the "Miram Shares") held by Miram in certain circumstances.

     Miram can request that we register the Miram Shares if we propose to file certain types of registration statements under the Exchange Act. If such a request is made, we are required to use our best efforts to cause any managing underwriter of such a proposed underwritten offering to permit Miram to include the Miram Shares in the offering. However, no such registration will be required if the managing underwriter for the proposed offering determines that the inclusion of the Miram Shares could have an adverse effect on the marketability or the price of the securities otherwise included in the offer. If the contemplated registration does not involve an underwritten public offering, such determination shall be made by us in our reasonable discretion. If requested by the managing underwriter, Miram has agreed to use its best efforts not to effect any public sale or distribution of the Miram Shares within 10 days before or 90 days after the effective date of an underwritten public offering in which any Miram Shares are included. Expenses incurred in connection with the registration of the Miram Shares generally will be borne by us. These registration rights terminated on December 31, 2000.

     Avocent Corporation. In connection with our strategic partner agreement with Avocent, we, among other things, granted certain registration rights to Avocent, and certain permitted assignees of Avocent (collectively, the "Avocent Holders"). Commencing March 1, 2001, Avocent Holders holding at least two-thirds of the shares of common stock issued or issuable upon conversion of Avocent's 500,000 shares of Series D preferred stock, may require us to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the resale of their shares. To demand such registration, Avocent Holders must request that the registration statement register the resale of at least $5.0 million of common stock, with such amount being determined based on the market price of our common stock on the date of the Avocent Holders' request. We are not required to effect more than one demand registration in total.

     Additionally, Avocent Holders will have piggyback registration rights with respect to the future registration of our shares of common stock under the Securities Act. If we propose to register any shares of common stock under the Securities Act (other than on Form S-8 or Form S-4, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered or in an SEC Rule 145 transaction), the holders of shares having piggyback registration rights are entitled to receive notice of such registration and are entitled to include their shares in the registration.

     At any time after we become eligible to file a registration statement on Form S-3 under the Securities Act, Avocent Holders may require us to file one registration statement per 12-month period on Form S-3 with respect to their shares of common stock; provided, however, that the aggregate offering price for any such registration must be at least $3.0 million.

     These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration. We are generally required to bear all of the expenses of all registrations described above, except underwriting discounts and commissions. In addition, we have agreed to indemnify Avocent Holders for losses they incur in connection with registrations under the strategic partner agreement.

     Private Placement of Common Stock and Warrants. In November 1997, we completed a private placement of 1,250,000 shares of common stock and 312,500 warrants to purchase shares of common stock, to various members of our management, other individuals and institutional investors. In June 1998, we completed a private placement of 742,500 shares of common stock to various members of our management, other individuals and institutional investors. Pursuant to purchase agreements executed by the holders of these securities, if we propose to register any of our common stock or other securities in connection with the public offering of such securities solely for cash, other than an initial public offering or certain other types of offerings, we shall promptly give each holder written notice of such proposed filing. Upon the timely request of each holder, we must, subject to certain exceptions, cause such securities to be registered. If such offering is underwritten, we will not be required to include any of these securities in the offering unless the holder accepts the terms of the underwriting and then only in such quantity as the underwriters determine in their sole discretion will not materially jeopardize or in any way reduce the success of the offering. Expenses incurred in connection with the registration of these securities will be borne by us. Assignment of these registration rights is permitted in certain instances. Additionally, each holder has agreed that it will not sell any of these securities until 120 days after the earlier of the effective registration of these securities or the effective date of a registration statement in which these securities could have been included. These registration rights will terminate three years after we become a public company.

     Private Placement of 13% Bridge Promissory Notes and Warrants and Series C Preferred Stock. In March 1999, we issued in a private placement approximately $3.5 million of our 13% Bridge Promissory Notes together with warrants to purchase 525,000 shares of our common stock (the "March Note Placement"). In June 1999, holders of approximately $2.3 million of the 13% Bridge Promissory Notes issued in connection with the March Note Placement converted their notes and accrued interest thereon of approximately $96,000 to 296,342 shares of common stock. In June through August 1999, we completed a private placement of $3.7 million and issued warrants for the purchase of 449,200 shares of common stock at a price of $0.02 per share. The private placement was structured as an offering of 13% Bridge Promissory Notes with an option to immediately convert to common stock at a price of $8.00 per share (the "July Note Placement"). Bridge Promissory Notes totaling $550,000 were issued, along with warrants to purchase 65,000 shares of common stock, and are due and payable in July 2000. We issued 394,063 shares of common stock, along with warrants to purchase 384,200 shares of common stock, with a total value of approximately $3.2 million. In January 2000, we completed the private placement of 1,231,450 shares of our Series C preferred stock and warrants to purchase 1,231,450 shares of our common stock. Pursuant to the note and warrant purchase agreements executed in connection with the March Note Placement, the Series C preferred stock purchase agreements and the Series C preferred stock and warrant purchase agreements, beginning January 1, 2001, the holders of at least 66 2/3% of the then outstanding shares of common stock issuable under these warrants or upon the conversion of the Series C preferred stock, as the case may be, may notify us that they desire to have such shares registered for sale to the public. Promptly following receipt of such notice and after notifying all other applicable holders of their right to participate in such offering, we will prepare and file, and use our best efforts to prosecute to effectiveness, an appropriate registration statement with the SEC which includes such securities. We may delay such registration for not longer than 180 days if our board of directors in good faith reasonably believes that the filing would materially adversely affect certain pending or proposed offerings or certain other actions. If less than $5.0 million of the common stock issuable pursuant to the note and warrant purchase agreements executed in connection with the March Note Placement or the Series C preferred stock and warrant purchase agreements or less than $10.0 million of common stock issuable upon conversion of the Series C preferred stock pursuant to the Series C preferred stock purchase agreements is to be sold in such offering, we will not be obligated to register such securities. We are obligated to make such a filing with regard to the common stock issuable pursuant to the note and warrant purchase agreements executed in connection with the March Note Placement or the Series C preferred stock and warrant purchase agreements only once, and are obligated to make such a filing with regard to the common stock issuable upon conversion of the Series C preferred stock pursuant to the Series C preferred stock purchase agreements only one time in any twelve month period and no more than three times in the aggregate, unless such registration statement is not declared effective.

     Even if the holders do not exercise these demand registration rights, once we are eligible to effect a registration of our common stock on Form S-3, the holders of the shares of common stock issuable under the warrants sold pursuant to the March Note Placement and the July Note Placement and the shares of common stock issuable upon conversion of the Series C preferred stock will have the right to request us to register such securities on Form S-3 as long as the aggregate proposed offering price of such securities is not less than $3.0 million. We are obligated to honor such a request only once during a 12 month period. If such an offering is underwritten, the holders' securities will not be included unless the holders accept the terms of the underwriting agreement. We may delay such an S-3 offering for no longer than 180 days if our board of directors in good faith reasonably believes that the filing would materially adversely affect certain pending or proposed offerings or other certain actions.

     Finally, if we propose to register any of our securities in connection with the public offering of such securities solely for cash, other than an initial public offering or certain other types of offerings, we shall promptly give each holder written notice of such proposed filing. Upon the timely request of each holder, we must, subject to certain exceptions, cause such securities to be registered.

     Expenses incurred in connection with the registration of these securities will be borne by us and assignment of these registration rights is permitted in certain instances. Additionally, each holder has agreed that if requested by us or the underwriters, it will not sell any of these securities until 180 days after the effective date of an underwritten public offering of any our shares of common stock without our prior written approval or the approval of the underwriters. If the offering is an underwritten initial public offering, such a request will not be required and the holders of the warrants or shares of common stock have agreed to execute and deliver a lock-up letter to the underwriter if requested to do so. These registration rights will terminate at the earlier of
(a) two years after we become a public company in the case of common stock issuable under the warrants pursuant to the note and warrant purchase agreements executed in connection with the March Note Placement and the July Note Placement and four years after we become a public company in the case of common stock issuable under the warrants or upon conversion of the Series C preferred stock pursuant to the Series C preferred stock purchase agreements and the Series C preferred stock and warrant purchase agreements, as the case may be, or (b) such time as the holder is able to sell all of such holder's securities issued pursuant to the note and warrant purchase agreements executed in connection with the March Note Placement and the July Note Placement and the Series C preferred stock purchase agreements in a single three-month period in compliance with Rule 144 of the Securities Act.

     In connection with the purchase by each of Philips and Seligman Communications and Information Fund of 166,666 shares of Series C preferred stock in May 1999, and the purchase by Seligman of 333,333 shares of Series C preferred stock and warrants to purchase 333,333 shares of common stock in October 1999, we granted registration rights to Philips and Seligman that are substantially similar to the registration rights we granted pursuant to the March Note Placement.

     MAGMA. Pursuant to the Asset Purchase Agreement between us and Mesa Ridge Technologies, Inc. d/b/a MAGMA on October 2, 2000, under which we acquired all of the assets of MAGMA, we issued 562,098 shares of our common stock to the MAGMA stockholders, and may be required to issue additional shares of our common stock to the MAGMA stockholders contingent upon MAGMA's achievement of certain performance levels through October 2, 2002. The Asset Purchase Agreement contains a registration rights provision under which we agreed to promptly register all of the shares issued to the MAGMA stockholders, and to register all of the shares that may be issued in connection with any performance earn-out promptly after the issuance of such shares.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

     We are subject to the provisions of Section 203 of the DGCL. In general,
Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. This provision could delay, discourage or prohibit transactions not approved in advance by the board of directors, such as takeover attempts that might result in a premium over the market price of the common stock.

     Our certification of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of stockholders, and that special meetings of stockholders may be called only by our Chairman of the Board, the President or the board of directors. Our certificate of incorporation does not allow for action of the stockholders to be taken by written consent. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. Our certificate of incorporation also does not allow for cumulative voting for directors or for any other purpose. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares might be able to ensure the election of one or more directors. These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices) and may limit the ability of stockholders to remove then-current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Mellon Investor Services.

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

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the common stock offered hereby will be passed upon for Mobility by Jackson Walker L.L.P., Dallas, Texas. Richard F. Dahlson, a partner of Jackson Walker, is Secretary of Mobility. As of the date of this prospectus, Mr. Dahlson owns 170,452 shares of common stock, warrants to purchase an additional 4,139 shares of common stock and 21,666 shares of Series C preferred stock, which are convertible into 14,948 shares of our common stock.

                                    EXPERTS

     The consolidated financial statements of Mobility Electronics, Inc. and subsidiaries as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999, have been included herein and in the registration statement filed in connection with this offering in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Mesa Ridge Technologies, Inc. as of June 30, 2000 and 1999 and for each of the years then ended, have been included herein and in the registration statement filed in connection with this offering in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Condensed Consolidated Financial Statements of Mobility
  Electronics, Inc.:
  Condensed Consolidated Balance Sheets as of December 31,
     1999 and September 30, 2000 (unaudited)................   F-2
  Condensed Consolidated Statements of Operations for the
     nine months ended September 30, 1999 (unaudited) and
     2000 (unaudited).......................................   F-3
  Condensed Consolidated Statement of Stockholders' Equity
     for the nine months ended September 30, 2000
     (unaudited)............................................   F-4
  Condensed Consolidated Statements of Cash Flows for the
     nine months ended September 30, 1999 (unaudited) and
     2000 (unaudited).......................................   F-5
  Notes to Condensed Consolidated Financial Statements......   F-6

Consolidated Financial Statements of Mobility Electronics,
  Inc.:
  Independent Auditors' Report..............................  F-11
  Consolidated Balance Sheets as of December 31, 1998 and
     1999...................................................  F-12
  Consolidated Statements of Operations for the years ended
     December 31, 1997, 1998 and 1999.......................  F-13
  Consolidated Statements of Stockholders' Equity
     (Deficiency) and Comprehensive Income (Loss) for the
     years ended December 31, 1997, 1998 and 1999...........  F-14
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1997, 1998 and 1999.......................  F-15
  Notes to Consolidated Financial Statements................  F-16

Mesa Ridge Technologies, Inc. (d/b/a MAGMA) Condensed
  Financial Statements:
  Condensed Balance Sheets as of June 30, 2000 and September
     30, 2000...............................................  F-36
  Condensed Statements of Earnings for the Three Months
     Ended September 30, 1999 and 2000......................  F-37
  Condensed Statements of Stockholders' Equity for the Three
     Months Ended September 30, 2000........................  F-38
  Condensed Statements of Cash Flows for the Three Months
     Ended September 30, 1999 and 2000......................  F-39
  Notes to Condensed Financial Statements...................  F-40

Financial Statements of Mesa Ridge Technologies, Inc.
  (d/b/a/ MAGMA):
  Independent Auditors' Report..............................  F-42
  Balance Sheets as of June 30, 2000 and 1999...............  F-43
  Statements of Earnings for the years ended June 30, 2000
     and 1999...............................................  F-44
  Statements of Stockholder's Equity for the years ended
     June 30, 2000 and 1999.................................  F-45
  Statements of Cash Flows for the years ended June 30, 2000 and 1999...............................................  F-46
  Notes to Financial Statements.............................  F-47

Unaudited Pro Forma Condensed Combined Financial
  Information:
  Unaudited Pro Forma Condensed Combined Balance Sheet as of
     June 30, 2000..........................................  F-52
  Unaudited Pro Forma Condensed Combined Statements of
     Operations for the Year Ended December 31, 1999........  F-53
  Unaudited Pro Forma Condensed Combined Statements of
     Operations for the Six Months Ended June 30, 2000......  F-54
  Notes to the Unaudited Pro Forma Condensed Combined
     Financial Information..................................  F-55

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1999           2000
                                                              ------------   -------------
                                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $ 4,792,313       38,188,757
  Accounts receivable, net..................................    2,992,014        6,942,474
  Inventories...............................................    1,554,016        3,813,992
  Prepaid expenses and other current assets.................      682,728          903,515
                                                              -----------    -------------
          Total current assets..............................   10,021,071       49,848,738
                                                              -----------    -------------
Property and equipment, net.................................    1,916,891        1,873,137
Other assets, net...........................................    2,961,375        3,742,533
                                                              -----------    -------------
                                                              $14,899,337       55,464,408
                                                              ===========    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 2,298,946        4,524,393
  Accrued expenses and other current liabilities............    1,109,771        2,086,743
  Notes payable.............................................           --          100,000
  Current installments of long-term debt....................      993,138               --
  Current installments of capital lease obligations.........      136,326           55,173
                                                              -----------    -------------
          Total current liabilities.........................    4,538,181        6,766,309
                                                              -----------    -------------
Lines of credit.............................................    2,728,538               --
Long-term debt, less current installments...................    5,285,750               --
Capital lease obligations, less current installments........       36,636            3,043
                                                              -----------    -------------
          Total liabilities.................................   12,589,105        6,769,352
                                                              -----------    -------------
Stockholders' equity:
  Convertible preferred stock -- Series C, $.01 par value;
     authorized 15,000,000 shares; 2,399,102 and 1,899,896
     shares issued and outstanding at December 31, 1999 and
     September 30, 2000 (unaudited), respectively...........       23,991           18,899
  Common stock, $.01 par value; authorized 90,000,000
     shares; 5,978,679 and 13,261,226 shares issued and
     outstanding at December 31, 1999 and September 30, 2000
     (unaudited), respectively..............................       59,787          132,612
  Additional paid-in capital................................   51,719,778      108,966,815
  Accumulated deficit.......................................  (46,659,488)     (57,283,026)
  Stock subscription and deferred compensation..............   (2,833,836)      (3,140,244)
                                                              -----------    -------------
          Total stockholders' equity........................    2,310,232       48,695,056
                                                              -----------    -------------
                                                              $14,899,337       55,464,408
                                                              ===========    =============

     See accompanying notes to condensed consolidated financial statements.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                   NINE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                              ---------------------------
                                                                  1999           2000
                                                              ------------   ------------
Revenue:
  Net product sales.........................................    10,162,435     17,896,303
  Technology transfer fees..................................            --      1,000,000
                                                              ------------   ------------
          Total revenue.....................................    10,162,435     18,896,303
Cost of Revenue:
  Product sales.............................................     8,809,552     13,502,911
  Technology transfer.......................................            --        100,000
                                                              ------------   ------------
          Total cost of revenue.............................     8,809,552     13,602,911
     Gross profit...........................................     1,352,883      5,293,392
                                                              ------------   ------------
Operating expenses:
  Sales and marketing.......................................     2,222,347      3,143,301
  Research and development..................................     2,737,623      3,278,050
  General and administrative................................     3,892,192      5,601,570
  Non-cash compensation.....................................       400,521      1,285,257
                                                              ------------   ------------
          Total operating expenses..........................     9,252,683     13,308,178
                                                              ------------   ------------
          Loss from operations..............................    (7,899,800)    (8,014,786)
Other income (expense):
  Interest expense..........................................    (1,159,110)      (819,040)
  Interest income...........................................        60,553        735,301
  Other, net................................................           598          2,290
  Non-cash deferred loan costs..............................    (3,907,072)    (2,527,303)
                                                              ------------   ------------
          Loss before provision for income taxes............   (12,904,831)   (10,623,538)
Provision for income taxes..................................            --             --
                                                              ------------   ------------
          Net loss..........................................   (12,904,831)   (10,623,538)
Beneficial conversion costs of preferred stock..............            --        (48,663)
                                                              ------------   ------------
Net loss attributable to common stockholders................   (12,904,831)  $(10,672,201)
                                                              ============   ============
Net loss per share:
  Basic and diluted.........................................         (2.76)  $      (1.26)
                                                              ============   ============
Weighted average common shares outstanding:
  Basic and diluted.........................................     4,667,699      8,499,915
                                                              ============   ============

     See accompanying notes to condensed consolidated financial statements.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)

                                                                                                        STOCK
                                                                                                    SUBSCRIPTIONS
                                                  COMMON STOCK         ADDITIONAL                    RECEIVABLE          NET
                                  PREFERRED   ---------------------     PAID-IN      ACCUMULATED    AND DEFERRED    STOCKHOLDERS'
                                    STOCK       SHARES      AMOUNT      CAPITAL        DEFICIT      COMPENSATION       EQUITY
                                  ---------   ----------   --------   ------------   ------------   -------------   -------------
Balances at December 31, 1999...   $23,991     5,978,679   $ 59,787   $ 51,719,778   $(46,659,488)   $(2,833,836)   $  2,310,232
Issuance of common stock for
  warrants exercised............        --     1,637,417     16,374        103,499             --             --         119,873
Issuance of common stock for
  options exercised.............        --        88,332        883        311,531             --             --         312,414
Issuance of Series C preferred
  stock for cash................       487            --         --        268,596             --             --         269,083
Conversion of Series C preferred
  stock into common.............    (5,579)      384,932      3,849          1,675             --             --             (55)
Issuance of Series D preferred
  stock for cash................     5,000            --         --      4,722,065             --             --       4,727,065
Conversion of Series D preferred
  stock into common.............    (5,000)      438,595      4,386            614             --             --              --
Issuance of warrants............        --            --         --        578,301             --             --         578,301
Initial public offering of
  common stock..................        --     4,600,000     46,000     49,757,115             --             --      49,803,115
Common stock issued for cash and
  note receivable...............        --       100,000      1,000      1,199,000             --     (1,199,000)          1,000
Issuance of common stock upon
  conversion of bridge loans....        --        28,685        287        326,722             --             --         327,009
Repurchase and retirement of
  common stock..................        --        (6,250)       (63)       (49,937)            --             --         (50,000)
Issuance of common stock upon
  conversion of debentures......        --         1,086         11          8,384             --             --           8,395
Issuance of common stock for
  services......................        --         9,750         98         19,402             --             --          19,500
Amortization of deferred
  compensation..................        --            --         --             --             --        892,592         892,592
Net loss........................        --            --         --             --    (10,623,538)            --     (10,623,538)
                                   -------    ----------   --------   ------------   ------------    -----------    ------------
Balances at September 30,
  2000..........................   $18,899    13,261,226   $132,612   $108,966,815   $(57,283,026)   $(3,140,244)   $ 48,695,056
                                   =======    ==========   ========   ============   ============    ===========    ============

          See accompanying notes to consolidated financial statements.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                  1999          2000
                                                              ------------   -----------
Cash flows from operating activities:
  Net loss..................................................  $(12,904,831)  (10,623,538)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Provision for doubtful accounts receivable.............       590,002        90,000
     Provision for obsolete inventory.......................       964,136       539,225
     Depreciation and amortization..........................       810,209       558,766
     Amortization on deferred loan costs....................     3,907,072     2,726,647
     Amortization of deferred compensation..................        92,521     1,285,257
     Changes in operating assets and liabilities:
       Accounts receivable..................................      (822,278)   (4,040,460)
       Inventories..........................................       430,357    (2,799,202)
       Prepaid expenses and other assets....................       318,889      (222,247)
       Accounts payable.....................................    (2,677,996)    2,225,447
       Accrued expenses and other current liabilities.......      (353,970)    1,172,396
                                                              ------------   -----------
          Net cash used in operating activities.............    (9,645,889)   (9,087,709)
                                                              ------------   -----------
Cash flows from investing activities:
  Increase in note receivable...............................            --    (2,200,000)
  Purchase of stock warrant.................................            --    (1,200,000)
  Purchase of property and equipment........................      (645,039)     (435,651)
                                                              ------------   -----------
          Net cash used in investing activities.............      (645,039)   (3,835,651)
                                                              ------------   -----------
Cash flows from financing activities:
  Cash received from issuance of note payable...............     4,100,000            --
  Repayment of lines of credit..............................      (130,438)   (2,728,538)
  Repayment of note payable.................................            --    (2,490,636)
  Repayment of long-term debt and capital lease
     obligations............................................      (165,619)   (3,693,572)
  Expenses related to conversion of debt into common
     stock..................................................      (115,787)           --
  Net proceeds from issuance of common stock................     3,105,131    49,804,115
  Net proceeds from issuance of preferred stock.............     1,980,129     4,996,148
  Proceeds from exercise of warrants and options............       177,641       432,287
                                                              ------------   -----------
          Net cash provided by financing activities.........     8,951,057    46,319,804
                                                              ------------   -----------
  Effects of exchange rate changes on cash and cash
     equivalents............................................        24,828            --
          Net increase (decrease) in cash and cash
            equivalents.....................................    (1,315,043)   33,396,444
Cash and cash equivalents, beginning of period..............     2,432,703     4,792,313
                                                              ------------   -----------
Cash and cash equivalents, end of period....................  $  1,117,660    38,188,757
                                                              ============   ===========

     See accompanying notes to condensed consolidated financial statements.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
(1) BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements include the accounts of Mobility Electronics, Inc. ("Mobility" or the "Company") which was formerly known as Electronics Accessory Specialists International, Inc., and its wholly-owned subsidiary, Mobility Electronics, L.L.C., including its three operating subsidiaries, up to October 1999, being the month of the sale of the subsidiaries. All significant intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

     The accompanying condensed consolidated financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles, pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC"). In the opinion of management, the accompanying condensed consolidated financial statements include normal recurring adjustments that are necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures have been condensed or omitted pursuant to such rules and regulations. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 1999 included in the Company's Registration Statement on Form S-1 as amended, filed with the SEC. The results of operations for the nine months ended September 30, 2000 are not necessarily indicative of results to be expected for the full year or any other period.

(2) INITIAL PUBLIC OFFERING

     On June 30, 2000, the Company's registration statement on Form S-1 registering its initial public offering ("IPO") of 4,000,000 shares of common stock became effective. At the offering price of $12.00 per share, the Company received proceeds of approximately $44.6 million from the IPO, net of underwriting discounts and commissions of approximately $3.4 million. Additional offering expenses incurred include legal, accounting and printing expenses of approximately $1.2 million, director and officers liability insurance of $160,300, SEC and NASDAQ registration and filing fees of $140,855 and miscellaneous expenses of $42,700 for a total of $1.5 million. The net cash proceeds to the Company after the payment of the estimated total offering expenses of $4.9 million was approximately $43.1 million. As part of the IPO, the Company granted the underwriters a 30-day option from the effective date of the IPO to purchase up to 600,000 additional shares of common stock to cover over-allotments, if any. On July 28, 2000, the underwriters exercised their 30-day option in full and purchased 600,000 additional shares of common stock, resulting in additional IPO proceeds received by the Company of approximately $6.7 million, net of underwriting discounts and commissions of $504,000. Including the underwriters' over-allotment option, the net cash proceeds received by the Company after deducting the total offering expenses of $5.4 million was approximately $49.8 million.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Cash and cash equivalents

     Cash equivalents are short-term, highly liquid investments with original maturity dates of three months or less. Cash equivalents are carried at cost, which approximates fair market

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

value. Cash and cash equivalents at December 31, 1999 and September 30, 2000 consisted of cash on hand and amounts on deposit with financial institutions.

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1999            2000
                                                              -------------   -------------
Cash and cash equivalents:
  Cash......................................................   $ (195,014)     $ 2,584,572
  Certificates of deposit...................................           --          235,601
  Money market accounts.....................................    4,987,327       35,368,584
                                                               ----------      -----------
          Total cash and cash equivalents...................   $4,792,313      $38,188,757
                                                               ==========      ===========

  (b) Revenue Recognition

     Revenue from product sales is recognized upon shipment and transfer of ownership from the Company or contract manufacturer to the customer. Provisions for returns and credits are provided for in the same period the related sales are recorded. Revenue from technology transfer fees, consisting of the licensing and transferring of Split Bridge technology and architecture and related training and implementation support services, is recognized ratably over the term of the sales agreement.

  (c) Segment Reporting

     The Company has only one operating business segment, the sale of peripheral computer equipment and related technology.

(4) OTHER ASSETS

     At September 30, 1999, other assets primarily consisted of deferred loan costs of $2.1 million and deferred compensation of $400,000. At September 30, 2000, other assets primarily consisted of a note receivable of $2.2 million and a cost investment of $1.2 million.

(5) STOCKHOLDERS' EQUITY

  (a) Preferred Stock

     On March 6, 2000, the Company signed a Strategic Partner Agreement with Cybex Computer Products Corporation ("Cybex"). The Company and Cybex have agreed to license certain technology to each other and the Company has agreed to sell certain of its products to Cybex on a private label basis. In conjunction with this agreement, the Company sold Cybex 500,000 shares of $.01 par value Series D preferred stock for $5,000,000, or $10.00 per share. On June 30, 2000, the first trading date of the Company's initial public offering, the shares of Series D preferred stock converted automatically into 438,595 shares of common stock at a conversion rate of 1-to-0.87719 ($10.00 divided by 95% of the $12.00 initial public offering price per share of common stock).

     During January 2000, the Company completed a private placement and issued 48,706 shares of Series C preferred stock at $6.00 per share for total gross proceeds of $292,236. In conjunction with this private placement, the Company issued a warrant for each share of Series C preferred stock to purchase one additional share of common stock. The total warrants issued of 48,706 are exercisable at $.02 per common stock share and expire October 1, 2002. At the date of issuance of the Series C preferred stock, a non-cash beneficial

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

conversion adjustment of $48,663, which represents a 17% discount to the fair market value of the common stock at the date of issuance, has been recorded in the 2000 consolidated financial statements as an increase and decrease to additional paid-in capital.

     The Series C preferred stock is convertible into shares of common stock. The rate of conversion is 1-to-0.68995 as of September 30, 2000. The initial conversion rate was 1-for-1, but was subject to change if certain events occur. Generally, the conversion rate will be adjusted if the Company issues any non-cash dividends on outstanding securities, splits its securities or otherwise effects a change to the number of its outstanding securities. The conversion rate will also be adjusted if the Company issues additional securities at a price that is less than the price that the Series C preferred stockholders paid for their shares. Such adjustments will be made according to certain formulas that are designed to prevent dilution of the Series C preferred stock. The Series C preferred stock can be converted at any time at the option of the holder, and will convert automatically, immediately prior to the consummation of a firm commitment public offering of common stock pursuant to a registration statement filed with the Securities and Exchange Commission having a per share price equal to or greater than $24.00 per share and a total gross offering amount of not less than $15,000,000.

     The Company may not pay any cash dividends on its common stock while any Series C preferred stock remain outstanding without the consent of the Series C preferred stockholders. Holders of Series C preferred stock are entitled to vote on all matters submitted for a vote of the holders of common stock. Holders will be entitled to one vote for each share of common stock into which one share of Series C preferred stock could then be converted. In the event of liquidation or dissolution, the holders of Series C preferred stock will be entitled to receive the amount they paid for their stock, plus accrued and unpaid dividends out of the Company's assets legally available for such payments prior to the holders of securities junior to the Series C preferred stock receiving payments.

  (b) Common Stock

     On March 10, 2000, the Company's Board of Directors authorized, and on March 31, 2000 the Company's stockholders approved, a 1-for-2 reverse stock split, and post-split adjustment of the number of authorized shares of common stock to 90,000,000 shares. All share information included in the accompanying condensed consolidated financial statements has been retroactively adjusted to reflect this reverse split and post-split adjustment.

     Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the Company's stockholders. There is no right to cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available therefor, after payment of dividends required to be paid on any outstanding shares of preferred stock. Upon liquidation, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preferences of any outstanding shares of preferred stock. Holders of shares of common stock have no conversion, redemption or preemptive rights.

(6) LONG-TERM DEBT

     On February 29, 2000, the Company amended certain of its Bridge Notes to extend the maturity date of $1,225,000 of those Bridge Notes and related accrued interest of approxi-

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

mately $160,000 from March 31, 2000 to the earlier of an initial public offering or other equity infusion of $10,000,000 or greater, or March 31, 2001. In addition, the annual interest rate was increased to 14%. In conjunction with the extension of the maturity date, the Company issued warrants to purchase 138,502 shares of common stock valued at $213,043. The value of the warrants is charged to interest expense over the term of the related debt. These warrants are exercisable for common stock at an exercise price of $.02 per share. The Bridge Note extension agreement also provides that the holders of the Bridge Notes have the option, within 15 days following the closing of an initial public offering, to convert any or all of the outstanding principal balance and accrued but unpaid interest into shares of common stock at a conversion price of 95% of the offering price of the initial public offering (this price was $11.40 per share after the IPO). In July 2000, $327,009 of principal and accrued interest of Bridge Notes was converted into 28,685 shares of common stock and the balance of the outstanding Bridge

     Notes and accrued interest were paid in full except for $100,000, which is expected to be converted into common stock at a later date.

     In July 2000, $8,395 of convertible debentures were converted into 1,086 shares of common stock at a conversion rate of $7.73 per share. The balance of the convertible debentures and accrued interest thereon was paid in full. All other long-term debt of the Company was also paid in full in July 2000.

(7) LINES OF CREDIT

     On March 13, 2000, the Company entered into agreements to extend the maturity date of the lines of credit and promissory note agreements due March 31, 2000 to March 31, 2001. On July 14, 2000 the Company's lines of credit and accrued interest thereon were paid in full. The Company has available credit of $3,000,000 under the domestic line of credit and $750,000 under the foreign line of credit.

(8) CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Three customers accounted for 13.2%, 11.8% and 10.8% of total revenue of the Company for the nine months ended September 30, 1999. Two customers accounted for 24.6% and 27.6% of total revenue of the Company for the nine months ended September 30, 2000.

(9) CONTINGENCIES AND LITIGATION

     The Company is involved in various claims and legal actions in the ordinary course of business. In the opinion of management, based on consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity. Accordingly, the accompanying condensed consolidated financial statements do not include a provision for losses, if any, that might result from the ultimate disposition of these matters.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

(10) NET LOSS PER SHARE

     The computation of basic and diluted net loss per share follows:

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                         ---------------------------
                                                             1999           2000
                                                         ------------   ------------
Net loss...............................................  $(12,904,831)  $(10,623,538)
Beneficial conversion costs of preferred stock.........            --        (48,663)
                                                         ------------   ------------
Net loss attributable to common stockholders...........  $(12,904,831)  $(10,672,201)
                                                         ============   ============
Weighted average common shares outstanding -- basic and
  diluted..............................................     4,667,699      8,499,915
                                                         ============   ============
Net loss per share -- basic and diluted................  $      (2.76)  $      (1.26)
                                                         ============   ============

     The following table summarizes securities outstanding which were not included in the calculation of diluted net loss per share since their inclusion would be antidilutive:

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                1999        2000
                                                              ---------   ---------
Stock options and warrants..................................  2,147,933   2,509,376
                                                              =========   =========
Convertible preferred stock.................................  1,166,358   1,889,886
                                                              =========   =========

(11) SUBSEQUENT EVENT

     On October 2, 2000, Mobility entered into an Agreement and Plan of Merger (the "Agreement") with Mesa Ridge Technologies, Inc. doing business as MAGMA, a California corporation and a designer and manufacturer of PCI expansion products and solutions, ("MAGMA") and all of the shareholders of MAGMA whereby MAGMA merged with and into Mobility's wholly-owned subsidiary. Mobility Electronics, Inc. acquired all of the outstanding voting stock of MAGMA (the "MAGMA Stock").

     Pursuant to the Agreement, Mobility acquired all of the public and private rights, privileges, powers, assets and liabilities and obligations of MAGMA.

     In consideration therefore, Mobility paid the MAGMA shareholders $2 million in cash and 562,098 shares of Mobility's common stock valued at approximately $4.6 million. In addition, contingent earn out payments are to be made depending on MAGMA's performance over the next two years. The source of the funds for the consideration paid came from proceeds of the IPO.

     The acquisition of the MAGMA Stock will be treated as a purchase for financial accounting purposes. Prior to the execution of the Agreement and Plan of Merger, there was no material relationship between Mobility Electronics, or its affiliates and MAGMA, or between any officers or directors of Mobility Electronics, or its affiliates, and the officers and directors of MAGMA, or its affiliates.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Mobility Electronics, Inc.:

     We have audited the accompanying consolidated balance sheets of Mobility Electronics, Inc. and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity (deficiency) and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobility Electronics, Inc. and subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

/s/ KPMG LLP

Phoenix, Arizona
March 3, 2000, except for the
  first, fourth and fifth paragraphs of Note 20, which are as of March 6, 2000, March 13, 2000 and March 10, 2000, respectively

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
Current assets:
  Cash and cash equivalents.................................  $ 2,432,703     4,792,313
  Accounts receivable, net..................................    2,796,787     2,992,014
  Inventories...............................................    3,358,025     1,554,016
  Prepaid expenses and other current assets.................      356,426       682,728
                                                              -----------   -----------
          Total current assets..............................    8,943,941    10,021,071
                                                              -----------   -----------
Property and equipment, net.................................    1,925,548     1,916,891
Other assets, net...........................................    1,865,230     2,961,375
                                                              -----------   -----------
                                                              $12,734,719    14,899,337
                                                              ===========   ===========
                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Lines of credit...........................................  $ 5,130,855            --
  Accounts payable..........................................    5,557,303     2,298,946
  Accrued expenses and other current liabilities............    1,547,167     1,109,771
  Current installments of long-term debt....................       15,250       993,138
  Current installments of capital lease obligations.........      204,314       136,326
                                                              -----------   -----------
          Total current liabilities.........................   12,454,889     4,538,181
                                                              -----------   -----------
Lines of credit.............................................           --     2,728,538
Long-term debt, less current installments...................    3,587,221     5,285,750
Capital lease obligations, less current installments........      188,972        36,636
                                                              -----------   -----------
          Total liabilities.................................   16,231,082    12,589,105
                                                              -----------   -----------
Commitments, contingencies, and subsequent events (notes 7,
  8, 12, 13, 14, 15, 17, 18, 19 and 20)
Stockholders' equity (deficiency):
  Convertible preferred stock -- Series C, $.01 par value;
     authorized 15,000,000 shares; 558,400 and 2,399,102
     issued and outstanding at
     December 31, 1998 and 1999, respectively...............        5,584        23,991
  Common stock, $.01 par value; authorized 90,000,000
     shares; 4,563,806 and 5,978,679 shares issued and
     outstanding at December 31, 1998 and 1999,
     respectively...........................................       45,638        59,787
  Additional paid-in capital................................   26,664,791    51,719,778
  Accumulated deficit.......................................  (30,202,415)  (46,659,488)
  Stock subscription and deferred compensation..............           --    (2,833,836)
  Accumulated other comprehensive income (loss) -- foreign
     currency translation adjustment........................       (9,961)           --
                                                              -----------   -----------
          Total stockholders' equity (deficiency)...........   (3,496,363)    2,310,232
                                                              -----------   -----------
                                                              $12,734,719    14,899,337
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            YEARS ENDED DECEMBER 31,
                                                     ---------------------------------------
                                                        1997          1998          1999
                                                     -----------   -----------   -----------
Net sales..........................................  $12,743,984    21,072,057    13,952,010
Cost of sales......................................   13,335,273    23,529,822    11,750,705
                                                     -----------   -----------   -----------
     Gross profit (loss)...........................     (591,289)   (2,457,765)    2,201,305
                                                     -----------   -----------   -----------
Operating expenses:
  General and administrative.......................    1,907,051     4,445,731     3,651,173
  Research and development.........................    1,985,750     4,361,365     3,377,215
  Marketing and sales..............................    2,625,560     5,130,955     5,207,503
  Purchased research and development...............      965,081            --            --
                                                     -----------   -----------   -----------
          Total operating expenses.................    7,483,442    13,938,051    12,235,891
                                                     -----------   -----------   -----------
          Loss from operations.....................   (8,074,731)  (16,395,816)  (10,034,586)
Other income (expense):
  Interest expense.................................     (711,245)   (1,756,534)   (6,396,567)
  Interest income..................................       34,977       118,439       100,136
  Other, net.......................................      (24,171)        1,053      (126,056)
                                                     -----------   -----------   -----------
          Loss before provision for income taxes...   (8,775,170)  (18,032,858)  (16,457,073)
Provision for income taxes.........................           --            --            --
                                                     -----------   -----------   -----------
          Net loss.................................   (8,775,170)  (18,032,858)  (16,457,073)
Dividends declared on Series B preferred stock.....     (317,365)           --            --
Beneficial conversion costs of preferred stock.....           --            --    (1,449,541)
                                                     -----------   -----------   -----------
Net loss attributable to common stockholders.......  $(9,092,535)  (18,032,858)  (17,906,614)
                                                     ===========   ===========   ===========
Net loss per share:
  Basic and diluted................................  $     (3.45)        (4.36)        (3.59)
                                                     ===========   ===========   ===========
Weighted average common shares outstanding:
  Basic and diluted................................    2,638,577     4,135,575     4,994,283
                                                     ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) AND COMPREHENSIVE
                                 INCOME (LOSS)
                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                                                      STOCK         FOREIGN
                                                    COMMON STOCK       ADDITIONAL                 SUBSCRIPTIONS    CURRENCY
                                     PREFERRED   -------------------    PAID-IN     ACCUMULATED   AND DEFERRED    TRANSLATION
                                       STOCK      SHARES     AMOUNT     CAPITAL       DEFICIT     COMPENSATION    ADJUSTMENT
                                     ---------   ---------   -------   ----------   -----------   -------------   -----------
Balances at December 31, 1996......   $    42    2,293,764   $22,938    4,554,380   (2,928,277)      (503,592)       (5,145)
Conversion of preferred stock to
  common stock as part of private
  placement........................       (21)     125,500     1,255       (1,234)          --             --            --
Redemption of preferred stock for
  cash.............................       (21)          --        --     (995,479)          --             --            --
Receipt of stock subscription
  receivable.......................        --           --        --           --           --        503,592            --
Reclassification of par value of
  common stock issued..............        --       69,059       690         (690)          --             --            --
Issuance of common stock through
  private placement................        --    1,124,500    11,245    7,849,958           --             --            --
Issuance of common stock for asset
  purchase.........................        --       55,000       550      424,450           --             --            --
Issuance of common stock for
  cash.............................        --       58,366       584      450,496           --             --            --
Issuance of warrants...............        --           --        --      669,308           --             --            --
Preferred stock dividends
  declared.........................        --           --        --           --     (317,365)            --            --
Comprehensive income (loss):
  Foreign currency translation
    adjustment.....................        --           --        --           --           --             --         1,050
  Net loss.........................        --           --        --           --   (8,775,170)            --            --
        Total comprehensive loss...
                                      -------    ---------   -------   ----------   -----------    ----------      --------
Balances at December 31, 1997......        --    3,726,189    37,262   12,951,189   (12,020,812)           --        (4,095)
Conversion of convertible
  debentures to common stock.......        --      275,721     2,757    2,125,813           --             --            --
Issuance of common stock through
  private placement................        --      742,500     7,425    7,456,950           --             --            --
Issuance of preferred stock through
  private placement................     5,584           --        --    3,348,358           --             --            --
Issuance of warrants...............        --           --        --    1,443,438           --             --            --
Repurchase of common stock.........        --           --        --           --           --             --            --
Retirement of treasury stock.......        --     (180,604)   (1,806)    (660,957)    (148,745)            --            --
Comprehensive income (loss):
  Foreign currency translation
    adjustment.....................        --           --        --           --           --             --        (5,866)
  Net loss.........................        --           --        --           --   (18,032,858)           --            --
        Total comprehensive loss...
                                      -------    ---------   -------   ----------   -----------    ----------      --------
Balances at December 31, 1998......     5,584    4,563,806    45,638   26,664,791   (30,202,415)           --        (9,961)
Conversion of convertible
  debentures to common stock.......        --      296,342     2,963    2,367,777           --             --            --
Issuance of common stock for
  cash.............................        --      394,063     3,941    3,032,772           --             --            --
Warrants exercised.................        --      681,093     6,811      183,056           --             --            --
Issuance of warrants...............        --           --        --    5,633,957           --             --            --
Issuance of preferred stock through
  private placements...............    14,573           --        --    8,070,226           --             --            --
Issuance of preferred stock for
  cash.............................     1,667           --        --      930,833           --             --            --
Issuance of preferred stock to VLSI
  (note 10)........................     1,667           --        --      998,333           --             --            --
Issuance of common stock in
  settlement agreement.............        --       38,500       385      307,615           --             --            --
Stock options granted..............        --           --        --    3,179,943           --             --            --
Issuance of common stock to
  consultant.......................        --        4,875        49       50,975           --             --            --
Preferred stock subscribed.........       500           --        --      299,500           --       (300,000)           --
Deferred compensation..............        --           --        --           --           --     (2,775,000)           --
Amortization of deferred
  compensation.....................        --           --        --           --           --        241,164            --
Comprehensive income (loss):
  Foreign currency translation
    adjustment.....................        --           --        --           --           --             --         9,961
  Net loss.........................        --           --        --           --   (16,457,073)           --            --
        Total comprehensive loss...
                                      -------    ---------   -------   ----------   -----------    ----------      --------
Balances at December 31, 1999......   $23,991    5,978,679   $59,787   51,719,778   (46,659,488)   (2,833,836)           --
                                      =======    =========   =======   ==========   ===========    ==========      ========

                                                     NET
                                                STOCKHOLDERS'
                                     TREASURY      EQUITY
                                      STOCK     (DEFICIENCY)
                                     --------   -------------
Balances at December 31, 1996......  (533,158)       607,188
Conversion of preferred stock to
  common stock as part of private
  placement........................        --             --
Redemption of preferred stock for
  cash.............................        --       (995,500)
Receipt of stock subscription
  receivable.......................        --        503,592
Reclassification of par value of
  common stock issued..............        --             --
Issuance of common stock through
  private placement................        --      7,861,203
Issuance of common stock for asset
  purchase.........................        --        425,000
Issuance of common stock for
  cash.............................        --        451,080
Issuance of warrants...............        --        669,308
Preferred stock dividends
  declared.........................        --       (317,365)
Comprehensive income (loss):
  Foreign currency translation
    adjustment.....................        --          1,050
  Net loss.........................        --     (8,775,170)
                                                 -----------
        Total comprehensive loss...               (8,774,120)
                                     --------    -----------
Balances at December 31, 1997......  (533,158)       430,386
Conversion of convertible
  debentures to common stock.......        --      2,128,570
Issuance of common stock through
  private placement................        --      7,464,375
Issuance of preferred stock through
  private placement................        --      3,353,942
Issuance of warrants...............        --      1,443,438
Repurchase of common stock.........  (278,350)      (278,350)
Retirement of treasury stock.......   811,508             --
Comprehensive income (loss):
  Foreign currency translation
    adjustment.....................        --         (5,866)
  Net loss.........................        --    (18,032,858)
                                                 -----------
        Total comprehensive loss...              (18,038,724)
                                     --------    -----------
Balances at December 31, 1998......        --     (3,496,363)
Conversion of convertible
  debentures to common stock.......        --      2,370,740
Issuance of common stock for
  cash.............................        --      3,036,713
Warrants exercised.................        --        189,867
Issuance of warrants...............        --      5,633,957
Issuance of preferred stock through
  private placements...............        --      8,084,799
Issuance of preferred stock for
  cash.............................        --        932,500
Issuance of preferred stock to VLSI
  (note 10)........................        --      1,000,000
Issuance of common stock in
  settlement agreement.............        --        308,000
Stock options granted..............        --      3,179,943
Issuance of common stock to
  consultant.......................        --         51,024
Preferred stock subscribed.........        --             --
Deferred compensation..............        --     (2,775,000)
Amortization of deferred
  compensation.....................        --        241,164
Comprehensive income (loss):
  Foreign currency translation
    adjustment.....................        --          9,961
  Net loss.........................        --    (16,457,073)
                                                 -----------
        Total comprehensive loss...              (16,447,112)
                                     --------    -----------
Balances at December 31, 1999......        --      2,310,232
                                     ========    ===========

          See accompanying notes to consolidated financial statements.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1997          1998          1999
                                                              -----------   -----------   -----------
Cash flows from operating activities:
 Net loss...................................................  $(8,775,170)  (18,032,858)  (16,457,073)
 Adjustments to reconcile net loss to net cash used in
   operating activities:
   Provisions for accounts receivable.......................      164,230       997,217       955,370
   Provision for obsolete inventory.........................      837,635     4,469,481     1,733,463
   Depreciation and amortization............................      695,952       965,086       982,156
   Amortization on deferred loan costs......................       79,762       633,398     4,839,918
   Loss on sale of assets...................................       28,537            --            --
   Loss on sale of subsidiary...............................           --            --       133,972
   Amortization of deferred compensation....................        5,000        22,000       333,442
   Purchased research and development.......................      965,081            --            --
   Expense for stock granted to consultant..................           --            --        51,024
   Changes in operating assets and liabilities, net of
     acquisition:
     Accounts receivable....................................   (1,960,503)   (1,145,534)   (1,150,597)
     Inventories............................................   (3,846,587)   (3,128,926)       70,546
     Prepaid expenses and other assets......................       59,612      (518,463)      202,260
     Accounts payable.......................................    2,518,295     1,936,508    (2,851,563)
     Accrued expenses and other current liabilities.........      333,970       866,136      (341,656)
                                                              -----------   -----------   -----------
       Net cash used in operating activities................   (8,894,186)  (12,935,955)  (11,498,738)
                                                              -----------   -----------   -----------
Cash flows from investing activities:
 Purchase of property and equipment.........................     (971,636)     (902,951)     (724,268)
 Proceeds from sale of property and equipment...............      169,597            --            --
 Purchase of patent.........................................       (3,380)           --            --
                                                              -----------   -----------   -----------
       Net cash used in investing activities................     (805,419)     (902,951)     (724,268)
                                                              -----------   -----------   -----------
Cash flows from financing activities:
 Cash received from lines of credit.........................    2,922,609     2,208,246            --
 Repayment of lines of credit...............................   (1,200,225)           --    (2,402,317)
 Borrowings under long-term debt............................    2,635,000     1,750,000     5,165,787
 Repayment of long-term debt and capital lease
   obligations..............................................      (86,664)     (436,677)     (318,907)
 Cash paid to acquire long-term debt........................     (128,287)           --            --
 Expenses related to conversion of debt into common stock...           --            --      (115,787)
 Net proceeds from issuance of preferred stock..............           --     3,353,942     9,017,299
 Cash paid to redeem preferred stock........................     (995,500)           --            --
 Proceeds from sale of common stock.........................    8,223,583     7,464,375     3,036,713
 Proceeds for exercise of warrants..........................           --            --       189,867
 Cash paid for treasury stock...............................           --      (278,350)           --
 Collection of stock subscription receivable................      503,592            --            --
 Dividends paid.............................................     (249,635)           --            --
                                                              -----------   -----------   -----------
       Net cash provided by financing activities............   11,624,473    14,061,536    14,572,655
                                                              -----------   -----------   -----------
Effects of exchange rates on cash and cash equivalents......        1,050        (5,866)        9,961
                                                              -----------   -----------   -----------
       Net increase in cash and cash equivalents............    1,925,918       216,764     2,359,610
Cash and cash equivalents, beginning of year................      290,021     2,215,939     2,432,703
                                                              -----------   -----------   -----------
Cash and cash equivalents, end of year......................  $ 2,215,939     2,432,703     4,792,313
                                                              ===========   ===========   ===========
Supplemental disclosure of cash flow information:
 Interest paid..............................................  $   601,054     1,230,890     1,223,722
                                                              ===========   ===========   ===========
Supplemental schedule of noncash investing and financing
 activities:
 Acquisition of property and equipment and assumption of
   capital lease obligations................................  $   374,461       216,215            --
                                                              ===========   ===========   ===========
 Warrants issued in connection with the execution of
   long-term debt...........................................  $   664,308     1,421,438     5,633,957
                                                              ===========   ===========   ===========
 Conversion of 2,101 shares of Series B preferred stock into
   125,500 shares of common stock...........................  $     2,489            --            --
                                                              ===========   ===========   ===========
 Conversion of preferred dividends and interest on Series B
   preferred stock to 11,088 shares of common stock.........  $    88,700            --            --
                                                              ===========   ===========   ===========
 Issuance of stock subscribed for 69,059 shares of common
   stock....................................................  $     1,381            --            --
                                                              ===========   ===========   ===========
 Stock issued in conjunction with acquisition...............  $   425,000            --            --
                                                              ===========   ===========   ===========
 Conversion of debentures and accrued interest to 275,721
   shares of common stock...................................  $        --     2,128,570            --
                                                              ===========   ===========   ===========
 Conversion of bridge loans to 296,342 shares of common
   stock....................................................  $        --            --     2,370,740
                                                              ===========   ===========   ===========
 Retirement of treasury stock...............................  $        --       811,508            --
                                                              ===========   ===========   ===========
 Issuance of 166,666 shares of Series C preferred stock for
   settlement of accounts payable and inventory purchases...  $        --            --     1,000,000
                                                              ===========   ===========   ===========
 Issuance of 38,500 shares of common stock as settlement for
   contingent purchase price................................  $        --            --       308,000
                                                              ===========   ===========   ===========
 Options issued for services................................  $        --            --     3,179,943
                                                              ===========   ===========   ===========
 Stock subscription receivable..............................  $        --            --       300,000
                                                              ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

(1) NATURE OF BUSINESS

     Mobility Electronics, Inc. (Mobility or the Company) formerly known as Electronics Accessory Specialists International, Inc. was formed on May 4, 1995. Mobility was originally formed as a limited liability corporation, however, in August 1996 the Company became a C Corporation incorporated in the State of Delaware.

     Mobility designs, develops and markets connectivity and remote PCI bus technology and products for the computer industry and a broad range of related embedded processor applications. In addition, Mobility also manufactures and/or distributes in-car and in/out DC power adapters, portable computer docking stations, port replicators, and monitor stands. Mobility distributes products in the U.S., Canada and Europe.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change include valuation of accounts receivable and inventories, impairment of intangible assets and valuation of deferred tax assets. Management believes that such estimates have been appropriately established in accordance with generally accepted accounting principles.

  (b) Principles of Consolidation

     The consolidated financial statements include the accounts of Mobility and its wholly owned subsidiary, Mobility Electronics L.L.C. including its three operating subsidiaries, up to October 1999, being the date of the sale of this subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

  (c) Cash and Cash Equivalents

     All short-term investments purchased with an original maturity of three months or less are considered to be cash equivalents. Cash and cash equivalents include cash on hand and amounts on deposit with financial institutions.

  (d) Inventories

     Inventories consist of component parts purchased partially and fully assembled for computer accessory items. The Company has all normal risks and rewards of its inventory held by contract manufacturers. Inventories are stated at the lower of cost (first-in, first-out method) or market. Finished goods and work-in-process inventories include material, labor and overhead costs. Overhead costs are allocated to inventory manufactured in-house based upon direct labor.

  (e) Property and Equipment

     Property and equipment are stated at cost. Equipment held under capital leases is stated at the present value of future minimum lease payments. Depreciation on furniture, fixtures and equipment is provided using the straight-line method over the estimated useful lives of

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES the assets ranging from two to seven years. Tooling is capitalized at cost and is depreciated over a two-year period. Equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or estimated useful lives of the assets.

  (f) Deferred Loan Costs

     Deferred loan costs are amortized over the term of the related debt.

  (g) Licensing Fees and Noncompete Agreement

     The cost of licensing fees and a noncompete agreement are included in other assets and amortized on a straight-line basis over their estimated economic lives of two to five years.

  (h) Goodwill

     Goodwill, which is included in other assets, represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over five years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

  (i) Impairment of Long-Lived Assets

     The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  (j) Revenue Recognition

     Revenue from product sales is recognized upon shipment and transfer of ownership from the Company or contract manufacturer to the customer. Provisions for returns and credits are provided for in the same period the related sales are recorded.

  (k) Warranty Reserve

     The Company provides limited warranties on certain of its products for periods generally not exceeding three years. The Company accrues warranty costs for potential product liability and warranty claims based on the Company's claim experience. The Company's warranty accrual was $50,000, $174,071 and $294,071 as of December 31, 1997, 1998 and 1999, respectively.

  (l) Income Taxes

     The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (m) Net Loss Per Common Share

     Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or contracts to issue common stock were exercised or converted to common stock or resulted in the issuance of common stock that then shared in the earnings or loss of the Company.

  (n) Employee Stock Options

     The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its employee stock options and to adopt the "disclosure only" alternative treatment under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123). SFAS 123 requires the use of fair value option valuation models that were not developed for use in valuing employee stock options. Under SFAS No. 123, deferred compensation is recorded for the excess of the fair value of the stock on the date of the option grant, over the exercise price of the option. The deferred compensation is amortized over the vesting period of the option.

  (o) Fair Value of Financial Instruments

     The fair value of accounts receivable, accounts payable, and accrued expenses approximates the carrying value due to the short-term nature of these instruments. Management has estimated that the fair values of the line of credit and notes payable approximate the current balances outstanding, based on currently available rates for debt with similar terms.

  (p) Research and Development

     The cost of research and development is charged to expense as incurred.

  (q) Foreign Currency Translation

     The financial statements of the Company's foreign subsidiary are measured using the local currency as the functional currency. Assets and liabilities of this subsidiary are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as comprehensive income (loss), a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in consolidated net loss for the years ended December 31, 1997, 1998 and 1999. These foreign currency transaction gains and losses were not considered material and thus, are not separately disclosed on the face of the accompanying consolidated statements of operations.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

  (r) Segment Reporting

     The Company has only one operating business segment, the sale of peripheral computer equipment.

  (s) Comprehensive Loss

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS No.
130) which became effective for the Company January 1, 1998. SFAS No. 130 established standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The Company adopted the provisions of SFAS No. 130 in 1998. Financial statements presented for earlier periods have been reclassified in accordance with the requirements of SFAS No. 130.

  (t) Reclassification

     Certain amounts included in the 1997 and 1998 consolidated financial statements have been reclassified to conform to the 1999 financial statement presentation.

(3) ACQUISITION AND SALE

  (a) Acquisition

     On July 29, 1997, the Company acquired certain assets and assumed certain liabilities approximating $565,000 of Miram International, Inc. (Miram), a manufacturer of docking stations, in exchange for 55,000 shares of common stock valued at $425,000, with further consideration payable in future periods, contingent upon product sales revenue during these periods. The Company purchased Miram to gain access to and control of their in-process universal docking technology. Miram had not established technological feasibility of its docking technology. Based upon the determination that the in-process technology had not yet reached technological feasibility and had no future alternative uses, the Company wrote off $965,000 of in-process research and development in 1997. The transaction was accounted for in accordance with the purchase method of accounting. During May 1999, the Company issued an additional 38,500 shares of common stock valued at $308,000 to settle and eliminate any contingent future consideration. The Company had no sales relating to the Miram docking technology. This amount has been recorded as a component of general and administrative expense for 1999 and no additional payments to the seller will be required.

  (b) Sale of Mobility Electronics LLC

     On October 1, 1999, the Company sold its European subsidiary (Mobility Electronics LLC, which maintained offices in the United Kingdom and France, and offices and a warehouse/ distribution center in Germany through its three operating subsidiaries, Mobility Electronics (U.K.), Mobility Electronics GMBH and Mobility Electronics SARL). The stated value of net assets of approximately $134,000 was sold for nominal consideration resulting in a loss on sale of the subsidiary of approximately $134,000, which is recorded as a component of other loss for 1999.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

(4) INVENTORIES

     Inventories consist of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                 1998        1999
                                                              ----------   ---------
Raw materials...............................................  $5,564,935   2,381,921
Work-in-process.............................................     175,185      16,344
Finished goods..............................................   3,111,530   1,105,750
                                                              ----------   ---------
                                                               8,851,650   3,504,015
Less reserve for obsolete inventories.......................   5,493,625   1,950,000
                                                              ----------   ---------
                                                              $3,358,025   1,554,015
                                                              ==========   =========

(5) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                 1998        1999
                                                              ----------   ---------
Furniture and fixtures......................................  $  173,631     135,480
Store, warehouse and related equipment......................     383,121     364,382
Computer equipment..........................................     687,418     672,102
Capital lease assets........................................     590,676     581,641
Tooling.....................................................   1,563,396   2,209,813
Leasehold improvements......................................      63,239      63,239
                                                              ----------   ---------
                                                               3,461,481   4,026,657
Less accumulated depreciation and amortization..............   1,535,933   2,109,766
                                                              ----------   ---------
          Property and equipment, net.......................  $1,925,548   1,916,891
                                                              ==========   =========

     Capital lease assets consist of computers and furniture and fixtures.

(6) OTHER ASSETS

     Other assets consist of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                 1998        1999
                                                              ----------   ---------
Deferred loan costs.........................................  $2,275,344   5,162,389
Deferred compensation expense...............................          --     404,943
Goodwill....................................................     200,000     200,000
Patents and trademarks......................................      68,321     126,871
Restricted cash.............................................          --     225,000
Other.......................................................     103,309      92,238
                                                              ----------   ---------
                                                               2,646,974   6,211,441
Less accumulated amortization...............................     781,744   3,250,066
                                                              ----------   ---------
          Net other assets..................................  $1,865,230   2,961,375
                                                              ==========   =========

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

(7) LINES OF CREDIT

     On May 6, 1998, the Company entered into a $1,500,000 line of credit with a bank. The line bears interest at the bank's corporate base rate plus 1.5% (9.25% at December 31, 1998), payable monthly, with final payment of interest and principal on May 6, 1999. The line of credit is secured by the Company's accounts receivable, inventory, and property and equipment. At December 31, 1998, $792,801 was outstanding under this line of credit. On May 6, 1999, the Company extended the maturity date of this line of credit to August 1999. In August 1999, the maturity date was further extended to October 30, 1999 and the amount available under the line was reduced from $1,500,000 to $750,000. On October 31, 1999, the maturity date was extended to March 31, 2000 and the interest rate payable on the line increased to the bank's corporate base rate plus 2.5%. On March 13, 2000, the bank agreed to extend the maturity date of this line of credit to March 31, 2001 and increased the interest rate payable on the line to the bank's corporate base rate plus 3.5% (12% at December 31, 1999). At December 31, 1999, $466,082 was outstanding under this line of credit.

     On July 21, 1998, the Company entered into a line of credit with the same bank under which the Company may borrow up to the lesser of $4,500,000 or the sum of 80% of the aggregate amounts of accounts receivable, 60% of the aggregate amount of finished goods inventory and 40% of the aggregate amount of raw materials inventory. The interest rate on amounts borrowed under the line of credit is the bank's corporate base rate plus 1.5% (9.25% at December 31, 1998) per annum, payable monthly. The line is secured by the Company's accounts receivable, inventory, and property and equipment. At December 31, 1998, $4,338,054 was outstanding under this line of credit. This line of credit is guaranteed by certain stockholders of the Company. The line matured August 31, 1999.

     On November 2, 1999, the Company approved the amended and restated business loan agreement. Pursuant to the terms of this agreement, the outstanding principal balance of the previously described $4,500,000 note was reduced to $2,852,054 and then replaced by a revolving line of credit promissory note in the face amount of $3,000,000. The interest rate on amounts borrowed under this promissory note is 2.5% plus the bank's corporate base rate per annum (11% at December 31, 1999), payable monthly and remaining principal and interest due March 31, 2000. On March 13, 2000, the Company extended the maturity date of this line of credit to March 31, 2001. At December 31, 1999, $2,262,456 was outstanding under this line of credit.

     The Company's loan agreements contain restrictive debt covenants some of which include restrictions on officers' salaries, prohibition on payment of dividends, purchase of fixed assets and maintenance of financial ratios. The Company was in violation of certain restrictive debt covenants with respect to the lines of credit and business loan agreements (note 8) as of December 31, 1998 and through 1999 which have been subsequently waived.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

(8) LONG-TERM DEBT

     Long term debt consists of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                 1998        1999
                                                              ----------   ---------
Notes payable...............................................  $3,507,471   4,424,138
Convertible debentures......................................      95,000      79,750
Bridge notes................................................          --   1,775,000
                                                              ----------   ---------
                                                               3,602,471   6,278,888
Less current installments...................................      15,250     993,138
                                                              ----------   ---------
Long-term debt, excluding current installments..............  $3,587,221   5,285,750
                                                              ==========   =========

     During 1996 and 1997, the Company had issued $2,161,122 in aggregate principal amount of Convertible Debentures (the "Debentures"), of which 60% of the outstanding balance is convertible at the option of the holder into common stock on or before the closing date of an Initial Public Offering of the Company. The conversion price is equal to $7.73 per share. At December 31, 1997, none of the Debentures had been converted. The annual interest rate on the debentures is 12%. In December 1998, the Company amended the conversion term of the debentures to allow the holders of the debentures to convert 100% (versus 60%) of the debentures to common stock. As a result, $2,066,122 of the Debentures and related accrued interest of $62,448 were converted into 275,721 shares of common stock at a conversion price of approximately $7.73 during 1998. The December 31, 1998 principal balance totaling $95,000 on the remaining Debentures are due in quarterly installments of $3,813 plus interest, with any unpaid principal and interest due at maturity dates ranging from October 2003 to May 2004. At December 31, 1998 and 1999, $95,000 and $79,750 was outstanding under these debentures, respectively.

     On June 24, 1997, the Company signed a five-year promissory note with a financial institution for $1,600,000. The interest rate is 13.5% per annum, payable monthly with final payment due June 23, 2002. The note is secured by the Company's inventory, property and equipment, and intangible assets. At December 31, 1998 and 1999, $1,600,000 was outstanding under this promissory note.

     On March 25, 1998, the Company signed a promissory note with a financial institution for $1,750,000. The interest rate is 13.5% per annum, payable monthly, with final payment due June 23, 2002. The note is secured by the Company's inventory, property and equipment, and intangible assets. At December 31, 1998 and 1999, $1,750,000 was outstanding under this promissory note.

     In July 1997, the Company acquired certain assets by executing a $400,000 promissory note payable. The note accrues interest at 8% annually with quarterly payments of $54,604 including interest that began on October 1, 1997 and continue through July 1, 1999. The note is secured by a patent application and other related patents. On May 21, 1999, the Company entered into a Settlement Agreement, which extended the repayment date with principal and accrued interest due and payable in equal installments on January 31, April 30 and July 31, 2000. At December 31, 1998 and 1999, $157,471 was outstanding under this promissory note.

     On November 2, 1999, the Company signed new promissory notes with a bank with face values of $1,500,000, $150,000 and $75,000 with interest rate on amounts borrowed under these promissory notes ranging from 2.5% to 3.5% plus the bank's corporate base rate per annum. The $1,500,000 promissory note is payable in monthly payments of principal of

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

$83,333 and accrued interest, with $500,000 due at signing and any unpaid principal and interest due March 31, 2000. On March 13, 2000, the bank agreed to extend the maturity date of this promissory note to March 31, 2001. At December 31, 1999, $916,667 was outstanding under this promissory note. The $150,000 and $75,000 promissory notes, which are secured by certificate of deposits, are payable in monthly interest payments, with unpaid principal and interest due September 15, 2000. At December 31, 1999, $150,000 and $75,000 were available under these promissory notes.

     During March 1999, the Company issued $3.5 million of 13% Bridge Promissory Notes (the "Existing Bridge Notes") with interest at a rate of 13% per annum and due and payable March 5, 2000. For each $100,000 of Existing Bridge Notes subscribed, each subscriber received a warrant to purchase 15,000 shares of Common Stock at an exercise price of $0.02 per share. This resulted in the issuance of warrants to purchase 525,000 shares of common stock valued at $4,200,000. The warrants are exercisable at any time after July 1, 1999 but on or prior to March 5, 2002, and have certain registration rights. In May 1999, the Company provided holders of the Existing Bridge Notes the right to convert the principal and interest of such notes to common stock at a price of $8.00 per share, provided such conversion was made by June 30, 1999. As of December 31, 1999, $2,275,000 of the Existing Bridge Notes and $95,740 of related accrued interest was converted into 296,342 shares of common stock. At December 31, 1999, $1,225,000 was outstanding under these Existing Bridge Notes. On February 29, 2000, the Company extended the maturity date of the Existing Bridge Notes and related accrued interest of approximately $160,000 to March 31, 2001 and increased the interest rate to 14% per annum (note 20). In conjunction with the extension of the maturity date, the Company issued warrants to purchase 138,502 shares of common stock. The warrants are exercisable at a purchase price equal to the offering price used in the last round of equity private placement financing prior to the note maturity date or if the Company has completed an initial public offering of common stock prior to the note maturity date, then the purchase price shall be ninety-five percent of the offering price of the initial public offering.

     In June through August 1999, the Company completed a Private Placement of $3.7 million and issued warrants for the purchase of 449,200 shares of common stock at an exercise price of $0.02 per share in conjunction with this Private Placement. The warrants may be exercised on or after September 1, 1999, but must be exercised on or prior to May 31, 2002. The Private Placement was structured as an offering of 13% Bridge Notes with an option to immediately convert to common stock at a price of $8.00 per share. Under this Private Placement, Bridge Notes totaling $550,000 were issued and are due and payable on July 31, 2000. The Bridge Notes accrue interest at 13% per annum. The Company issued warrants to purchase 65,000 shares of common stock valued at $520,000 to purchasers of Bridge Notes based upon the principal amounts of notes subscribed. Under the Private Placement, the Company issued 394,063 shares of common stock along with warrants to purchase 384,200 shares of common stock in exchange for $3,036,713, net of issuance costs of $115,787.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

     Annual maturities of long-term debt are as follows:

                                                               DECEMBER 31,
                                                                   1999
                                                               ------------
2000........................................................    $  993,138
2001........................................................     1,894,000
2002........................................................     3,369,000
2003........................................................        19,000
2004........................................................         3,750
                                                                ----------
                                                                $6,278,888
                                                                ==========

(9) CAPITAL LEASE OBLIGATIONS

     The Company is obligated under various capital leases primarily for computer equipment and office furniture that expire at various dates through 2001. These leases meet the various criteria of capital leases and are, therefore, classified as capital lease obligations. Capital lease obligations reflect the present value of future rental payments, discounted at the interest rate implicit in each of the leases. A summary of the future minimum lease payments required under the capital leases after December 31, 1999 follows:

                                                               DECEMBER 31,
                                                                   1999
                                                               ------------
2000........................................................     $157,366
2001........................................................       39,503
                                                                 --------
  Total minimum capital lease payments......................      196,869
Less amount representing interest (17.7% to 37.3%)..........       23,907
                                                                 --------
  Capital lease obligations.................................      172,962
Less current installments of capital lease obligations......      136,326
                                                                 --------
  Capital lease obligations, less current installments......     $ 36,636
                                                                 ========

     The leased furniture and equipment has been included in property and equipment at a total cost of $590,676 and $581,641 at December 31, 1998 and 1999, respectively.

(10) STOCKHOLDERS' EQUITY (DEFICIENCY)

     In January 2000, the Board of Directors authorized the Company's certificate of incorporation to increase the number of authorized shares of common stock to 100,000,000 and increased the authorized shares of preferred stock to 15,000,000 shares and in August 1997 the Board of Directors approved a 44-for-1 stock split. Additionally, in March 2000, the Company's Board of Directors authorized and the Company's stockholders approved a 1-for-2 reverse stock split and a post split adjustment of the number of authorized shares of common stock to 90,000,000 shares. All share information included in the accompanying consolidated financial statements has been retroactively adjusted to reflect these amendments.

  (a) Convertible Preferred Stock

     As part of the Company's financing activities in 1997, 8% cumulative Series B preferred stockholders were offered the opportunity to convert their Series B shares into common stock or to redeem their Series B shares. The preferred stock was converted into common stock at $8.00 per common share. During 1997, 2,101 shares of Series B preferred shares were

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES converted into 125,500 shares of common stock with a face value of $1,004,000. The remaining 2,085 Series B preferred shares were redeemed for $995,500 in cash.

     In addition, all dividends in arrears plus interest were paid on outstanding Series B preferred shares prior to conversion or redemption. During 1997, Series B preferred stockholders used $88,700 of the dividends and interest to purchase 11,088 shares of common stock. The remaining $249,635 (228,665 Series B and 20,970 Series A) was paid to preferred stockholders in cash.

     During 1998, the Company issued 558,400 shares of Series C Preferred Stock for $3,353,942, net of legal and issuance costs of $415,208 through a Private Placement. During 1999, the remaining 176,900 shares relating to this Private Placement were issued for $1,057,888, net of issuance costs of $136,241. An additional 91,909 shares were issued as a result of repricing the Private Placement from $6.75 per share to $6.00 per share and 5,804 shares were issued as payment for broker commissions.

     During 1999, the Company issued 1,182,744 shares of Series C Preferred Stock at $6.00 per share for $7,026,911 million, net of legal and Private Placement fees of $69,553, in conjunction with a Private Placement. In addition, the Company issued a warrant for each share of Series C preferred stock to purchase one share of common stock. In addition, the Company issued warrants to purchase 72,584 shares of common stock as settlement of certain private placement fees. The total warrants issued of 1,243,888 and 11,440 are exercisable at $0.02 and $9.60, respectively, per common stock share and expire December 2004.

     At the date of issuance of the Series C shares, a non-cash beneficial conversion adjustment of $1,449,541, which represents a 17% discount to the fair value of the common stock at the date of issuance, has been recorded in the 1999 consolidated financial statements as an increase and decrease to additional paid-in capital.

     In April 1999, the Company entered into an agreement with Seligman Communications and Information Fund, Inc. (Seligman) under which the Company issued 166,666 shares of Series C preferred stock at $6.00 per share in exchange for a $1,000,000 investment in the Company for a total of $1,000,000.

     In April 1999, the Company entered into an agreement with VLSI Technology, Inc. (VLSI) under which the Company issued 166,666 shares of Series C preferred stock at $6.00 per share in exchange for the settlement of liabilities of $406,000 with the Company and a prepayment for inventory purchases of $594,000, net of issuance costs of $67,500. The prepayment of inventory is reflected in other current assets at December 31, 1999.

     The Series C preferred stock is convertible into shares of common stock. The initial conversion rate was one for one, but was subject to change if certain events occur. Generally, the conversion rate will be adjusted if the Company issues any non-cash dividends on outstanding securities, splits its securities or otherwise effects a change to the number of its outstanding securities. The conversion rate will also be adjusted if the Company issues additional securities at a price that is less than the price that the Series C preferred stockholders paid for their shares. Such adjustments will be made according to certain formulas that are designed to prevent dilution of the Series C preferred stock. The Series C preferred stock can be converted at any time at the option of the holder, and will convert automatically, immediately prior to the consummation of a firm commitment underwritten public offering of common stock pursuant to a registration statement filed with the SEC

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES having a per share price equal to or greater than $24.00 per share and a total gross offering amount of not less than $15.0 million.

     The Company may not pay any cash dividends on its common stock while any Series C preferred stock remain outstanding without the consent of the Series C preferred stockholders. Holders of shares of Series C preferred stock are entitled to vote on all matters submitted for a vote of the holders of common stock. Holders will be entitled to one vote for each share of common stock into which one share of Series C preferred stock could then be converted. In the event of liquidation or dissolution, the holders of Series C preferred stock will be entitled to receive the amount they paid for their stock, plus accrued and unpaid dividends out of the Company's assets legally available for such payments prior to the time other holders of securities junior to the Series C preferred stock will be entitled to any payments.

  (b) Common Stock

     In July 1997, the Company acquired certain assets from an unrelated party by issuing 55,000 shares of common stock valued at $7.73 per share for a total of $425,000. During May 1999, the Company issued an additional 38,500 shares of common stock valued at $6.00 per share for a total of $231,000 to settle the purchase price (note 3).

     During 1997, the Company issued 58,366 shares of common stock for $451,080 cash ($7.73 per share).

     During 1997, the Company held a Private Placement and issued 1,250,000 shares of common stock for $10,000,000. The common shares were recorded as follows: 1,124,500 shares were issued for $7,861,203 (which included the $88,700 of converted dividends and interest), net of legal and Private Placement fees of $1,134,797; and 125,500 shares, valued at $1,004,000, were issued for converted Series B preferred stock.

     During 1998, the Company held a Private Placement and issued 742,500 shares of common stock for $7,464,375, net of legal and Private Placement fees of $1,074,377.

     During 1998, $2,066,122 of the Convertible Debentures and accrued interest of $62,448 totaling $2,128,570 were converted into 275,721 common shares at a conversion price of approximately $7.73.

     During 1999, the Company issued 4,875 shares of common stock valued at $51,188 for services performed by a third party consultant which was recorded as compensation expense in 1999.

     During 1999, the Company issued 394,063 shares of common stock for $3,036,716, net of issuance costs of $115,787 under a Private Placement.

     Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the Company's stockholders. There is no right to cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive dividends, if and when declared by the board of directors out of funds legally available therefor, after payment of dividends required to be paid on any outstanding shares of preferred stock. Upon liquidation, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preferences of any outstanding shares of preferred stock. Holders of shares of common stock have no conversion, redemption or preemptive rights.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

  (c) Treasury Stock

     During 1996, the Company entered into a non-cash transaction and reacquired 154,154 shares of common stock valued at $533,158 in exchange for a distributor's outstanding trade receivable due to Mobility. During 1998, this treasury stock was retired.

     During 1998, the Company repurchased and retired 26,450 shares of common stock valued at $278,350 for cash.

  (d) Stock Subscription and Deferred Compensation

     In December 1999, the Company entered into a promissory note in the principal sum of $300,000 with an executive of the Company to finance his purchase of 50,000 shares of Series C preferred stock at a composite purchase price of $6.00 for one share of preferred stock and one warrant for the purchase of 50,000 shares of common stock at an exercise price of $0.02.

     In April 1999, 75,000 incentive stock options to purchase common stock at a weighted average exercise price of $2.68 were issued to an officer. The Company recorded $400,000 of deferred compensation, which represents the intrinsic value of these stock options, related to the issuance of the options which are charged to compensation expense over the vesting period through March 2002. The unamortized portion has been recorded as a deduction from stockholders' equity.

     During 1999, 441,250 incentive stock options to purchase common stock at a weighted average exercise price of $4.00 were issued to employees. The Company recorded $2,375,000 of deferred compensation expense, which represents the intrinsic value of these stock options, related to the issuance of the options which are charged to expense over the vesting period through periods ranging from December 2000 to December 2004. The unamortized portion has been recorded as a deduction from stockholders' equity.

(11) INCENTIVE STOCK OPTION PLAN AND WARRANTS

     In 1995, the Board granted stock options to employees to purchase 132,198 shares of common stock. Later in 1996, the Company adopted an Incentive Stock Option Plan (the Plan) pursuant to the Internal Revenue Code. Common stock reserved for grants to key employees of the Company under the Plan total 132,000 shares. The aggregate number of shares of common stock for which options may be granted or for which stock grants may be made under the plan is 1,250,000. Options become exercisable over varying periods up to five years and expire at the earlier of termination of employment or up to seven years after the date of grant. The options under both the Plan and pursuant to Board approval were granted at the fair market value of the Company's stock at the date of grant as determined by the Company's Board of Directors.

     At December 31, 1998 and 1999, there were 903,984 and 422,272 shares, respectively, available for grant under the Plan and pursuant to Board approval. The per share weighted average fair value of stock options granted under the Plan for the years ended December 31, 1997, 1998 and 1999 was $7.76, $8.12 and $5.22, respectively, based on the date of grant using the minimum value method with the following weighted average assumptions: expected dividend yield 0%, risk free interest rate of 5.1% and an expected life of 5 years.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

     At December 31, 1999, the range of exercise prices and weighted average remaining contractual life of options was $0.02 -- $11.50 and 5 years, respectively.

                                                                      WEIGHTED AVERAGE
                                                                       EXERCISE PRICE
                                                            NUMBER       PER SHARE
                                                           --------   ----------------
Outstanding, December 31, 1997...........................   187,438        $ 4.76
  Granted................................................   324,756         11.50
  Canceled...............................................   (33,980)         5.78
  Exercised..............................................        --            --
                                                           --------        ------
Outstanding, December 31, 1998...........................   478,214          9.26
  Granted................................................   735,239          5.26
  Canceled...............................................  (253,527)        10.94
  Exercised..............................................        --            --
                                                           --------        ------
Outstanding, December 31, 1999...........................   959,926        $ 5.74
                                                           ========        ======

     The following table summarizes information about the stock options outstanding at December 31, 1999:

                                      WEIGHTED
                                       AVERAGE     WEIGHTED                 WEIGHTED
RANGE OF                              REMAINING    AVERAGE                  AVERAGE
EXERCISE                 OPTIONS     CONTRACTUAL   EXERCISE     OPTIONS     EXERCISE
PRICES                 OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
--------               -----------   -----------   --------   -----------   --------
$0.02                     25,000         1.2        $ 0.02           --      $ 0.02
$3.52                    132,198         0.6        $ 2.96      132,198      $ 3.52
$4.00                    527,202         5.3        $ 4.00        1,400      $ 4.00
$7.72-$8.00               91,438         3.9        $ 7.96       29,518      $ 7.88
$11.50                   184,088         4.1        $11.50      112,366      $11.50
                         -------         ---        ------      -------      ------
$0.02-$11.50             959,926         4.5        $ 5.74      275,482      $ 7.24
                         =======         ===        ======      =======      ======

     The Company applies APB Opinion No. 25 in accounting for its plans and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amount indicated below:

                                                   YEARS ENDED DECEMBER 31,
                                           -----------------------------------------
                                              1997           1998           1999
                                           -----------   ------------   ------------
Net loss applicable to common
  stockholders:
  As reported............................  $(9,092,535)   (18,032,858)   (17,906,614)
                                           ===========   ============   ============
  Pro forma..............................  $(9,276,532)   (18,267,627)   (18,147,186)
                                           ===========   ============   ============

     Pro forma net loss reflects only options granted since 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amount presented above because compensation cost is reflected over the options' vesting period of four to five years.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

     During 1997 and 1998, the Company granted consultants 4,950 and 15,000, respectively, incentive stock options for services performed. The options are exercisable at $7.72 and $11.50 per share and expire May 2004 and 2005, respectively. The options were valued at $5,000 and $22,000 and were charged to compensation expense in 1997 and 1998, respectively.

     During June 1997, the Company issued 81,268 warrants to purchase shares of common stock in connection with long-term debt executed with a bank. The Company issued an additional 4,581 warrants in September 1997 pursuant to the anti-dilution clause of the loan agreement. The warrants are exercisable at $0.02 per share and expire July 31, 2002. The warrants valued at $669,308 are included in other assets. The value of the warrants is charged to interest expense over the term of the related debt. In June 1999, the Company issued an additional 34,795 warrants valued at $149,180 exercisable at $0.02 in connection with the extension of this debt with the bank.

     On October 7, 1997, the Company issued to the placement agents warrants to purchase 111,354 shares of common stock exercisable at $9.60 per share which may be exercised from November 10, 1998 and prior to the earlier date of (i) November 10, 2001; or (ii) the sale of substantially all Company assets, merger or liquidation, dissolution, winding-up or reorganization of the Company. The Company issued additional warrants to purchase 27,839 shares of common stock. The warrants are exercisable at $14.00 per share, subject to antidilution provisions and are exercisable as defined above.

     On October 8, 1997, the Company issued 312,500 warrants to purchase shares of common stock (the "Warrants") in connection with the Private Placement. The Warrants are exercisable at $14.00 per share, subject to antidilution provisions. The Warrants may be exercised prior to the earlier of (i) September 30, 2001, (ii) eighteen months after the time that the Company becomes subject to the reporting requirements of the Exchange Act of 1934, as amended or (iii) the sale of substantially all Company assets, merger, or the liquidation, dissolution, winding-up or reorganization of the Company.

     During 1998, the Company issued 112,500 warrants to purchase shares of common stock in connection with long-term debt executed with a bank. The warrants were issued to certain stockholders as consideration of their personal guarantees and indemnification arrangements for the long-term debt. The warrants are exercisable at $11.50 per share and expire at April 20, 2003. The warrants valued at $350,249 are included in other assets. The value of the warrants is charged to interest expense over the term of the related debt.

     During 1998, the Company issued 68,200 warrants to purchase common stock in connection with the Private Placement of common stock. The warrants are exercisable at $13.80 per share and expire after five years.

     On March 25, 1998, the Company issued 93,418 warrants to purchase shares of common stock in connection with long-term debt executed with a bank. The warrants are exercisable at $0.02 per share and expire July 31, 2002. The warrants valued at $1,071,189 are included in other assets. The value of the warrants is charged to interest expense over the term of the related debt.

     In January 1999, the Company issued 32,500 warrants to purchase common stock in connection with the Private Placement of Series C Preferred Stock. The warrants are exercisable at $12.00 per share and expire January 2004.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

     In March 1999, 525,000 warrants were issued to purchase common stock for an exercise price of $0.02. The warrants valued at $4,200,000 are included in other assets. The value of the warrants is amortized to interest expense over the term of the related debt.

     In May 1999, the Company granted a consultant 35,000 incentive stock options for services performed. The options are exercisable at $8.00 per share and expire in May 2003. The Company recorded $37,443 of deferred compensation related to the issuance of the options. The unearned portion is amortized as compensation expense over the term of the agreement through May 2001. Compensation expense totaled $9,361 during 1999.

     In May 1999, in conjunction with the issuance of Bridge Notes in a Private Placement described in Note 8, 65,000 warrants were issued to purchase common stock for an exercise price of $0.02. The warrants valued at $520,000 are included in other assets. The value of the warrants is charged to interest expense over the term of the related debt.

     In June through August 1999, the Company issued warrants to purchase 384,200 shares of common stock at an exercise price of $0.02 per share in conjunction with the sale of common stock under a Private Placement. In addition, the Company issued warrants to purchase 53,000 shares of common stock at an exercise price of $0.02 per share that expire after five years as payment of broker fees associated with the sale of common stock under the Private Placement.

     In December 1999, the Company granted a consultant 35,000 incentive stock options for services performed. The options are exercisable at $4.00 per share and expire in December 2003. The Company recorded $367,500 of deferred compensation related to the issuance of the options. The unearned portion is amortized as compensation expense over the term of the agreement through December 2001. Compensation expense totaled $2,917 during 1999.

     In December 1999, the Company issued 1,255,327 warrants to purchase common stock in connection with the Private Placement of Series C preferred stock described in Note 10(a). 1,243,888 and 11,439 warrants are exercisable at $0.02 and $9.60, respectively, and expire October 1, 2002.

     In November 1999, the Company issued 56,250 warrants to purchase common stock in connection with the extension of its $4,500,000 line of credit. The warrants were issued to certain stockholders as part of their personal guarantees and indemnification arrangements for this line of credit. The warrants valued at $225,000 are exercisable at $4.00, expire November 1, 2004, are included in other assets and are being amortized over the term of the line of credit.

     In December 1999, the Company granted a consultant 50,000 warrants to purchase common stock for services performed in connection with the purchase of Series C preferred stock described in Note 10(d). The warrants are exercisable at $0.02 and expire December 2004.

     During 1999, 655,843 and 25,250 warrants were exercised at $0.02 and $7.00 per share, respectively, for a total of $189,867.

(12) OPERATING LEASE COMMITMENTS

     The Company has entered into various non-cancelable operating lease agreements for its facilities in Scottsdale, Arizona, automobile, and office equipment. Existing facility leases require monthly rents plus payment of property taxes, normal maintenance and insurance on facilities. Rental expense for the operating leases was $394,950, $365,782 and $478,037 during the years ended 1997, 1998, and 1999, respectively.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

     A summary of the minimum future lease payments for the years ending December 31 follows:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
2000........................................................   $  483,037
2001........................................................      505,113
2002........................................................      479,937
                                                               ----------
                                                               $1,468,087
                                                               ==========

(13) INCOME TAXES

     The Company has generated net operating losses for both financial and income tax reporting purposes since inception. At December 31, 1998 and 1999, the Company had net operating loss carryforwards for federal income tax purposes of approximately $11,842,000 and $32,000,000, respectively, which, subject to annual limitations, are available to offset future taxable income, if any, through 2019 and net operating loss carryforwards for state income tax purposes of approximately $11,842,000 and $32,000,000, which are available to offset future taxable income through 2004.

     The temporary differences that give rise to deferred tax assets and liabilities at December 31, 1998 and 1999 are as follows:

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  1998           1999
                                                              ------------   ------------
Deferred tax assets:
  Net operating loss carryforward for federal income
     taxes..................................................  $  6,092,700     12,941,231
  Net operating loss carryforward for state income taxes....     1,119,019      2,289,030
  Depreciation and amortization.............................        57,224         90,395
  Section 263A inventory....................................        63,132         63,132
  Accrued liabilities.......................................       272,295        201,563
  Reserves..................................................       215,465        218,836
  Bad debts.................................................       263,117        255,749
  Investment tax credits....................................       161,022        180,557
  Inventory obsolescence....................................     2,366,033        791,603
                                                              ------------   ------------
          Total gross deferred tax assets...................    10,610,007     17,032,096
Deferred tax liabilities....................................            --             --
                                                              ------------   ------------
          Net deferred tax assets...........................    10,610,007     17,032,096
Less valuation allowance....................................   (10,610,007)   (17,032,096)
                                                              ------------   ------------
          Net deferred tax assets...........................  $         --             --
                                                              ============   ============

     The valuation allowance for deferred tax assets as of December 31, 1998 and 1999 was $10,610,007 and $17,032,096, respectively. The net change in the total valuation allowance for the years ended December 31, 1998 and 1999 was an increase of $6,769,007 and $6,422,089, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible. In addition, due to the frequency of equity transactions within the Company, it is

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES possible the use of the net operating loss carryforward may be limited in accordance with Section 382 of the Internal Revenue Code. A determination as to this limitation will be made at a future date as the net operating losses are utilized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences.

(14) CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions and generally limits the amount of credit exposure to the amount of FDIC coverage. However, periodically during the year, the Company maintains cash in financial institutions in excess of the FDIC insurance coverage limit of $100,000. The Company performs ongoing credit evaluations of its customers' financial condition but does not typically require collateral to support customer receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

     Two customers accounted for 29% and 18% of net sales for the year ended December 31, 1997. Three customers accounted for 18%, 17% and 16% of net sales for the year ended December 31, 1998. One customer accounted for 26% of net sales for the year ended December 31, 1999.

(15) RELATED PARTY TRANSACTIONS

     The Company has an agreement with a related entity under which this entity provides management services. The Company paid the consultant approximately $32,000, $52,000 and $42,000 for the years ended December 31, 1997, 1998 and
1999, respectively.

     Certain officers/stockholders of the Company have personally guaranteed the bank debt of the Company.

(16) EXPORT SALES

     Export sales were approximately 31%, 34% and 18% of the Company's net sales for the years ended December 31, 1997, 1998 and 1999, respectively. The principal international market served by the Company was Europe.

(17) COMMITMENTS AND CONTINGENCIES

     The Company has a defined contribution 401(K) plan for all employees. Under the 401(K) plan, employees are permitted to make contributions to the plan in accordance with IRS regulations. The Company may make discretionary contributions as approved by the Board of Directors. There were no contributions during 1997, 1998 and 1999.

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, based on consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity. Accordingly, the accompany-

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES ing consolidated financial statements do not include a provision for losses, if any, that might result from the ultimate disposition of these matters.

(18) SUPPLEMENTAL FINANCIAL INFORMATION

     A summary of additions and deductions related to the allowances for accounts receivable and inventories for the years ended December 31, 1997, 1998 and 1999 follows:

                                    BALANCE AT    CHARGED TO                BALANCE AT
                                   BEGINNING OF   COSTS AND                   END OF
                                      PERIOD       EXPENSES    DEDUCTIONS     PERIOD
                                   ------------   ----------   ----------   ----------
Allowance for doubtful accounts:
  Year ended December 31, 1997...   $   10,000    $  165,184   $      954   $  174,230
                                    ==========    ==========   ==========   ==========
  Year ended December 31, 1998...   $  174,230    $  762,217   $  288,295   $  648,152
                                    ==========    ==========   ==========   ==========
  Year ended December 31, 1999...   $  648,152    $  219,013   $  237,165   $  630,000
                                    ==========    ==========   ==========   ==========
Allowance for sales returns:
  Year ended December 31, 1997...   $    9,942    $  223,242   $  111,487   $  121,697
                                    ==========    ==========   ==========   ==========
  Year ended December 31, 1998...   $  121,697    $  235,000   $       --   $  356,697
                                    ==========    ==========   ==========   ==========
  Year ended December 31, 1999...   $  356,697    $  766,357   $  778,054   $  345,000
                                    ==========    ==========   ==========   ==========
Reserve for obsolescence of
  inventories:
  Year ended December 31, 1997...   $  244,823    $  921,409   $   83,774   $1,082,458
                                    ==========    ==========   ==========   ==========
  Year ended December 31, 1998...   $1,082,458    $4,469,481   $   58,314   $5,493,625
                                    ==========    ==========   ==========   ==========
  Year ended December 31, 1999...   $5,493,625    $1,733,463   $5,277,088   $1,950,000
                                    ==========    ==========   ==========   ==========

(19) NET LOSS PER SHARE

     The computation of basic and diluted net loss per share follows:

                                                           YEARS ENDED DECEMBER 31,
                                                   -----------------------------------------
                                                      1997           1998           1999
                                                   -----------   ------------   ------------
Net loss.........................................  $(8,775,170)  $(18,032,858)  $(16,457,073)
Less dividend declared on Series B preferred
  stock..........................................     (317,365)            --             --
Beneficial conversion costs of preferred stock...           --             --     (1,449,541)
                                                   -----------   ------------   ------------
Net loss attributable to common stockholders.....  $(9,092,535)  $(18,032,858)  $(17,906,614)
                                                   ===========   ============   ============
Weighted average common shares outstanding --
  basic and diluted..............................    2,638,577      4,135,575      4,994,283
                                                   ===========   ============   ============
Net loss per share -- basic and diluted..........  $     (3.45)  $      (4.36)  $      (3.59)
                                                   ===========   ============   ============
Stock options and warrants not included in
  diluted EPS since antidilutive.................      724,980      1,289,874      3,546,315
                                                   ===========   ============   ============
Convertible preferred stock not included in
  diluted EPS since antidilutive.................           --        558,400      2,399,102
                                                   ===========   ============   ============

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

(20) SUBSEQUENT EVENTS

     On March 6, 2000, the Company signed a Strategic Partner Agreement with Cybex Computer Products Corporation (Cybex). The Company and Cybex have agreed to license certain technology to each other and the Company has agreed to sell certain of its products to Cybex on a private label basis. In conjunction with this agreement, the Company sold Cybex 500,000 shares of $0.01 par value Series D preferred stock for $5,000,000, or $10.00 per share. The Series D preferred stockholders have voting rights consistent with common stockholders and have liquidation preference over common stockholders but subordinate to Series C preferred stockholders. The Company may not pay any cash dividends on its common stock while any shares of Series D preferred stock remain outstanding without the consent of the Series D stockholders. The Series D preferred stock is convertible into shares of common stock. On March 1, 2002, each share of Series D preferred stock will convert automatically into a number of shares of common stock determined by dividing $10.00 by the offering price per share used in the last round of equity private placement financing prior to March 1, 2002; provided, however, immediately prior to the consummation of a public offering, each share of Series D preferred stock will convert automatically into the number of shares of common stock determined by dividing $10.00 by 95% of the offering price per share of the common stock used in the offering. In the event of liquidation or dissolution, the holders of Series D preferred stock will be entitled to receive the amount they paid for their stock, plus accrued and unpaid dividends out of assets legally available for such payments after the holders of Series C preferred stock have received their preferential payments, but prior to the time other holders of our securities will be entitled to any payments.

     On February 29, 2000, the Company amended the certain Bridge Promissory Notes to extend the maturity date of $1,225,000 of the Existing Bridge Notes and related accrued interest of approximately $160,000 from March 31, 2000 to the earlier of an initial public offering (IPO) or other equity infusion of $10,000,000 or greater, or March 31, 2001. In addition, the annual interest rate was increased to 14%. In conjunction with the extension of the maturity date, the Company issued warrants to purchase 138,502 shares of common stock. The warrants are exercisable at a purchase price equal to the offering price used in the last round of equity private placement financing prior to the note maturity date of March 31, 2001, or if the Company has completed an initial public offering of common stock prior to the note maturity date, then the purchase price shall be ninety-five percent of the offering price of the initial public offering. However, if the outstanding principal balance due under these Bridge Notes are not paid by September 30, 2000, 2,500 warrants for every $100,000 of extended and outstanding principal due shall be awarded per quarter until the principal balance is paid. These warrants are exercisable for common stock at an exercise price of $0.02.

     During January 2000, the Company completed a Private Placement and issued 48,706 shares of Series C preferred stock at $6.00 per share for $292,240. In conjunction with this Private Placement, the Company issued a warrant for each share of Series C preferred stock to purchase two shares of common stock. The total warrants issued of 48,706 are exercisable at $0.02 per common stock share and expire October 1, 2002.

     On March 13, 2000, the Company entered into agreements to extend the maturity date of the lines of credit and promissory note agreements due March 31, 2000 to March 31, 2001. As part of the extension agreement, the interest rate on the $750,000 line of credit was increased from the bank's corporate base rate plus 2.5% to the bank's corporate base rate plus 3.5%.

     On March 10, 2000, the Company's Board of Directors authorized and on March 31, 2000 the Company's stockholders will approve a 1-for-2 reverse stock split, and a post-split

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES adjustment of the number of authorized shares of common stock to 90,000,000 shares. All share information included in the accompanying consolidated financial statements has been retroactively adjusted to reflect this reverse split and post-split adjustment.

(21) QUARTERLY FINANCIAL DATA (UNAUDITED)

     A summary of the quarterly data for the years ended December 31, 1998 and 1999 follows:

                                           FIRST        SECOND         THIRD        FOURTH
                                          QUARTER       QUARTER       QUARTER       QUARTER
                                        -----------   -----------   -----------   -----------
Year ended December 31, 1998:
  Net sales...........................  $ 5,568,430   $ 6,815,773   $ 5,723,055   $ 2,964,799
                                        ===========   ===========   ===========   ===========
  Gross profit (loss).................  $   851,359   $ 1,535,198   $(3,548,635)  $(1,295,687)
                                        ===========   ===========   ===========   ===========
  Operating expenses..................  $(2,459,162)  $(2,581,094)  $(3,420,381)  $(5,477,414)
                                        ===========   ===========   ===========   ===========
  Operating loss......................  $(1,607,803)  $(1,045,896)  $(6,969,016)  $(6,773,101)
                                        ===========   ===========   ===========   ===========
  Net loss attributable to common
     stockholders.....................  $(1,838,670)  $(1,480,253)  $(7,453,497)  $(7,260,438)
                                        ===========   ===========   ===========   ===========
  Net loss per share:
     Basic and diluted................  $     (0.49)  $     (0.35)  $     (1.73)  $     (1.67)
                                        ===========   ===========   ===========   ===========
Year ended December 31, 1999:
  Net sales...........................  $ 3,227,784   $ 3,560,417   $ 3,374,233   $ 3,789,576
                                        ===========   ===========   ===========   ===========
  Gross profit........................  $   432,909   $    96,298   $   823,676   $   848,422
                                        ===========   ===========   ===========   ===========
  Operating expenses..................  $(3,455,748)  $(3,374,847)  $(2,422,088)  $(2,983,208)
                                        ===========   ===========   ===========   ===========
  Operating loss......................  $(3,022,839)  $(3,278,549)  $(1,598,412)  $(2,134,786)
                                        ===========   ===========   ===========   ===========
  Net loss attributable to common
     stockholders.....................  $(3,649,929)  $(6,186,662)  $(3,068,240)  $(5,001,783)
                                        ===========   ===========   ===========   ===========
  Net loss per share:
     Basic and diluted................  $     (0.80)  $     (1.33)  $     (0.64)  $     (0.84)
                                        ===========   ===========   ===========   ===========

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

                            CONDENSED BALANCE SHEETS

                                     ASSETS

                                                               JUNE 30,    SEPTEMBER 30,
                                                                 2000          2000
                                                              ----------   -------------
                                                                            (UNAUDITED)

Current assets:
  Cash and cash equivalents.................................  $  149,655       102,420
  Accounts receivable.......................................     461,853       842,688
  Inventories...............................................   1,157,276     1,208,995
  Receivable from stockholders..............................       6,400            --
  Prepaid expenses and other current assets.................      13,764            --
  Deferred income tax asset.................................      39,550        61,841
                                                              ----------     ---------
          Total current assets..............................   1,828,498     2,215,944
                                                              ----------     ---------
Equipment, net..............................................      26,493        25,953
Other assets................................................      12,959        12,959
                                                              ----------     ---------
          Total assets......................................  $1,867,950     2,254,856
                                                              ==========     =========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $  837,525     1,152,019
  Accrued liabilities.......................................     155,734       235,521
  Payable to stockholders...................................     166,668       158,437
  Current portion of long-term debt.........................       1,367         1,426
                                                              ----------     ---------
          Total current liabilities.........................   1,161,294     1,547,403
                                                              ----------     ---------
Long-term debt, less current portion........................       1,765         1,385
                                                              ----------     ---------
          Total liabilities.................................   1,163,059     1,548,788
                                                              ----------     ---------
Stockholders' equity:
  Common stock, no par value; 1,000,000 shares authorized;
  20,417 shares issued and outstanding......................      28,412        28,412
  Retained earnings.........................................     676,479       677,656
                                                              ----------     ---------
          Total stockholders' equity........................     704,891       706,068
                                                              ----------     ---------
          Total liabilities and stockholders' equity........  $1,867,950     2,254,856
                                                              ==========     =========

           See accompanying notes to condensed financial statements.

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

                        CONDENSED STATEMENTS OF EARNINGS
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 1999         2000
                                                              ----------   ----------
Net sales...................................................  $1,712,155    2,589,093
Cost of goods sold..........................................     941,190    1,746,695
                                                              ----------   ----------
          Gross profit......................................     770,965      842,398
Selling, general and administrative.........................     323,146      822,958
                                                              ----------   ----------
          Income from operations............................     447,819       19,440
Other income (expense):
  Interest income...........................................       2,299        2,353
  Interest expense..........................................     (15,044)     (19,036)
                                                              ----------   ----------
Earnings before provision for income taxes..................     435,074        2,757
Provision for income taxes..................................    (174,195)       1,580
                                                              ----------   ----------
          Net earnings......................................  $  260,879        1,177
                                                              ==========   ==========

           See accompanying notes to condensed financial statements.

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

                  CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
                     THREE MONTHS ENDED SEPTEMBER 30, 2000
                                  (UNAUDITED)

                                                   COMMON STOCK                        TOTAL
                                                 ----------------     RETAINED     STOCKHOLDERS'
                                                 SHARES   AMOUNT      EARNINGS        EQUITY
                                                 ------   -------   ------------   -------------
Balance, June 30, 2000.........................  20,417   $28,412    $ 676,479       $ 704,891
  Net earnings.................................      --        --        1,177           1,177
                                                 ------   -------    ---------       ---------
Balance, September 30, 2000....................  20,417   $28,412    $ 677,656       $ 706,068
                                                 ======   =======    =========       =========

           See accompanying notes to condensed financial statements.

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1999        2000
                                                              ---------   --------
Cash flows from operating activities:
  Net earnings..............................................  $ 260,879      1,177
  Adjustments to reconcile net earnings to net cash (used
     in) provided by operating activities:
     Depreciation and amortization..........................      4,945     12,909
     Increase (decrease) in cash resulting from changes in:
       Accounts receivable..................................    (71,674)  (380,835)
       Inventories..........................................     51,937    (51,719)
       Prepaid expenses and other current assets............         --     13,764
       Deferred income tax assets...........................         --    (22,291)
       Other assets.........................................        309         --
       Accounts payable and accrued liabilities.............   (117,447)   394,281
                                                              ---------   --------
          Net cash (used in) provided by operating
            activities......................................    128,949    (32,714)
                                                              ---------   --------
Cash flows from investing activities:
  Purchase of equipment.....................................     (4,408)   (12,369)
                                                              ---------   --------
          Net cash (used in) investing activities...........     (4,408)   (12,369)
                                                              ---------   --------
Cash flows from financing activities:
  Proceeds received from stockholders under stockholder
     receivable.............................................         --      6,400
  Net proceeds (payments) on notes payable to
     stockholders...........................................    (23,107)    (8,231)
  Principal payments on long-term debt......................       (289)      (321)
                                                              ---------   --------
          Net cash provided by (used in) financing
            activities......................................    (23,396)    (2,152)
                                                              ---------   --------
          Net increase (decrease) in cash and cash
            equivalents.....................................    101,145    (47,235)
Cash and cash equivalents, beginning of year................    167,330    149,655
                                                              ---------   --------
Cash and cash equivalents, end of year......................  $ 268,475    102,420
                                                              =========   ========
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................  $  15,044     19,036
                                                              =========   ========
  Cash paid for taxes.......................................  $ 224,294         --
                                                              =========   ========

           See accompanying notes to condensed financial statements.

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

     The accompanying condensed financial statements include the accounts of Mesa Ridge Technologies, Inc. d.b.a. MAGMA ("MAGMA" or the "Company"), which provides the music, video and satellite communications industries with connectivity products. The Company manufactures products of two types, serial products and PCI slot expansion systems. Serial products allow a user to attach additional peripheral devices on one main computer. PCI slot expansion systems enable technologies to run multiple monitors using only one computer, record and edit digital audio video using one location, and run multiple file, fax modems and/ or network servers on a single computer.

     The accompanying condensed financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles, pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC"). In the opinion of management, the accompanying condensed financial statements include normal recurring adjustments that are necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures have been condensed or omitted pursuant to such rules and regulations. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements as of and for the years ended June 30, 2000 and 1999. The results of operations for the three months ended September 30, 2000 are not necessarily indicative of results to be expected for the full year or any other period.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Revenue Recognition

     Revenue is recognized upon shipment of product and transfer of ownership from the Company to the customer. Provision for returns and credits are provided for in the same period the related sales are recorded.

  (b) Warranty Reserve

     The Company provides limited warranties on certain of its products for periods generally ranging from one to three years. The Company accrues warranty costs for potential product liability and warranty claims based on the Company's claim experience. The Company's warranty accrual was $67,000 and $72,500 as of June 30, 2000 and September 30, 2000, respectively.

  (c) Segment Reporting

     The Company has one operating business because it is not organized by multiple segments for purposes of making operating decisions or assessing performance. The chief operating decision maker evaluates performance, makes operating decisions, and allocates resources based on financial data consistent with the presentation in the accompanying financial statements.

(3) CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions and generally limits the amount of credit exposure to the amount of FDIC coverage. However, periodically during the year, the Company maintains cash in financial institutions in excess of the FDIC insurance coverage limit of $100,000. The Company performs ongoing credit evaluations of its customers' financial condition but does not typically require collateral to support customer receivables.

     One customer accounted for 39% of net sales for the three months ended September 30, 1999. Two customers accounted for 25% and 21% of net sales for the three months ended September 30, 2000. As of September 30, 1999, one customer accounted for approximately 59% of accounts receivable. As of September 30, 2000, two customers accounted for approximately 39% and 25% of accounts receivable.

(4) COMMITMENTS AND CONTINGENCIES

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, based on consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company.

(5) SUBSEQUENT EVENT

     On October 2, 2000, the Company's stockholders entered into an agreement to sell their ownership interest in the Company to Mobility Electronics, Inc. ("Mobility") in exchange for $2.0 million in cash and 562,098 shares of Mobility's common stock valued at approximately $4.6 million. In addition, contingent earn out payments are to be made depending on the Company's performance over the next two years.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Mesa Ridge Technologies, Inc. d.b.a. MAGMA:

     We have audited the accompanying balance sheets of Mesa Ridge Technologies, Inc. d.b.a. MAGMA (the Company) as of June 30, 2000 and 1999, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mesa Ridge Technologies, Inc. d.b.a. MAGMA as of June 30, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                            /s/ KPMG LLP

Phoenix, Arizona
December 14, 2000

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

                                 BALANCE SHEETS
                             JUNE 30, 2000 AND 1999

                                       ASSETS
                                                                 2000         1999
                                                              ----------   ----------

Current assets:
  Cash and cash equivalents.................................  $  149,655   $  167,330
  Accounts receivable.......................................     461,853      429,031
  Inventories...............................................   1,157,276      588,591
  Receivable from stockholders..............................       6,400           --
  Prepaid expenses and other current assets.................      13,764           --
  Deferred income tax asset.................................      39,550       36,618
                                                              ----------   ----------
          Total current assets..............................   1,828,498    1,221,570
                                                              ----------   ----------
Equipment, net..............................................      26,493        5,098
Other assets................................................      12,959          540
                                                              ----------   ----------
          Total assets......................................  $1,867,950   $1,227,208
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $  837,525   $  461,731
  Accrued liabilities.......................................     155,734      368,857
  Payable to stockholders...................................     166,668      110,716
  Current portion of long-term debt.........................       1,367        1,156
                                                              ----------   ----------
          Total current liabilities.........................   1,161,294      942,460
                                                              ----------   ----------
Long-term debt, less current portion........................       1,765        3,132
                                                              ----------   ----------
          Total liabilities.................................   1,163,059      945,592
                                                              ----------   ----------
Commitments, contingencies and subsequent event (notes 4, 6,
  7, 8 and 10)
Stockholders' equity:
  Common stock, no par value; 1,000,000 shares authorized;
     20,417 shares issued and outstanding...................      28,412       28,412
  Retained earnings.........................................     676,479      253,204
                                                              ----------   ----------
          Total stockholders' equity........................     704,891      281,616
                                                              ----------   ----------
          Total liabilities and stockholders' equity........  $1,867,950   $1,227,208
                                                              ==========   ==========

                See accompanying notes to financial statements.

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

                             STATEMENTS OF EARNINGS
                       YEARS ENDED JUNE 30, 2000 AND 1999

                                                                 2000         1999
                                                              ----------   ----------
Net sales...................................................  $7,896,494   $5,100,583
Cost of goods sold..........................................   4,791,657    2,937,168
                                                              ----------   ----------
          Gross profit......................................   3,104,837    2,163,415
Selling, general and administrative.........................   2,330,270    1,466,714
                                                              ----------   ----------
          Income from operations............................     774,567      696,701
Other income (expense):
  Interest income...........................................       8,057        6,273
  Interest expense..........................................     (77,492)     (64,857)
                                                              ----------   ----------
          Earnings before provision for income taxes........     705,132      638,117
Provision for income taxes..................................    (281,857)    (255,201)
                                                              ----------   ----------
          Net earnings......................................  $  423,275   $  382,916
                                                              ==========   ==========

                See accompanying notes to financial statements.

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       YEARS ENDED JUNE 30, 2000 AND 1999

                                                                     (ACCUMULATED
                                                    COMMON STOCK      DEFICIT)/         TOTAL
                                                  ----------------     RETAINED     STOCKHOLDERS'
                                                  SHARES   AMOUNT      EARNINGS        EQUITY
                                                  ------   -------   ------------   -------------
Balance, June 30, 1998..........................  20,212   $20,212    $(129,712)      $(109,500)
  Shares issued to employees....................     205     8,200           --           8,200
  Net earnings..................................      --        --      382,916         382,916
                                                  ------   -------    ---------       ---------
Balance, June 30, 1999..........................  20,417    28,412      253,204         281,616
  Net earnings..................................      --        --      423,275         423,275
                                                  ------   -------    ---------       ---------
Balance, June 30, 2000..........................  20,417   $28,412    $ 676,479       $ 704,891
                                                  ======   =======    =========       =========

                See accompanying notes to financial statements.

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 2000 AND 1999

                                                                2000       1999
                                                              --------   --------
Cash flows from operating activities:
  Net earnings..............................................  $423,275   $382,916
  Adjustments to reconcile net earnings to net cash (used
     in) provided by operating activities:
     Depreciation and amortization..........................    21,914     13,596
     Common stock issued to employees.......................        --      8,200
     Increase (decrease) in cash resulting from changes in:
       Accounts receivable..................................   (32,822)  (402,910)
       Inventories..........................................  (568,685)  (283,679)
       Prepaid expenses and other current assets............   (13,764)        --
       Deferred income tax assets...........................    (2,932)   (19,354)
       Other assets.........................................   (12,419)       706
       Accounts payable and accrued liabilities.............   162,671    644,304
                                                              --------   --------
          Net cash (used in) provided by operating
            activities......................................   (22,762)   343,779
                                                              --------   --------
Cash flows from investing activities:
  Purchase of equipment.....................................   (43,309)    (6,703)
                                                              --------   --------
          Net cash (used in) investing activities...........   (43,309)    (6,703)
                                                              --------   --------
Cash flows from financing activities:
  Advances to stockholders under stockholder receivable.....   (18,000)        --
  Proceeds received from stockholders under stockholder
     receivable.............................................    11,600         --
  Net proceeds (payments) on notes payable to
     stockholders...........................................    55,952   (202,100)
  Principal payments on long-term debt......................    (1,156)      (902)
                                                              --------   --------
          Net cash provided by (used in) financing
            activities......................................    48,396   (203,002)
                                                              --------   --------
          Net increase (decrease) in cash and cash
            equivalents.....................................   (17,675)   134,074
Cash and cash equivalents, beginning of year................   167,330     33,256
                                                              --------   --------
Cash and cash equivalents, end of year......................  $149,655   $167,330
                                                              ========   ========
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................  $ 64,857   $ 77,492
                                                              ========   ========
  Cash paid for taxes.......................................  $511,308   $ 61,800
                                                              ========   ========
Supplemental disclosures of non-cash financing and investing activity:
  Property and equipment acquired through debt financing....  $     --   $  5,190
                                                              ========   ========

                See accompanying notes to financial statements.

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999

(1) DESCRIPTION OF BUSINESS

     Mesa Ridge Technologies, Inc. d.b.a. MAGMA founded in 1987, provides the music, video and satellite communications industries with connectivity products. The Company manufactures products of two types, serial products and PCI slot expansion systems. Serial products allow a user to attach additional peripheral devices on one main computer. PCI slot expansion systems enable technologies to run multiple monitors using only one computer, record and edit digital audio video using one location, and run multiple file, fax modems and/or network servers on a single computer.

(2) SIGNIFICANT ACCOUNTING POLICIES

  (a) Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (b) Cash Equivalents

     Cash equivalents consist of short-term money market funds and are stated at cost, which approximates fair market value. The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

  (c) Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the average cost method (which approximates cost under the first-in first-out method) for all inventories. Provisions are made currently for obsolete and slow moving inventory.

  (d) Equipment

     Equipment, which consists of computers and office furniture and equipment, are stated at cost. Depreciation on equipment is calculated on an accelerated method over the estimated useful lives of the assets ranging from three to five years.

  (e) Impairment of Long-Lived Assets

     The Company accounts for long-lived assets under the provisions of SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

  (f) Revenue Recognition

     Revenue is recognized upon shipment of product and transfer of ownership from the Company to the customer. Provision for returns and credits are provided for in the same period the related sales are recorded.

  (g) Warranty Reserve

     The Company provides limited warranties on certain of its products for periods generally ranging from one to three years. The Company accrues warranty costs for potential product liability and warranty claims based on the Company's claim experience. The Company's warranty accrual was $67,000 and $45,000 as of June 30, 2000 and 1999, respectively.

  (h) Income Taxes

     The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are provided against assets which are not likely to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (i) Segment Reporting

     The Company has one operating business because it is not organized by multiple segments for purposes of making operating decisions or assessing performance. The chief operating decision maker evaluates performance, makes operating decisions, and allocates resources based on financial data consistent with the presentation in the accompanying financial statements.

  (j) Fair Value of Financial Instruments

     The fair value of accounts receivable, accounts payable and accrued liabilities approximates the carrying value due to the short-term nature of these instruments. Management has estimated that the fair values of the long-term debt approximate the current balances outstanding, based on currently available rates for debt with similar terms.

(3) EQUIPMENT

     Equipment consists of the following:

                                                                2000       1999
                                                              --------   ---------
Computers...................................................  $115,881   $  74,133
  Furniture and equipment...................................    43,463      41,902
                                                              --------   ---------
          Total cost........................................   159,344     116,035
     Less accumulated depreciation..........................  (132,851)   (110,937)
                                                              --------   ---------
       Equipment, net.......................................  $ 26,493   $   5,098
                                                              ========   =========

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

(4) LEASES

     The Company is committed under long-term real and personal property noncancelable operating leases with initial terms of more than one year. Future minimum rental payments are summarized as follows:

YEARS ENDING JUNE 30:
---------------------
2001....................................................   $158,164
2002....................................................    164,687
2003....................................................    171,209
2004....................................................    177,731
2005 and thereafter.....................................     90,496
                                                           --------
                                                           $949,707
                                                           ========

     Total rent expense of $138,844 and $103,963 was recognized for the years ended June 30, 2000 and 1999, respectively.

(5) INCOME TAXES

     Income tax expense (benefit) consists of:

                                                     CURRENT    DEFERRED    TOTAL
                                                     --------   --------   --------
Year ended June 30, 2000:
  U.S. Federal.....................................  $221,589   $ (2,281)  $219,308
  State and local..................................    63,200       (651)    62,549
                                                     --------   --------   --------
                                                     $284,789   $ (2,932)  $281,857
                                                     ========   ========   ========
Year ended June 30, 1999:
  U.S. Federal.....................................  $213,566   $(14,999)  $198,567
  State and local..................................    60,989     (4,355)    56,634
                                                     --------   --------   --------
                                                     $274,555   $(19,354)  $255,201
                                                     ========   ========   ========

     Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax income as a result of the following:

                                                                2000       1999
                                                              --------   --------
Computed "expected" tax expense.............................  $239,745   $216,960
Increase in income taxes resulting from:
  State and local income taxes, net of federal income tax
     benefit................................................    41,282     37,378
  Other, net................................................       830        863
                                                              --------   --------
                                                              $281,857   $255,201
                                                              ========   ========

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 2000 and 1999 are presented below.

                                                               2000      1999
                                                              -------   -------
Deferred tax assets:
  Accrued warranty costs....................................  $26,689   $17,926
  Accrued vacation..........................................    9,993    18,692
  Sales returns allowance...................................    2,868        --
                                                              -------   -------
          Net deferred tax assets...........................  $39,550   $36,618
                                                              =======   =======

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

(6) CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions and generally limits the amount of credit exposure to the amount of FDIC coverage. However, periodically during the year, the Company maintains cash in financial institutions in excess of the FDIC insurance coverage limit of $100,000. The Company performs ongoing credit evaluations of its customers' financial condition but does not typically require collateral to support customer receivables.

     Two customers accounted for 36% and 10% of net sales for the year ended June 30, 2000. One customer accounted for 36% of net sales for the year ended June 30, 1999. As of June 30, 2000, two customers accounted for approximately 44% and 11% of accounts receivable. As of June 30, 1999, two customers accounted for approximately 46% and 16% of accounts receivable.

(7) RELATED PARTY TRANSACTIONS

     The Company has utilized the credit cards of stockholders of the Company for working capital purposes. These payables to stockholders were $129,558 and $110,716 at June 30, 2000 and 1999, respectively.

     In May 2000, the Company signed a promissory note to borrow $41,751 from its five stockholders to finance the purchase of equipment. The note bears interest at 6% per annum and is due in eighteen monthly principal and interest installments of $2,431. The balance outstanding under this note of $37,110 is reflected in payable to stockholders at June 30, 2000. In October 2000, the Company repaid the note.

                   MESA RIDGE TECHNOLOGIES, INC. D.B.A. MAGMA

     During fiscal 2000, the Company issued loans of $18,000 to five officers of the Company, of which a balance of $6,400 remains as of June 30, 2000. The loans are payable on demand.

(8) COMMITMENTS AND CONTINGENCIES

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, based on consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company.

     In August 1998, the Company entered into a loan agreement with a financing company to purchase certain fixed assets for $5,190. This loan bears interest at a rate of 16.9% per annum and is payable in 48 monthly principal and interest payments of $150. As of June 30, 2000, $3,132 is outstanding under this note, of which, $1,367 is due over the next twelve months.

(9) COMMON STOCK

     During 1999, the Company issued 205 shares of common stock to employees valued at $8,200 which was charged to 1999 operations.

(10) SUBSEQUENT EVENT

     On October 2, 2000, the Company's stockholders entered into an agreement to sell their ownership interest in the Company to Mobility Electronics, Inc. ("Mobility") in exchange for $2.0 million in cash and 562,098 shares of Mobility's common stock valued at approximately $4.6 million. In addition, contingent earn out payments are to be made depending on the Company's performance over the next two years.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 2000
                                 (IN THOUSANDS)

                                     ASSETS

                                               HISTORICAL
                                            -----------------    PRO FORMA          PRO FORMA
                                            MOBILITY   MAGMA    ADJUSTMENTS         COMBINED
                                            --------   ------   -----------         ---------
Current assets:
  Cash and cash equivalents...............  $  1,702   $ 150     $ 42,442(A),(D)    $ 44,294
  Accounts receivable, net................     6,917     462                           7,379
  IPO proceeds............................    44,640      --      (44,640)(D)             --
  Inventories, net........................     2,121   1,157                           3,278
  Prepaid expenses and other current
     assets...............................       827      60                             887
                                            --------   ------    --------           --------
          Total current assets............    56,207   1,829       (2,198)            55,838
                                            --------   ------    --------           --------
Property and equipment, net...............     1,907      26                           1,933
Goodwill..................................        --      --        6,111(A)           6,111
Other assets, net.........................     2,438      13            2(A),(B)       2,453
                                            --------   ------    --------           --------
          Total assets....................  $ 60,552   $1,868    $  3,915           $ 66,335
                                            ========   ======    ========           ========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Lines of credit.........................  $  2,794   $  --                        $  2,794
  Accounts payable........................     3,238     838                           4,076
  Accrued expenses and other current
     liabilities..........................     2,593     156                           2,749
  Payable to stockholders.................        --     167                             167
  Notes payable...........................     2,685      --                           2,685
  Current installments of long-term
     debt.................................        72       1                              73
  Current installments of capital lease
     obligations..........................        58      --                              58
                                            --------   ------    --------           --------
          Total current liabilities.......    11,440   1,162           --             12,602
                                            --------   ------    --------           --------
Long-term debt, less current
  installments............................     3,401       2                           3,403
Capital lease obligations, less current
  installments............................        14      --                              14
                                            --------   ------    --------           --------
          Total liabilities...............    14,855   1,164           --             16,019
                                            --------   ------    --------           --------
Stockholders' equity:
  Convertible preferred stock -- Series
     C....................................        24      --                              24
  Common stock............................       114      28          (22)(A),(B)        120
  Additional paid-in capital..............   101,759      --        4,613(A)         106,372
  Retained earnings (accumulated
     deficit).............................   (52,724)    676         (676)(B)        (52,724)
  Stock subscription and deferred
     compensation.........................    (3,476)     --                          (3,476)
                                            --------   ------    --------           --------
          Total stockholders' equity......    45,697     704        3,915             50,316
                                            --------   ------    --------           --------
          Total liabilities and
            stockholders' equity..........  $ 60,552   $1,868    $  3,915           $ 66,335
                                            ========   ======    ========           ========

   See accompanying notes to unaudited pro forma condensed combined financial information.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     HISTORICAL
                                                  -----------------    PRO FORMA    PRO FORMA
                                                  MOBILITY   MAGMA    ADJUSTMENTS   COMBINED
                                                  --------   ------   -----------   ---------
Net product sales...............................  $ 13,952   $6,562                 $ 20,514
Cost of product sales...........................    11,751   3,788                    15,539
                                                  --------   ------      -----      --------
          Gross profit..........................     2,201   2,774          --         4,975
                                                  --------   ------      -----      --------
Operating expenses:
          Sales and marketing...................     5,208      89                     5,297
          Research and development..............     3,377      --                     3,377
          General and administrative............     3,010   1,771         611(C)      5,392
          Non-cash compensation.................       641      --                       641
                                                  --------   ------      -----      --------
          Total operating expenses..............    12,236   1,860         611        14,707
                                                  --------   ------      -----      --------
          Income (loss) from operations.........   (10,035)    914        (611)       (9,732)
Other income (expense):
  Interest expense..............................    (1,556)    (60)                   (1,616)
  Interest income...............................       100      10                       110
  Non-cash deferred loan costs..................    (4,840)     --                    (4,840)
  Other, net....................................      (126)     --                      (126)
                                                  --------   ------      -----      --------
          Income (loss) before provision for
            income taxes........................   (16,457)    864        (611)      (16,204)
Provision for income taxes......................        --     346          --           346
                                                  --------   ------      -----      --------
          Net earnings (loss)...................   (16,457)    518        (611)      (16,550)
Beneficial conversion costs of preferred
  stock.........................................    (1,450)     --          --        (1,450)
                                                  --------   ------      -----      --------
Net earnings (loss) attributable to common
  stockholders..................................  $(17,907)  $ 518       $(611)     $(18,000)
                                                  ========   ======      =====      ========
Net loss per share:
  Basic and diluted.............................  $  (3.59)                         $  (3.24)
                                                  ========                          ========
Weighted average common shares outstanding:
  Basic and diluted.............................     4,994                             5,556
                                                  ========                          ========

   See accompanying notes to unaudited pro forma condensed combined financial information.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      HISTORICAL
                                                   -----------------    PRO FORMA    PRO FORMA
                                                   MOBILITY   MAGMA    ADJUSTMENTS   COMBINED
                                                   --------   ------   -----------   ---------
Net product sales................................  $11,291    $4,166      $           $15,457
Cost of product sales............................    8,429    2,651                    11,080
                                                   -------    ------      -----       -------
          Gross profit...........................    2,862    1,515          --         4,377
                                                   -------    ------      -----       -------
Operating expenses:
  Sales and marketing............................    2,983       74                     3,057
  Research and development.......................    1,878       --                     1,878
  General and administrative.....................    1,875    1,450         306(C)      3,631
  Non-cash compensation..........................      659       --                       659
                                                   -------    ------      -----       -------
          Total operating expenses...............    7,395    1,524         306         9.225
                                                   -------    ------      -----       -------
          Income (loss) from operations..........   (4,533)      (9)       (306)       (4,848)
Other income (expense):
  Interest expense...............................     (756)     (46)                     (802)
  Interest income................................      138        4                       142
  Non-cash deferred loan costs...................     (916)      --                      (916)
  Other, net.....................................        2       --                         2
                                                   -------    ------      -----       -------
          Loss before provision for income
            taxes................................   (6,065)     (51)       (306)       (6,422)
Provision for income taxes.......................       --       --          --            --
                                                   -------    ------      -----       -------
          Net loss...............................   (6,065)     (51)       (306)       (6,422)
Beneficial conversion costs of preferred stock...      (48)      --          --           (48)
                                                   -------    ------      -----       -------
Net loss attributable to common stockholders.....  $(6,113)   $ (51)      $(306)      $(6,470)
                                                   =======    ======      =====       =======
Net loss per share:
  Basic and diluted..............................  $ (0.93)                           $ (0.90)
                                                   =======                            =======
Weighted average common shares outstanding:
  Basic and diluted..............................    6,597                              7,159
                                                   =======                            =======

   See accompanying notes to unaudited condensed combined pro forma financial information.

                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                 JUNE 30, 2000

NOTE 1. GENERAL INFORMATION

     The Unaudited Pro Forma Condensed Combined Financial Statements reflect the payment of (i) $2,000,000 in cash, and (ii) issuance of 562,098 shares of Mobility's common stock valued at $4,619,000 (net of $100,000 cost to register the shares). The acquisition has been recorded as a purchase transaction in accordance with generally accepted accounting principles and accordingly MAGMA's assets and liabilities are recorded at their estimated fair values at the date of the merger.

     The purchase price has been allocate to the assets acquired and liabilities assumed as follows (in thousands):

Purchase price:
  Cash consideration........................................   $ 2,000
  Common stock..............................................         6
  Additional paid-in capital................................     4,613
  Direct acquisition costs..................................       198
                                                               -------
          Total.............................................   $ 6,817
                                                               =======
Assets acquired and liabilities assumed:
  Current assets............................................   $ 2,216
  Fixed assets..............................................        26
  Other assets..............................................        13
  Goodwill..................................................     6,111
  Liabilities assumed.......................................    (1,549)
                                                               -------
          Total.............................................   $ 6,817
                                                               =======

NOTE 2. PRO FORMA ADJUSTMENTS

     The unaudited pro forma condensed combined financial information reflects the merger, and gives effect to the following:

(A) To record purchase of MAGMA by issuance of $2.0 million in cash and 562,098 shares of Mobility's common stock valued at $4,619,000 (net of $100,000 estimated cost to register these shares) and record resultant goodwill of $6,111,000 as well as record payment of direct acquisition costs of $198,000.

(B) Eliminate equity in MAGMA at June 30, 2000 consisting of approximately $28,000 of common stock and $676,000 of retained earnings.

(C) To record amortization expense of approximately $611,000 and $306,000 for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, based upon goodwill of $6.1 million and amortization period of 10 years.

(D)   To record receipt of IPO proceeds receivable received in July, 2000.

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER THE CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THE PROSPECTUS IS CORRECT ONLY AS OF ITS DATE.

                               TABLE OF CONTENTS

                                       Page
                                       -----
Prospectus Summary...................      3
The Offering.........................      6
Risk Factors.........................      7
Use Of Proceeds......................     17
Dividend Policy......................     17
Price Range Of Common Stock..........     17
Selling Stockholders.................     18
Plan Of Distribution.................     19
Selected Consolidated Financial
  Data...............................     21
Management's Discussion And Analysis
  Of Financial Condition And Results
  Of Operations......................     23
Liquidity And Capital Resources......     31
Business.............................     36
Management...........................     51
Principal Stockholders...............     60
Certain Transactions.................     62
Description Of Capital Stock.........     65
Interests Of Named Experts And
  Counsel............................     73
Experts..............................     73
Mobility Electronics, Inc. And
  Subsidiaries Index To Consolidated
  Financial Statements...............    F-1
Part II Information Not Required In
  Prospectus.........................   II-1
Signatures...........................  II-14
Power Of Attorney....................  II-14
Index To Exhibits

     Until February 24, 2001 (25 days after the date of this prospectus), all dealers that buy, sell or trade in these securities, whether or not participating in this offering, may be required to deliver a prospectus. Dealers are also obligated to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[MOBILITY ELECTRONICS LOGO]

MOBILITY ELECTRONICS, INC.

5,724,266 SHARES

COMMON STOCK

Prospectus

January   , 2001

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be paid by the Company in connection with the offering described in this Registration Statement. All amounts are estimates, except the SEC Registration Fee.

SEC Registration Fee........................................   $ 4,024.87
Printing Costs..............................................    30,000.00
Legal Fees and Expenses.....................................    20,000.00
Accounting Fees and Expenses................................    20,000.00
Directors and Officers Liability Insurance Premium..........     5,000.00
Transfer Agent and Registrar Fees and Expenses..............     7,000.00
Miscellaneous...............................................     3,000.00
                                                               ----------
          Total.............................................   $89,024.87
                                                               ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

CERTIFICATE OF INCORPORATION

     The Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except as limited by the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

BYLAWS

     The Bylaws of the Company provide that the Company (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan and
(ii) upon a determination by the Board of Directors that indemnification is appropriate, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was an employee or agent of the Company or at the request of the Company was serving as an employee or agent of any other corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in the case of (i) and (ii) against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. However, in an action or suit by or in the right of the Company to procure a judgment in its favor, no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that a court of appropriate jurisdiction shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the court shall deem proper. Any indemnification shall be made by the Company upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth above. Expenses incurred by a person who is or was a director or officer of the Company in defending such actions or suits shall be paid by the Company at reasonable intervals in advance of the final disposition of such action or suit upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. In addition, the Company shall pay or reimburse expenses incurred by any person who is or was a director or officer of the Company in connection with such person's appearance as a witness or other participant in a proceeding in which such person or the Company is not a named party to such proceeding, provided that such appearance or participation is on behalf of the Company or by reason of his past or present capacity as a director or officer of the Company. The Company intends these provisions to provide indemnification for appropriate persons to the fullest extent permitted by law.

INDEMNITY AGREEMENTS

     The Company has entered into Indemnity Agreements with each of its directors and executive officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

INSURANCE

     The Company intends to maintain liability insurance for the benefit of its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The Company has issued unregistered securities to (a) founders and employees and (b) other individual and institutional investors. Each such issuance was made in reliance upon the exemptions from registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9), Section 4(2) and/or Regulation D promulgated thereunder, or Rule 701 promulgated thereunder on the basis that such transactions did not involve a public offering. When appropriate, the Company determined that the purchasers of securities described below were sophisticated investors who had the financial ability to assume the risk of their investment in the Company's securities and acquired such securities for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the securities are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements. The following information relates to securities issued or sold by the Company within the last twelve quarters:

ACQUISITION OF MAGMA

     On October 2, 2000, we issued 562,098 shares of our common stock to five stockholders of MAGMA in exchange for all of the issued and outstanding shares of MAGMA. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

MERGER WITH ELECTRONICS ACCESSORY SPECIALISTS INTERNATIONAL, L.L.C.

     In connection with the merger of Electronics Accessory Specialists International, L.L.C. ("Predecessor") with and into the Company in August 1996, the common and preferred interests in Predecessor were converted into shares of common stock, Series A Preferred Stock and Series B Preferred Stock of the Company. As a result, 93,899 shares of common stock, 2,498 shares of Series A Preferred Stock and 2,974 shares of Series B Preferred Stock of the Company were issued to individual and institutional investors. Additionally, outstanding options to purchase an aggregate of 264,396 common interests in Predecessor were converted into similar interests to purchase shares of common stock of the Company and were issued to six founders of the Company.

CONVERTIBLE DEBENTURES AND COMMON STOCK

     From September 1996 to May 1997 the Company offered to certain accredited investors the option of purchasing either common stock or 12% Convertible Debentures (the "Convertible Debentures"). In that offering, we sold an aggregate of 277,552 shares of common stock, at a price of $7.73 per share, and approximately $2.2 million in aggregate principal amount of Convertible Debentures. In December 1998, approximately $2.1 million of the Convertible Debentures were converted to common stock at a price of $7.73 per share. The remaining Convertible Debentures ($95,000) require the Company to pay quarterly payments of interest at a rate of 12% per annum. Beginning on the second anniversary of the date of issuance of each Convertible Debenture, the Company shall be required to pay 20 equal quarterly installments of principal and accrued but unpaid interest in an amount necessary to fully amortize the notes by the twentieth installment, when all remaining principal and accrued interest will be due. In July 2000, $8,395 of convertible debentures were converted into 1,086 shares of common stock at a conversion rate of $7.73 per share. The balance of the convertible debentures and accrued interest thereon was paid in full. All other long-term debt of the Company was also paid in full in July 2000.

PREFERRED STOCK CONVERSION

     In 1996, the holders of Series A preferred stock converted such shares into common stock and Convertible Debentures. As a result of this conversion, 2,500 shares of Series A preferred stock were converted into 88,836 shares of common stock and $306,374 of Convertible Debentures and issued to individual and institutional investors.

     In 1997, the holders of Series B preferred stock converted such shares into common stock. As a result of this conversion, 2,101 shares of Series B preferred stock were converted into 125,500 shares of common stock. The remaining 2,085 shares of Series B preferred stock were redeemed by the Company. Furthermore, Series B preferred stockholders used $88,700 of dividends and interest on such shares to purchase 11,088 shares of common stock.

FINOVA CAPITAL CORPORATION

     In June 1997 and March 1998, the Company issued an aggregate of $3.35 million of Secured Promissory Notes to Finova Capital Corporation (the "Finova Notes"). The Finova Notes were paid in full with a portion of the proceeds of our initial public offering. In connection with the Finova Notes, the Company issued warrants to Finova (the "Finova Warrants") to purchase an aggregate of up to 209,062 shares of common stock, at an exercise price of $0.02 per share. The Finova Warrants expire on July 31, 2002. During July 2000, the warrants were exercised in full in a cashless transaction and 239,110 net shares of common stock were issued.

MIRAM ACQUISITION

     In July 1997, Mobility issued 55,000 shares of common stock to Miram International, Inc. in consideration for the purchase of certain assets. In addition, in May 1999, Mobility issued an additional 38,500 shares to Miram and its shareholders in settlement of a contingent earn-out and other matters.

BANK GUARANTEE

     In April 1998, certain officers of the Company and other individual and institutional investors guaranteed a total of approximately $2.5 million of the Company's working capital line of credit with Bank of America. As consideration for such guarantees, a total of 112,500 warrants were issued to these individuals and entities. The warrants are exercisable at $11.50 per share and expire on April 20, 2003. In November 1999, Messrs. Mollo and Doss and certain other individuals guaranteed a total of $7.2 million, or $1.8 million each, of our working capital line of credit with Bank of America. Certain other individuals and institutional investors sub-guaranteed the primary guarantees. As consideration for the guarantees, a total of 56,250 warrants were issued to these officers, directors, individuals and entities. The warrants are exercisable at $4.00 per share and expire on November 1, 2004. As of December 8, 2000, the guarantors were released from the guarantees.

PRIVATE PLACEMENTS

     In November 1997, the Company completed a private placement of approximately $10.0 million to various members of management of the Company, other individuals and institutional investors. As a result of this private placement, 1,124,500 shares of Common Stock were issued for approximately $9.0 million, or $8.00 per share, and 125,500 shares were issued for converted Series B preferred stock referenced above, for approximately $1.0 million. Additionally, warrants to purchase 139,193 shares of Common Stock were issued to the placement agents and 312,500 warrants were issued to members of management of the Company and other individuals and institutional investors. The warrants issued to the placement agents are exercisable at prices ranging from $9.60 to $14.00 per share and expire on November 10, 2001. The warrants issued to members of management of the Company and other individuals and institutional investors are exercisable at $14.00 per share and expire on September 30, 2001.

     In June 1998, the Company completed a private placement of approximately $8.5 million to various members of management of the Company, other individuals and institutional investors. As a result of this private placement, 742,500 shares of Common Stock were issued at $11.50 per share. Additionally, warrants to purchase 68,200 shares of Common Stock were issued to the placement agents. These warrants are exercisable at $13.80 per share and expire on June 12, 2002.

     In January 1999, the Company completed a private placement of approximately $5.0 million to various members of management of the Company, other individuals and institutional investors. As a result of this private placement, 735,300 shares of Series C preferred stock was issued at a price of $6.75 per share (this price was lowered to $6.00 per share as the result of a subsequent issuance of Series C preferred stock at such price, and an additional 91,909 shares of Series C preferred stock were issued as a result of such price reduction).

     In January 2000, the Company completed a private placement of approximately $7.4 million to various members of management of the Company, other individuals and institutional investors. As a result of this private placement, 1,231,450 shares of Series C preferred stock were issued at a price of $6.00 per share. Additionally, warrants were issued to investors to purchase 1,231,450 shares of Common Stock at $0.02 per share. These warrants expire October 1, 2002.

BRIDGE PROMISSORY NOTES

     In March 1999, the Company issued an aggregate of $3.5 million of Bridge Promissory Notes (the "Bridge Notes") to various members of management of the Company, other individuals and institutional investors. The Bridge Notes were paid in full with a portion of the proceeds of our initial public offering. In connection with the Bridge Notes, the Company issued warrants to purchase an aggregate of 525,000 shares of Common Stock at a price of $0.02 per share, which will expire March 5, 2002. In June 1999, approximately $2.3 million of the Bridge Notes and accrued interest thereon of approximately $96,000 were converted to 296,343 shares of Common Stock at $8.00 per share.

     In February 2000, the outstanding balance of the Bridge Notes issued in March 1999 of approximately $1.2 million and the accrued interest thereon of approximately $160,000 were extended to March 31, 2001. The interest rate was increased to 14% per annum and is payable on the first day of each calendar quarter commencing on April 1, 2000 and continuing on the first day of each calendar quarter thereafter until all interest has been paid in full. The principal is due and payable on the earlier of (i) March 31, 2001; (ii) thirty days following the closing of an initial public offering; or (iii) thirty days following the closing of a private offering of equity securities with aggregate subscriptions of at least $10.0 million. A conversion option was granted to allow the Bridge Noteholder to convert the note to Common Stock at a price equal to 95% of the IPO per share price. The conversion must be made within fifteen days of the closing of the IPO. In conjunction with the Bridge Note extension, the Company issued warrants to purchase 138,502 shares of Common Stock at a price of 95% of the IPO per share price. The warrants will be priced at $0.02 per share. In July

2000, $327,009 of principal and accrued interest of Bridge Notes was converted into 26,685 shares of common stock and the balance of the outstanding Bridge Notes and accrued interest was paid in full.

     In June through August 1999, we completed a private placement of $3.7 million and issued warrants for the purchase of 449,200 shares of common stock at a price of $0.02 per share to various individuals and institutional investors. The private placement was structured as an offering of 13% bridge promissory notes with an option to immediately convert to common stock at a price of $8.00 per share. Bridge notes totaling $550,000 were issued, along with warrants to purchase 65,000 shares of common stock, and are due and payable in July 2000. The bridge notes accrue interest at 13% per annum. In July 2000, the principal and accrued interest outstanding was paid in full, except for $100,000, which was paid in full including accrued interest in October, 2000.

     We issued 394,063 shares of common stock, along with warrants to purchase 384,200 shares of common stock, with a total value of approximately $3.2 million.

ISSUANCE TO STRATEGIC PARTNERS

     In May 1999, the Company issued an aggregate of 333,332 shares of Series C preferred stock to two strategic investors for aggregate consideration of $2 million ($6.00 per share). During September 2000, the 333,332 shares of Series C preferred stock was converted into 229,982 shares of common stock at the conversion rate of 1-to-0.68995, Series C preferred stock to common stock, respectively.

ISSUANCE TO STRATEGIC PARTNER

     In March 2000, the Company issued 500,000 shares of Series D preferred stock to a strategic partner, at a price of $10.00 per share. This offer was made in connection with the execution and delivery of certain strategic agreements between the Company and such strategic partner. On June 30, 2000, the first trading date of the Company's initial public offering, the shares of Series D preferred stock converted automatically into 438,595 shares of common stock at a conversion rate of 1-to-0.87719 ($10.00 divided by 95% of the $12.00 initial public offering price per share of common stock).

ISSUANCE TO STRATEGIC PARTNER

     Effective June 30, 2000, the Company issued 100,000 shares of Common Stock to a strategic partner, at a price of $12.00 per share. $1,198,800 of the purchase price is payable pursuant to a non-recourse promissory note, the payout of which is secured by the shares of Common Stock purchased by such strategic partner. This offer was made in connection with the execution and delivery of a consulting agreement between the Company and such strategic partner.

ISSUANCE OF OTHER OPTIONS

     In 1998, the Company issued options to purchase 391,456 shares of Common Stock at a price of $11.50 per share, to various directors, officers and employees under the 1996 Plan. These options expire on various dates in 2004.

     In 1999, the Company issued options to purchase 669,239 shares of Common Stock at prices ranging from $0.02 to $11.50 per share, to various directors, officers and employees under the 1996 Plan. These options expire on various dates from 2002 to 2010.

     As of March 31, 2000, the Company issued options to purchase 60,000 shares of Common Stock at $10.50 per share, to various directors and employees under the 1996 Plan. These options expire on various dates from 2004 to 2005.

     During April through September 2000, the Company issued options to purchase 198,000 shares of Common Stock at prices ranging from $8.00 to $12.00 per share, to employees under the 1996 Plan. These options expire on various dates in 2006.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          3.1            -- Certificate of Incorporation of the Company.(1)
          3.2            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of June 17, 1997.(3)
          3.3            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of September 10, 1997.(1)
          3.4            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of July 20, 1998.(1)
          3.5            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of February 3, 2000.(1)
          3.6            -- Certificate of Designations, Preferences, Rights and
                            Limitations of Series C Preferred Stock.(1)
          3.7            -- Amended Bylaws of the Company.(1)
          3.8            -- Certificate of the Designations, Preferences, Rights and
                            Limitations of Series D Preferred Stock.(2)
          3.9            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of March 31, 2000.(3)
          4.1            -- Specimen of Common Stock Certificate.(4)
          4.2            -- Form of 12% Convertible Debenture of the Company.(1)
          4.3            -- Registration Rights Agreement by and between the Company and Miram International, Inc. dated July 29, 1997.(1)
          4.4            -- Form of Unit Purchase Agreement used in 1998 Private
                            Placements for the Purchase of Up To 900 Units, Each
                            Consisting of 1,000 shares of the Company's common
                            stock.(1)
          4.5            -- Form of Unit Purchase Agreement used in 1997 Private
                            Placements for the Purchase of Up To 875 Units, Each
                            Consisting of 2,000 shares of the Company's common stock
                            and warrants to purchase 500 shares of the Company's
                            Common Stock.(1)
          4.6            -- Form of Warrant to Purchase Shares of common stock of the
                            Company used with the 13% Bridge Notes and Series C
                            Preferred Stock Private Placements.(3)
          4.7            -- Form of 13% Bridge Promissory Note and Warrant Purchase
                            Agreement used in March 1999 Private Placement.(1)
          4.8            -- Form of 13% Bridge Promissory Note and Warrant Purchase
                            Agreement used in July 1999 Private Placement.(1)
          4.9            -- Form of 13% Bridge Note issued in July 1999 Private
                            Placement.(1)
          4.10           -- 13% Bridge Note Conversion Notice expired June 30,
                            1999.(1)
          4.11           -- Form of Series C Preferred Stock Purchase Agreement used in 1998 and 1999 Private Placements.(1)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          4.12           -- Form of Series C Preferred Stock and Warrant Purchase
                            Agreement used in 1999 and 2000 Private Placements.(1)
          4.13           -- Series C Preferred Stock Purchase Agreement executed May
                            3, 1999, between the Company, Philips Semiconductors
                            VLSI, Inc. (f/k/a VLSI Technology, Inc.) and Seligman
                            Communications and Information Fund, Inc.(1)
          4.14           -- Amended and Restated Stock Purchase Warrant issued by the
                            Company to Finova Capital Corporation (f/k/a Sirrom
                            Capital Corporation) dated as of March 25, 1998.(1)
          4.15           -- Stock Purchase Warrant issued by the Company to Finova
                            Capital Corporation (f/k/a Sirrom Capital Corporation)
                            dated as of March 25, 1998.(1)
          4.16           -- Series C Preferred Stock and Warrant Purchase Agreement
                            dated October 29, 1999, between the Company and Seligman
                            Communications and Information Fund, Inc.(1)
          4.17           -- Contribution and Indemnification Agreement by and among
                            Janice L. Breeze, Jeffrey S. Doss, Charles R. Mollo,
                            Cameron Wilson, the Company and certain Stockholders of
                            the Company dated April 20, 1998.(1)
          4.18           -- Form of Warrant to Purchase common stock of the Company issued to certain holders in connection with that certain
                            Contribution and Indemnification Agreement by and among
                            Janice L. Breeze, Jeffrey S. Doss, Charles S. Mollo,
                            Cameron Wilson, the Company and certain Stockholders of
                            the Company dated April 20, 1998.(1)
          4.19           -- Form of Warrant to Purchase common stock of the Company issued to certain holders in connection with that certain
                            Contribution and Indemnification Agreement by and among
                            Janice L. Breeze, Jeffrey S. Doss, Charles S. Mollo,
                            Cameron Wilson, the Company and certain Stockholders of
                            the Company dated November 2, 1999.(2)
          4.20           -- Form of Warrant to Purchase Common Stock of the Company
                            issued in the 1997 Private Placement.(2)
          4.21           -- Form of 13% Bridge Note issued in March 1999 Private
                            Placement.(2)
          4.23           -- Investor Rights Agreement dated October 29, 1999 by and between the Company and Seligman Communications and
                            Information Fund, Inc. entered into in connection with
                            the Series C Preferred Stock and Warrant Purchase
                            Agreement dated October 29, 1999.(2)
          4.24           -- Form of Warrant to Purchase Shares of Common Stock issued in connection with the Loan Extension Agreement dated
                            February 29, 2000.(2)
          4.25           -- Investors' Rights Agreement executed May 3, 1999 between the Company, Philips Semiconductors VLSI, Inc. (f/k/a
                            VLSI Technology, Inc.) and Seligman Communications and
                            Information Fund, Inc.(3)
          4.26           -- Registration Rights granted by the Company to Avocent
                            Computer Products Corporation in connection with the
                            Strategic Partner Agreement dated March 6, 2000.(3)
          4.27           -- 13% Bridge Note Conversion Notice used in July 1999
                            Private Placement.(5)
          5.1            -- Opinion of Jackson Walker L.L.P.*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.1            -- Lease by and between Monaghan Company, LLC and Colonial
                            Trust Company and the Company dated December 20, 1996.(1)
         10.2            -- First Amendment to Lease dated January 29, 1999 by and
                            between Monaghan Company, LLC and Colonial Trust Company
                            and the Company dated December 20, 1996.(1)
         10.3            -- Office Lease dated July 3, 1998 by and between Sun Life
                            Assurance Company of Canada and the Company.(3)
         10.4            -- Asset Purchase Agreement and Plan of Reorganization
                            between Miram International, Inc., John Moroz, Mykola
                            Moroz and the Company dated July 29, 1997.(1)
         10.5            -- Promissory Note made by Miram International, Inc. to
                            Mykola Moroz dated July 3, 1997 in the amount of
                            $400,000.(1)
         10.6            -- Amended and Restated 1996 Long Term Incentive Plan, as
                            amended on January 13, 2000.(1)
         10.7            -- Richard W. Winterich Employment Agreement dated November
                            20, 1998.(1)
         10.8            -- Richard W. Winterich Option Agreement dated April 12,
                            1999.(1)
         10.9            -- Richard W. Winterich Option Agreement dated April 12,
                            1999.(1)
         10.10           -- First Amendment to Incentive Stock Option Agreement dated
                            August 23, 1999 between Richard W. Winterich and the
                            Company.(1)
         10.11           -- First Amendment to Incentive Stock Option Agreement dated
                            August 23, 1999 between Richard W. Winterich and the
                            Company.(1)
         10.12           -- Charles R. Mollo Employment Agreement dated December 1,
                            1999.(1)
         10.13           -- Charles R. Mollo Option Agreement dated December 1,
                            1999.(1)
         10.14           -- Jeffrey S. Doss Employment Agreement dated December 1,
                            1999.(1)
         10.15           -- Jeffrey S. Doss Option Agreement dated December 1,
                            1999.(1)
         10.16           -- Jeffrey S. Doss Pledge Agreement dated December 1,
                            1999.(1)
         10.17           -- Jeffrey S. Doss Promissory Note in favor of the Company dated December 1, 1999 in the principal amount of
                            $300,000.(1)
         10.18           -- First Amendment to Option Agreement dated December 1,
                            1999 between Jeffrey S. Doss and the Company.(1)
         10.19           -- Robert P. Dilworth Consulting Agreement dated May 21,
                            1999.(1)
         10.20           -- Robert P. Dilworth Nonqualified Stock Option Agreement
                            dated May 21, 1999.(1)
         10.21           -- William O. Hunt Consulting Agreement dated December 8,
                            1999.(2)
         10.22           -- William O. Hunt Non-qualified Stock Option Agreement
                            dated December 8, 1999.(2)
         10.23           -- Amendment No. 3 to Letter of Credit, Loan and Security
                            Agreement and Promissory Note made by Company to Bank of
                            America dated October 31, 1999.(1)
         10.24           -- Amended and Restated Business Loan Agreement (Receivables
                            and Inventory) dated as of November 2, 1999 between the
                            Company and Bank of America, N.A.(1)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.25           -- Restated Promissory Note in the principal amount of
                            $3,000,000 dated as of November 2, 1999 between the
                            Company and Bank of America, N.A.(1)
         10.26           -- Promissory Note in the principal amount of $1,500,000
                            dated as of November 2, 1999 between the Company and Bank
                            of America, N.A.(1)
         10.27           -- Promissory Note in the principal amount of $150,000 dated as of November 2, 1999 between the Company and Bank of
                            America, N.A.(1)
         10.28           -- Promissory Note in the principal amount of $75,000 dated as of November 2, 1999 between the Company and Bank of
                            America, N.A.(1)
         10.29           -- Restated Continuing Guaranty of Janice Breeze dated
                            November 2, 1999.(1)
         10.30           -- Restated Continuing Guaranty of Jeffrey S. Doss dated
                            November 2, 1999.(1)
         10.31           -- Restated Continuing Guaranty of Charles R. Mollo dated
                            November 2, 1999.(1)
         10.32           -- Restated Continuing Guaranty of Cameron Wilson dated
                            November 2, 1999.(1)
         10.33           -- Secured Promissory Note made by the Company in favor of
                            Finova Capital Corporation (f/k/a Sirrom Capital
                            Corporation) dated March 25, 1998 in the principal amount
                            of $1,750,000.(1)
         10.34           -- First Amendment to Loan Agreement and Loan Documents by
                            and between the Company and Finova Capital Corporation
                            (f/k/a Sirrom Capital Corporation) dated as of March 25,
                            1998.(1)
         10.35           -- Secured Promissory Note made by the Company in favor of
                            Finova Capital Corporation (f/k/a Sirrom Capital
                            Corporation) dated June 24, 1997 in the principal amount
                            of $1,600,000.(1)
         10.36           -- Settlement Agreement dated May 21, 1999 by and among John
                            Moroz, Peter Moroz, Mykola Moroz and the Company.(2)
         10.37           -- [Reserved]
         10.38           -- Form of Loan Extension Agreement dated February 29, 2000 by and between the Company and holders of 13% Bridge
                            Notes issued in March 1999.(2)
         10.39           -- Strategic Partner Agreement by and between the Company
                            and Avocent Corporation dated March 6, 2000.(2)
         10.40           -- Donald W. Johnson Employment Agreement dated March 20,
                            2000.(2)
         10.41           -- Strategic Vendor Agreement dated August 10, 1998 by and between the Company and Molex Incorporated.(2)
         10.42           -- Form of Indemnity Agreement by and between the Company
                            and its officers and directors.(2)
         10.43           -- Loan Modification and Extension Agreement dated March 13,
                            2000 between Bank of America N.A. and the Company.(2)
         10.44           -- Amended and Restated Promissory Note (Facility I) dated
                            March 13, 2000 in the aggregate principal amount of
                            $3,000,000.(2)
         10.45           -- Amended and Restated Promissory Note (Facility II) dated
                            March 13, 2000 in the aggregate principal amount of
                            $1,500,000.(2)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.46           -- Separation Agreement dated October 1, 1999 by and among the Company, Cameron Wilson and C. Wilson Company.(2)
         10.47           -- Private Label and Manufacturing Agreement dated May 11,
                            1998 by and between the Company and Targus Group
                            International, Inc.(3)
         10.48           -- Design and Development Agreement dated May 12, 1998 by
                            and between VLSI Technology, Inc. and the Company.(2)
         10.49           -- Donald W. Johnson Non-qualified Stock Option Agreement
                            dated April 1, 2000.(3)
         10.50           -- License Agreement dated March 6, 2000 by and between the
                            Company and Avocent Corporation.(3)
         10.51           -- License Agreement dated March 6, 2000 by and between the
                            Company and Avocent Corporation.(3)
         10.52           -- Private Label Agreement dated March 6, 2000 by and
                            between the Company and Avocent Corporation.(3)
         10.53           -- Agreement and Plan of Merger dated October 2, 2000, by
                            and among the Company, Mesa Ridge Technologies, Inc.
                            d/b/a MAGMA and the shareholders of MAGMA(7)
         10.54           -- Strategic Partner Agreement by and between the Company
                            and Portsmith, Incorporated dated as of August 29, 2000.*
         10.55           -- Subordinated Convertible Promissory Note made by
                            Portsmith, Incorporated in favor of the Company, dated
                            August 29, 2000, in the principal amount of $3,000,000.*
         21.1            -- Subsidiaries.*
         23.1            -- Consent of KPMG LLP.*
         23.2            -- Consent of KPMG LLP.*
         23.3            -- Consent of Jackson Walker L.L.P. (Contained in Exhibit
                            5.1).*
         24.1            -- Power of Attorney.*

------------

 *  Filed herewith

(1) Previously filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000.

(2) Previously filed as an exhibit to Amendment No. 1 to Registration Statement No. 333-30264 dated March 28, 2000.

(3) Previously filed as an exhibit to Amendment No. 2 to Registration Statement No. 333-30264 dated May 4, 2000.

(4) Previously filed as an exhibit to Amendment No. 3 to Registration Statement No. 333-30264 dated May 18, 2000.

(5) Previously filed as an exhibit to Amendment No. 4 to Registration Statement No. 333-30264 dated May 26, 2000.

(6) Previously filed as an exhibit to Amendment No. 6 to Registration Statement No. 333-30264 dated June 6, 2000.

(7) Previously filed as exhibit to Form 8K dated October 17, 2000.

     All other schedules and exhibits are omitted because they are not applicable or because the required information is contained in the Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended.

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     For purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Mobility Electronics, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on January 30, 2001.

                                            MOBILITY ELECTRONICS, INC.

                                            By:      /s/ CHARLES R. MOLLO
                                              ----------------------------------
                                                      Charles R. Mollo,
                                              President, Chief Executive Officer
                                                  and Chairman of the Board

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Charles R. Mollo and Richard W. Winterich, and each of them, each of whom may act without joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURES                                   TITLE                    DATE
                     ----------                                   -----                    ----

                /s/ CHARLES R. MOLLO                   President, Chief Executive    January 30, 2001
-----------------------------------------------------    Officer and Chairman of
                  Charles R. Mollo                       the Board (Principal
                                                         Executive Officer)

              /s/ RICHARD W. WINTERICH                 Chief Financial Officer and   January 30, 2001
-----------------------------------------------------    Vice President (Principal
                Richard W. Winterich                     Financial and Accounting
                                                         Officer)

                                                       Executive Vice President and            , 2001
-----------------------------------------------------    Director
                   Jeffrey S. Doss

               /s/ ROBERT P. DILWORTH                  Director                      January 30, 2001
-----------------------------------------------------
                 Robert P. Dilworth

                 /s/ WILLIAM O. HUNT                   Director                      January 30, 2001
-----------------------------------------------------
                   William O. Hunt

                 /s/ JERRE L. STEAD                    Director                      January 30, 2001
-----------------------------------------------------
                   Jerre L. Stead

                /s/ JEFFREY R. HARRIS                  Director                      January 30, 2001
-----------------------------------------------------
                  Jeffrey R. Harris

                  /s/ LARRY M. CARR                    Director                      January 30, 2001
-----------------------------------------------------
                    Larry M. Carr

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          3.1            -- Certificate of Incorporation of the Company.(1)
          3.2            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of June 17, 1997.(3)
          3.3            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of September 10, 1997.(1)
          3.4            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of July 20, 1998.(1)
          3.5            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of February 3, 2000.(1)
          3.6            -- Certificate of Designations, Preferences, Rights and
                            Limitations of Series C Preferred Stock.(1)
          3.7            -- Amended Bylaws of the Company.(1)
          3.8            -- Certificate of the Designations, Preferences, Rights and
                            Limitations of Series D Preferred Stock.(2)
          3.9            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of March 31, 2000.(3)
          4.1            -- Specimen of Common Stock Certificate.(4)
          4.2            -- Form of 12% Convertible Debenture of the Company.(1)
          4.3            -- Registration Rights Agreement by and between the Company and Miram International, Inc. dated July 29, 1997.(1)
          4.4            -- Form of Unit Purchase Agreement used in 1998 Private
                            Placements for the Purchase of Up To 900 Units, Each
                            Consisting of 1,000 shares of the Company's common
                            stock.(1)
          4.5            -- Form of Unit Purchase Agreement used in 1997 Private
                            Placements for the Purchase of Up To 875 Units, Each
                            Consisting of 2,000 shares of the Company's common stock
                            and warrants to purchase 500 shares of the Company's
                            Common Stock.(1)
          4.6            -- Form of Warrant to Purchase Shares of common stock of the
                            Company used with the 13% Bridge Notes and Series C
                            Preferred Stock Private Placements.(3)
          4.7            -- Form of 13% Bridge Promissory Note and Warrant Purchase
                            Agreement used in March 1999 Private Placement.(1)
          4.8            -- Form of 13% Bridge Promissory Note and Warrant Purchase
                            Agreement used in July 1999 Private Placement.(1)
          4.9            -- Form of 13% Bridge Note issued in July 1999 Private
                            Placement.(1)
          4.10           -- 13% Bridge Note Conversion Notice expired June 30,
                            1999.(1)
          4.11           -- Form of Series C Preferred Stock Purchase Agreement used in 1998 and 1999 Private Placements.(1)
          4.12           -- Form of Series C Preferred Stock and Warrant Purchase
                            Agreement used in 1999 and 2000 Private Placements.(1)
          4.13           -- Series C Preferred Stock Purchase Agreement executed May
                            3, 1999, between the Company, Philips Semiconductors
                            VLSI, Inc. (f/k/a VLSI Technology, Inc.) and Seligman
                            Communications and Information Fund, Inc.(1)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          4.14           -- Amended and Restated Stock Purchase Warrant issued by the
                            Company to Finova Capital Corporation (f/k/a Sirrom
                            Capital Corporation) dated as of March 25, 1998.(1)
          4.15           -- Stock Purchase Warrant issued by the Company to Finova
                            Capital Corporation (f/k/a Sirrom Capital Corporation)
                            dated as of March 25, 1998.(1)
          4.16           -- Series C Preferred Stock and Warrant Purchase Agreement
                            dated October 29, 1999, between the Company and Seligman
                            Communications and Information Fund, Inc.(1)
          4.17           -- Contribution and Indemnification Agreement by and among
                            Janice L. Breeze, Jeffrey S. Doss, Charles R. Mollo,
                            Cameron Wilson, the Company and certain Stockholders of
                            the Company dated April 20, 1998.(1)
          4.18           -- Form of Warrant to Purchase common stock of the Company issued to certain holders in connection with that certain
                            Contribution and Indemnification Agreement by and among
                            Janice L. Breeze, Jeffrey S. Doss, Charles S. Mollo,
                            Cameron Wilson, the Company and certain Stockholders of
                            the Company dated April 20, 1998.(1)
          4.19           -- Form of Warrant to Purchase common stock of the Company issued to certain holders in connection with that certain
                            Contribution and Indemnification Agreement by and among
                            Janice L. Breeze, Jeffrey S. Doss, Charles S. Mollo,
                            Cameron Wilson, the Company and certain Stockholders of
                            the Company dated November 2, 1999.(2)
          4.20           -- Form of Warrant to Purchase Common Stock of the Company
                            issued in the 1997 Private Placement.(2)
          4.21           -- Form of 13% Bridge Note issued in March 1999 Private
                            Placement.(2)
          4.23           -- Investor Rights Agreement dated October 29, 1999 by and between the Company and Seligman Communications and
                            Information Fund, Inc. entered into in connection with
                            the Series C Preferred Stock and Warrant Purchase
                            Agreement dated October 29, 1999.(2)
          4.24           -- Form of Warrant to Purchase Shares of Common Stock issued in connection with the Loan Extension Agreement dated
                            February 29, 2000.(2)
          4.25           -- Investors' Rights Agreement executed May 3, 1999 between the Company, Philips Semiconductors VLSI, Inc. (f/k/a
                            VLSI Technology, Inc.) and Seligman Communications and
                            Information Fund, Inc.(3)
          4.26           -- Registration Rights granted by the Company to Avocent
                            Computer Products Corporation in connection with the
                            Strategic Partner Agreement dated March 6, 2000.(3)
          4.27           -- 13% Bridge Note Conversion Notice used in July 1999
                            Private Placement.(5)
          5.1            -- Opinion of Jackson Walker L.L.P.*
         10.1            -- Lease by and between Monaghan Company, LLC and Colonial
                            Trust Company and the Company dated December 20, 1996.(1)
         10.2            -- First Amendment to Lease dated January 29, 1999 by and
                            between Monaghan Company, LLC and Colonial Trust Company
                            and the Company dated December 20, 1996.(1)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.3            -- Office Lease dated July 3, 1998 by and between Sun Life
                            Assurance Company of Canada and the Company.(3)
         10.4            -- Asset Purchase Agreement and Plan of Reorganization
                            between Miram International, Inc., John Moroz, Mykola
                            Moroz and the Company dated July 29, 1997.(1)
         10.5            -- Promissory Note made by Miram International, Inc. to
                            Mykola Moroz dated July 3, 1997 in the amount of
                            $400,000.(1)
         10.6            -- Amended and Restated 1996 Long Term Incentive Plan, as
                            amended on January 13, 2000.(1)
         10.7            -- Richard W. Winterich Employment Agreement dated November
                            20, 1998.(1)
         10.8            -- Richard W. Winterich Option Agreement dated April 12,
                            1999.(1)
         10.9            -- Richard W. Winterich Option Agreement dated April 12,
                            1999.(1)
         10.10           -- First Amendment to Incentive Stock Option Agreement dated
                            August 23, 1999 between Richard W. Winterich and the
                            Company.(1)
         10.11           -- First Amendment to Incentive Stock Option Agreement dated
                            August 23, 1999 between Richard W. Winterich and the
                            Company.(1)
         10.12           -- Charles R. Mollo Employment Agreement dated December 1,
                            1999.(1)
         10.13           -- Charles R. Mollo Option Agreement dated December 1,
                            1999.(1)
         10.14           -- Jeffrey S. Doss Employment Agreement dated December 1,
                            1999.(1)
         10.15           -- Jeffrey S. Doss Option Agreement dated December 1,
                            1999.(1)
         10.16           -- Jeffrey S. Doss Pledge Agreement dated December 1,
                            1999.(1)
         10.17           -- Jeffrey S. Doss Promissory Note in favor of the Company dated December 1, 1999 in the principal amount of
                            $300,000.(1)
         10.18           -- First Amendment to Option Agreement dated December 1,
                            1999 between Jeffrey S. Doss and the Company.(1)
         10.19           -- Robert P. Dilworth Consulting Agreement dated May 21,
                            1999.(1)
         10.20           -- Robert P. Dilworth Nonqualified Stock Option Agreement
                            dated May 21, 1999.(1)
         10.21           -- William O. Hunt Consulting Agreement dated December 8,
                            1999.(2)
         10.22           -- William O. Hunt Non-qualified Stock Option Agreement
                            dated December 8, 1999.(2)
         10.23           -- Amendment No. 3 to Letter of Credit, Loan and Security
                            Agreement and Promissory Note made by Company to Bank of
                            America dated October 31, 1999.(1)
         10.24           -- Amended and Restated Business Loan Agreement (Receivables
                            and Inventory) dated as of November 2, 1999 between the
                            Company and Bank of America, N.A.(1)
         10.25           -- Restated Promissory Note in the principal amount of
                            $3,000,000 dated as of November 2, 1999 between the
                            Company and Bank of America, N.A.(1)
         10.26           -- Promissory Note in the principal amount of $1,500,000
                            dated as of November 2, 1999 between the Company and Bank
                            of America, N.A.(1)
         10.27           -- Promissory Note in the principal amount of $150,000 dated as of November 2, 1999 between the Company and Bank of
                            America, N.A.(1)
         10.28           -- Promissory Note in the principal amount of $75,000 dated as of November 2, 1999 between the Company and Bank of
                            America, N.A.(1)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.29           -- Restated Continuing Guaranty of Janice Breeze dated
                            November 2, 1999.(1)
         10.30           -- Restated Continuing Guaranty of Jeffrey S. Doss dated
                            November 2, 1999.(1)
         10.31           -- Restated Continuing Guaranty of Charles R. Mollo dated
                            November 2, 1999.(1)
         10.32           -- Restated Continuing Guaranty of Cameron Wilson dated
                            November 2, 1999.(1)
         10.33           -- Secured Promissory Note made by the Company in favor of
                            Finova Capital Corporation (f/k/a Sirrom Capital
                            Corporation) dated March 25, 1998 in the principal amount
                            of $1,750,000.(1)
         10.34           -- First Amendment to Loan Agreement and Loan Documents by
                            and between the Company and Finova Capital Corporation
                            (f/k/a Sirrom Capital Corporation) dated as of March 25,
                            1998.(1)
         10.35           -- Secured Promissory Note made by the Company in favor of
                            Finova Capital Corporation (f/k/a Sirrom Capital
                            Corporation) dated June 24, 1997 in the principal amount
                            of $1,600,000.(1)
         10.36           -- Settlement Agreement dated May 21, 1999 by and among John
                            Moroz, Peter Moroz, Mykola Moroz and the Company.(2)
         10.37           -- [Reserved]
         10.38           -- Form of Loan Extension Agreement dated February 29, 2000 by and between the Company and holders of 13% Bridge
                            Notes issued in March 1999.(2)
         10.39           -- Strategic Partner Agreement by and between the Company
                            and Avocent Corporation dated March 6, 2000.(2)
         10.40           -- Donald W. Johnson Employment Agreement dated March 20,
                            2000.(2)
         10.41           -- Strategic Vendor Agreement dated August 10, 1998 by and between the Company and Molex Incorporated.(2)
         10.42           -- Form of Indemnity Agreement by and between the Company
                            and its officers and directors.(2)
         10.43           -- Loan Modification and Extension Agreement dated March 13,
                            2000 between Bank of America N.A. and the Company.(2)
         10.44           -- Amended and Restated Promissory Note (Facility I) dated
                            March 13, 2000 in the aggregate principal amount of
                            $3,000,000.(2)
         10.45           -- Amended and Restated Promissory Note (Facility II) dated
                            March 13, 2000 in the aggregate principal amount of
                            $1,500,000.(2)
         10.46           -- Separation Agreement dated October 1, 1999 by and among the Company, Cameron Wilson and C. Wilson Company.(2)
         10.47           -- Private Label and Manufacturing Agreement dated May 11,
                            1998 by and between the Company and Targus Group
                            International, Inc.(3)
         10.48           -- Design and Development Agreement dated May 12, 1998 by
                            and between VLSI Technology, Inc. and the Company.(2)
         10.49           -- Donald W. Johnson Non-qualified Stock Option Agreement
                            dated April 1, 2000.(3)
         10.50           -- License Agreement dated March 6, 2000 by and between the
                            Company and Avocent Corporation.(3)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.51           -- License Agreement dated March 6, 2000 by and between the
                            Company and Avocent Corporation.(3)
         10.52           -- Private Label Agreement dated March 6, 2000 by and
                            between the Company and Avocent Corporation.(3)
         10.53           -- Agreement and Plan of Merger dated October 2, 2000, by
                            and among the Company, Mesa Ridge Technologies, Inc.
                            d/b/a MAGMA and the shareholders of MAGMA(7)
         10.54           -- Strategic Partner Agreement by and between the Company
                            and Portsmith, Incorporated dated as of August 29, 2000.*
         10.55           -- Subordinated Convertible Promissory Note made by
                            Portsmith, Incorporated in favor of the Company, dated
                            August 29, 2000, in the principal amount of $3,000,000.*
         21.1            -- Subsidiaries.*
         23.1            -- Consent of KPMG LLP.*
         23.2            -- Consent of KPMG LLP.*
         23.3            -- Consent of Jackson Walker L.L.P. (Contained in Exhibit
                            5.1).*
         24.1            -- Power of Attorney.*

------------

 *  Filed herewith

(1) Previously filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000.

(2) Previously filed as an exhibit to Amendment No. 1 to Registration Statement No. 333-30264 dated March 28, 2000.

(3) Previously filed as an exhibit to Amendment No. 2 to Registration Statement No. 333-30264 dated May 4, 2000.

(4) Previously filed as an exhibit to Amendment No. 3 to Registration Statement No. 333-30264 dated May 18, 2000.

(5) Previously filed as an exhibit to Amendment No. 4 to Registration Statement No. 333-30264 dated May 26, 2000.

(6) Previously filed as an exhibit to Amendment No. 6 to Registration Statement No. 333-30264 dated June 6, 2000.

(7) Previously filed as exhibit to Form 8K dated October 17, 2000.